As Filed with the Securities Exchange Commission on March 13, 2013

Registration Nos. 333-175678 and 333-175678-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STREAM EXCHANGE TRADED TRUST

(Exact name of registrant as specified in its charter)

Delaware	6799	27-6620981
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

STREAM S&P Market Neutral Commodity Fund

c/o STREAM Exchange Traded Trust

787 Seventh Avenue

New York, New York 10019

(212) 841-2000

(Address, including zip code, and telephone

number including area code, of registrant’s

principal executive offices)

M. Andrews Yeo

BNP Paribas Quantitative Strategies, LLC

787 Seventh Avenue

New York, New York 10019

(212) 841-2000

(Name, address, including zip code, and

telephone number, including area code, of agent

for service)

Copies to:

Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin llp 787 Seventh Avenue New York, New York 10019	Andrew Alter, Esq. Joseph A. Inzerillo, Esq. BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
STREAM S&P Market Neutral Commodity Fund Common Units of Beneficial Interest	25,000,000	$25.00[1]	$625,000,000	$72,562.50

[1]	The proposed maximum aggregate offering has been calculated assuming that all Shares are sold at a price of $25 per Share.
[2]

The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above. 25,000,000 Shares were registered and the registration fee of $72,562.50 in respect thereof was paid on July 20, 2011.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of STREAM Exchange Traded Trust (the “Trust”) and STREAM S&P Market Neutral Commodity Fund (the “Fund”, formerly known as, STREAM Enhanced Volatility Fund) is being filed, in part, to reflect the Fund’s new investment strategy.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Subject to completion, dated March 13, 2013

STREAM EXCHANGE TRADED TRUST

STREAM S&P MARKET NEUTRAL COMMODITY FUND

25,000,000 Common Units of Beneficial Interest

STREAM Exchange Traded Trust, which we refer to as the Trust, is organized in series as a Delaware statutory trust. As of the date of this Prospectus, the Trust consists of two series, one of which is the STREAM S&P Market Neutral Commodity Fund, or the Fund. The Fund will issue common units of beneficial interest, which we refer to as Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain qualified financial institutions called Authorized Participants, and only in one or more blocks of 40,000 Shares, called a Basket. Authorized Participants will purchase Shares from the Fund at the net asset value per Share as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the creation order date. The Fund will offer Shares in Baskets to Authorized Participants continuously. The Form of Participant Agreement sets forth the terms and conditions on which Authorized Participants may create or redeem Baskets. The offering of Shares will terminate on the third anniversary of the registration statement of which this Prospectus is a part unless prior thereto a new registration statement is filed.

The Shares will trade on NYSE Arca, Inc., which we refer to as NYSE Arca, under the symbol “CCRV” (quoted in U.S. dollars).

The Fund will seek to track changes, whether positive or negative, in the level of the S&P GSCI® Dynamic Roll Alpha Light Energy Excess Return Index, or the Index, over time. The Index is comprised of 2 sub-indices - the S&P GSCI®

Dynamic Roll Light Energy ER Index, or the Long Sub-Index, and the S&P GSCI® Light Energy ER Index, or the Short Sub-Index. The Index aims to reflect the difference between the roll yield generated by the Long Sub-Index through a long exposure to the Designated Contracts of the Long Sub-Index and the roll yield generated by the Short Sub-Index through a short exposure to the Designated Contracts of the Short Sub-Index. The Index is intended to reflect a long/short, market-neutral investment strategy and is non-directional in nature because the Index will be exposed to the changes in the prices of both long and short futures positions on each of the Index Commodities comprising the Index. The exposure of the Index to the Long Sub-Index is rebalanced once per month and the exposure of the Index to the Short Sub-Index is rebalanced on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally. As described on page 41 in the section “Investment Objective – The Fund and Effect of Leverage,” the Managing Owner expects that the Fund’s average leverage ratio may be approximately 1.8:1, based upon the historical closing levels of the Index. The Fund’s leverage ratio may be either greater or less, depending upon market conditions.

The Fund does not intend to outperform the Index. Rather, BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, or the Managing Owner, will seek to cause the net asset value of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

The Shares are speculative securities and their purchase involves a high degree of risk. Before you decide whether to invest in the Fund, read this entire Prospectus carefully.

YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO THE SECTION “THE RISKS YOU FACE” BEGINNING ON PAGE 21 OF THIS PROSPECTUS.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•

The Managing Owner and its trading principals have managed one other commodity pool of this type, and therefore, there is a limited indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations and performance of the Fund may be adversely affected.

•	You could lose all or substantially all of your investment.

•

The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, the Commodity Brokers, the Authorized Participants, the Initial Purchaser and the Affiliated Liquidity Provider, which we refer to as the BNP Affiliated Entities.

•

Investors will pay fees in connection with their investment in Shares including asset-based fees of [-]% per annum of the Net Asset Value of the Fund, continuous offering fees and expenses of approximately [-]% per annum of the Net Asset Value of the Fund, and routine operational, administrative and other ordinary fees and expenses of up to [-]% per annum of the Net Asset Value of the Fund. Additional charges include brokerage commissions and fees expected to be approximately [-]% per annum of the Net Asset Value of the Fund. The actual amount of continuous offering fees and expenses and brokerage commissions and fees in any year or any part of any year may be greater.

•	Fees and commissions are charged, and expenses are incurred, regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

•

Because the Index is inherently leveraged, a relatively small movement in the closing levels of the Designated Contracts may result in greater changes in the Net Asset Value of the Fund, which may cause greater losses for the Fund.

On [-], 2013, BNP Paribas Securities Corp., as the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket), as described in the section “Plan of Distribution.” This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Fund’s operations. The Initial Purchaser proposes to offer the Shares to the public at a per-Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with its sale of Shares to the public.

Authorized Participants may, from time-to-time offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. For more information regarding items of compensation paid to FINRA members, please see the section “Plan of Distribution” on page 125.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. STREAM S&P Market Neutral Commodity Fund is not a mutual fund or any other type of Investment Company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, the Initial Purchaser, any Authorized Participant or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[-], 2013

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 15-16 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 17-18.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 21 THROUGH 39.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE POOL OPERATOR AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE OPERATING OTHER POOLS AND TRADING OTHER ACCOUNTS.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS WILL BE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4850. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O BNP PARIBAS QUANTITATIVE STRATEGIES, LLC, 787 SEVENTH AVENUE, NEW

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YORK, NEW YORK 10019; TELEPHONE NUMBER (212) 841-2000. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT WWW.STREAM.BNPPARIBAS.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN WASHINGTON, D.C.

THE FUND WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE BNP AFFILIATED ENTITIES, AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE THE SECTION “PLAN OF DISTRIBUTION.”

“S&P” AND “STANDARD & POOR’S” ARE REGISTERED TRADEMARKS OF STANDARD & POOR’S FINANCIAL SERVICES LLC. “S&P GSCI®” IS A REGISTERED SERVICE MARK AND TRADEMARK OF S&P.

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STREAM EXCHANGE TRADED TRUST

STREAM S&P MARKET NEUTRAL COMMODITY FUND

Prospectus Section	Page
(1) The Value Of The Shares Relates Directly To The Market Price Of The Designated Contracts And Other Assets Held By The Fund And Fluctuations In The Market Price Of These Assets Could Materially Adversely Affect An Investment In The Shares.	21
(2) Because The Fund Portfolio’s Turnover Rate Is Expected To Be Relatively High Due To Holding Both Long And Short Futures Contracts, Daily Rebalancing Of The Short Sub-Index, Leverage And Index And/Or Market Volatility, The Fund Will Incur Additional Brokerage Costs, Operating Costs And May Generate Increased Taxable Capital Gains, Which, In Turn, Would Adversely Affect The Value Of Your Shares.	21
(3) The Roll Yield Of The Long Sub-Index May Not Outperform The Roll Yield Of The Short Sub-Index And The Strategy May Not Be Successful.	21
(4) The Index May Not Be Market-Neutral And In Turn May Adversely Affect The Market Price Of The Fund’s Shares.	22
(5) Because The Fund Is Tracking A Market-Neutral Strategy, The Amount Of The Fund’s Leverage Will Fluctuate On Each Index Business Day.	23
(6) Depending On The Fund’s Leverage, A Relatively Small Movement In The Price Of A Designated Contract May Cause Greater Losses.	23
(7) Short Selling Theoretically Exposes The Fund To Unlimited Losses.	23
(8) Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result, Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share.	24

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Prospectus Section	Page
(9) Non-concurrent Trading Hours Between NYSE Arca And The Various Futures Exchanges On Which The Designated Contracts or Substitute Contracts (Which Are Listed On futures exchanges Other Than The Futures Exchanges) Are Traded May Impact The Value Of Your Investment.	24
(10) Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits And Other Position Limitation Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.	24
(11) The Fund’s Performance May Not Always Replicate The Changes In The Levels Of The Index. As A Result, There Will Be Times When The Fund’s Performance Will Not Meet The Investment Expectations Of The Shareholders.	26
(12) The Fund Is Not Actively Managed And Will Seek To Track The Index During Periods In Which The Index Is Flat Or Declining As Well As When The Index Is Rising. Therefore, Investors Will Not Be Protected Against Adverse Movements In The Level Of The Index, Which In Turn, May Have A Significantly Adverse Impact On The Shares.	26
(13) NYSE Arca May Halt Trading In The Shares Which Would Adversely Impact Your Ability To Buy Or Sell Shares.	26
(14) Delisting Of The Shares Will Terminate The Fund.	27
(15) The Lack Of An Active Trading Market For The Shares May Result In Losses On Your Investment At The Time Of Disposition Of Your Shares.	27
(16) The Affiliated Liquidity Provider May Act In A Manner That Ignores Or Disregards The Interests Of Shareholders.	27
(17) The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares.	27

Prospectus Section	Page
(18) Shareholders That Are Not Authorized Participants May Only Purchase Or Sell Their Shares In Secondary Trading Markets, And The Conditions Associated With Trading In Secondary Markets May Adversely Affect Investors’ Investment In The Shares.	27
(19) The Shares Are A New Securities Product And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise.	28
(20) As The Managing Owner And Its Trading Principals Have Limited History Of Operating An Investment Vehicle Like The Trust Or The Fund, Their Experience May Be Inadequate Or Unsuitable To Manage The Fund.	28
(21) The Fund Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Fund On The Basis Of Limited Information.	28
(22) Price Volatility May Possibly Cause The Total Loss Of Your Investment.	28
(23) Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets.	28
(24) The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio.	28
(25) Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Fund And, In Turn, The Value Of Your Shares.	29
(26) The Net Asset Value Of Your Shares May Be Adversely Affected By Redemption Orders That Are Subject To Suspension, Postponement Or Rejection Under Certain Circumstances.	29

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Prospectus Section	Page
(27) Because The Fund Employs A Market Neutral Strategy, Failure Of Such A Strategy May Cause The Fund To Trade Unprofitably While Overall Stocks And Bond Prices Could Rise Significantly, And The Economy As A Whole Prosper.	30
(28) Failure Of The Index To Exhibit Low Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Increase Losses To Your Portfolio.	30
(29) Various Actual And Potential Conflicts Of Interest May Be Detrimental To Shareholders.	30
(30) Failure Of PBI To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Fund Remains At Risk Of Significant Losses Because The Fund May Only Receive A Pro-Rata Share Of The Assets Or No Assets At All.	30
(31) You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Trust And The Fund.	31
(32) Failure Of The Clearinghouse To Meet Its Obligations With Respect To Cleared Swaps May Adversely Impact The Net Asset Value Of The Fund, And The Value Of Your Shares.	31
(33) Shareholders Do Not Have Certain Rights And Protections Enjoyed By Investors In Certain Other Vehicles, Such As Corporations.	31
(34) An Investment In The Shares May Be Adversely Affected By Competition From Other Investment Vehicles.	31
(35) Competing Claims Over Ownership Of Intellectual Property Rights Related To The Fund Could Adversely Affect The Fund And An Investment In The Shares.	31
(36) The Value Of The Shares Will Be Adversely Affected If The Fund Is Required To Indemnify The Trustee Or The Managing Owner.	31

Prospectus Section	Page
(37) The Net Asset Value Calculation Of The Fund, And In Turn, The Net Asset Value Of Your Shares, May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available On The Date Of Net Asset Value Calculation.	32
(38) The Intra-day Indicative Value Of The Shares And The Intra-day Indicative Value Of The Index May Be Overstated Or Understated Due To The Valuation Method Employed.	32
(39) Shareholders Have No Rights Against The Index Sponsor For Decisions That May Negatively Affect The Existence Of The Index Or The Index Level.	33
(40) Shareholders Have No Rights Against The Publishers Or Sponsors Of Designated Contracts Underlying The Index.	33
(41) The Index Sponsor And Its Affiliates May Publish Research That Conflicts With Each Other And Which May Negatively Impact The Value Of The Fund And Your Shares.	33
(42) Changes In The Composition And Valuation Of The Index May Adversely Affect Your Shares.	33
(43) The Index And The Sub-Indices May In The Future Include Contracts That Are Not Traded On Regulated Futures Exchanges And That Offer Different Or Diminished Protections To Investors.	34
(44) Because The Index Commodities May Not Be Equally Weighted, The Designated Contracts With Greater Weight May Have A Larger Impact On The Aggregate Results Of The Index, And May Increase The Potential Losses To Your Shares.	34
(45) Certain Of The Designated Contracts, Substitute Contracts, Cleared Swaps And The Related Alternative Financial Instruments Will Be Subject To Pronounced Risks Of Pricing Volatility. The Effects Of Any Such Volatility Is Increased By The Fund’s Level Of Leverage, Which May Then Adversely Affect The Value Of Your Shares.	34

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Prospectus Section	Page
(46) Because The Weight Of The Long And Short Sub-Indices In The Reference Index Are Rebalanced On A Monthly Basis, The Relative Weight Of Each Sub-Index In The Reference Index Can Vary On Each Index Business Day Due To The Changes In Their Respective Closing Levels. As A Result, The Potential Roll Yield Differential Between the Sub-Indices May Not Be Maximized Which In Turn, Prevents Your Shares From Maximizing Their Value.	35
(47) Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.	35
(48) Trading On Commodity Exchanges Outside The U.S., Such As The London Metal Exchange And ICE Europe, Is Not Subject To U.S. Regulation. Shareholders Could Incur Substantial Losses From Trading On Foreign Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had The Fund’s Trading Been Limited To U.S. Markets.	36
(49) Alternative Financial Instruments (If Any), Such As Forward Agreements And Over-The-Counter Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Fund Not Realizing A Trading Gain.	36
(50) The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.	37
(51) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.	37
(52) Although The Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of The Fund Or Indemnification Of The Fund By The Shareholders Will Increase A Shareholder’s Liability.	38

Prospectus Section	Page
(53) Shareholders Will Be Subject To Taxation On Their Allocable Shares Of The Fund’s Taxable Income, Whether Or Not They Receive Cash Distributions.	38
(54) Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Such Tax Items.	38
(55) The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.	39
(56) The Fund Could Be Treated As A Corporation For U.S. Federal Income Tax Purposes, Which May Substantially Reduce The Value Of Your Shares.	39
(57) Because Each Shareholder Will Receive A Tax Report On Schedule K-1, A Shareholder May Incur Additional Fees And Expenses If The Shareholder Engages A Tax Expert To Assist In The Preparation Of The Shareholder’s Tax Returns.	39

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	40
INVESTMENT OBJECTIVE	40
General	40
The Fund and Effect of Leverage	41
The Index	41
Additional Fund Information	42
PRICING INFORMATION AVAILABLE ON NYSE ARCA AND OTHER SOURCES	44
Role of Managing Owner	46
PERFORMANCE OF COMMODITY POOL OPERATED BY THE MANAGING OWNER AND ITS AFFILIATES	47
PERFORMANCE OF STREAM S&P DYNAMIC ROLL GLOBAL COMMODITIES FUND (TICKER: BNPC)	47

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*	To be filed by amendment.

PART TWO

STATEMENT OF ADDITIONAL

INFORMATION

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Summary

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to the Registration Statement, before deciding to invest in any Shares. This Prospectus is dated [-], 2013.

The Trust and the Fund

The Trust was formed as a Delaware statutory trust on April 30, 2010 and was amended to become a series trust. The Fund is a series of the Trust. The Fund will issue Shares. The term of the Trust and the Fund is perpetual (unless terminated in certain circumstances). The principal offices of the Trust and the Fund are located at c/o BNP Paribas Quantitative Strategies, LLC, 787 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 841-2000.

The Trust was organized in separate series as a Delaware statutory trust rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization. As of the date of this Prospectus, the Trust consists of two series. This Prospectus is for the Fund, which is one of the Trust’s series. STREAM S&P Dynamic Roll Global Commodities Fund, which is the second series of the Trust, is currently being offered through its own Prospectus. Information regarding STREAM S&P Dynamic Roll Global Commodities Fund is currently available and information regarding the Fund (and any other additional series of the Trust, as applicable) will be available, as applicable, at http://www.stream.bnpparibas.com.

Shares Listed on NYSE Arca

The Shares will be listed on NYSE Arca under the symbol “CCRV.” Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Primary Market for Authorized Participants and in the Secondary Market on NYSE Arca

Baskets of Shares may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Investors who are not Authorized Participants who seek to purchase or sell Shares on any day are expected to effect transactions in the secondary market, on NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share exceeds the Net Asset Value per Share, and that this excess may create an arbitrage opportunity for market participants. Authorized Participants are expected to sell the Shares they create to the public at the market price of the Shares on NYSE Arca. NYSE Arca pricing is expected to reflect, among other factors, the supply of and demand for Shares at the time of sale. These prices are expected to fall between Net Asset Value per Share and the market price of the Shares on NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is less than the Net Asset Value per Share. Except when aggregated in Baskets, the Shares are not redeemable.

Authorized Participants should review the section “Creation and Redemption of Shares” on page 90 for a complete description of the creation and redemption process.

The market price of the Shares may not be identical to the Net Asset Value per Share, but these valuations are expected to be close. Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase or sell on the secondary market. The intra-day indicative value per Share is based on the prior day’s final Net Asset Value per Share, adjusted at least once every 15 seconds during each NYSE Arca Core Trading Session to reflect the continuous price changes of the Fund’s Designated Contracts and other holdings to provide a continuously updated indicative intra-day value per Share.

Investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Pricing Information Available on NYSE Arca and Other Sources

The following table lists NYSE Arca symbols and their meanings with respect to the Shares and the Index:

Ticker	Description
CCRV	Market price per Share on NYSE Arca
CCRVIV	Indicative intra-day value per Share
CCRVNV	End of day Net Asset Value per Share
CCRVSO	End of day Number of outstanding Shares
SPDYALEP	Intra-day and Index closing level as of close of business from the prior day

The intra-day data in the above table will be published at least once every 15 seconds during each NYSE Arca Core Trading Session.

The current market price per Share (symbol: “CCRV”) (quoted in U.S. dollars) will be published continuously as trades occur during each NYSE Arca Core Trading Session on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: “CCRVIV”) (quoted in U.S. dollars) will be published by NYSE Arca at least once every 15 seconds during each NYSE Arca Core Trading Session by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: “CCRVNV”) will be published by the Managing Owner as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “SPDYALEP”) will be published on Reuters page SPDYALEP and on Bloomberg page SPDYALEP<index> once every 15 seconds during each NYSE Arca Core Trading Session and as of the close of business on each Index Business Day, respectively, on Standard & Poor’s (which serves as the Index Sponsor) website at http://us.spindices.com, or any successor thereto.

The number of outstanding Shares (symbol: “CCRVSO”) will be published as of the close of each NYSE Arca Core Trading Session on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website at http://www.stream.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on Standard & Poor’s (which serves as the Index Sponsor) website at http://us.spindices.com, or any successor thereto.

The Trust and the Fund are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CUSIP

The Fund’s CUSIP number is [05573R 205].

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Fund has no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in the Fund.

SUMMARY (cont’d)

•	Past performance, when available, is not necessarily indicative of future results. All or substantially all of an investment in the Shares could be lost.

•

The trading activities of the Fund take place in very volatile markets that may be subject to sudden and rapid changes. Consequently, all or substantially all of your investment in the Shares could be lost.

•

The Index aims to be market neutral through its exposure to both the Long Sub-Index and the Short Sub-Index, which are expected to be highly correlated to each other. This results in the Index being inherently leveraged. The Fund’s objective is to seek to track the Index and it will take long and short positions in the Designated Contracts underlying the Long Sub-Index and the Short Sub-Index and the total notional value may be greater than the Fund’s Net Asset Value. Investors should understand that certain factors could cause the correlation between the Long Sub-Index and the Short Sub-Index to decrease or to become negatively correlated, possibly causing greater changes in the Net Asset Value of the Fund, which may cause greater losses for the Fund.

•

The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase or sale of Shares) and will be successful only if a certain amount of positive performance is achieved.

•

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund. The Fund has no past performance. The Managing Owner and its trading principals have managed one other commodity pool of this type. Therefore there is a limited indication of their ability to manage investment vehicles such as the Trust or the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust or the Fund, the operations and performance of the Trust or the Fund may be adversely affected.

•

Because the Fund’s portfolio turnover rate is expected to be high due to holding both long and short futures contracts, daily rebalancing of the Short Sub-Index, leverage, and Index and/or market volatility, the Fund will incur additional brokerage costs, operating costs and may generate increased taxable capital gains, which, in turn, would adversely affect the value of your Shares.

•

The Fund will be subject to fees and expenses in the aggregate amount of approximately [-]% per annum as described herein. The Fund will be successful only if its annual returns from its trading, plus its annual interest income from its holdings of cash, U.S. Treasury bonds, U.S. Treasury bills, U.S. government securities and related securities (which are direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which have been designated as exempted securities pursuant to section 3(a)(12) of the Securities Exchange Act of 1934), exceed these fees and expenses. We refer to the Fund’s holdings of cash, U.S. Treasury bonds, U.S. Treasury bills, U.S. government securities and related securities (which are direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which have been designated as exempted securities pursuant to section 3(a)(12) of the Securities Exchange Act of 1934) collectively as the Cash Instruments. The current holdings of Cash Instruments will earn an interest rate of [-]% as of [            [-] , 2013]. Therefore, the Fund will be required to earn approximately [-]% per annum, or $[-] per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.

•

As of the date of this Prospectus, the CFTC and commodity exchange rules impose speculative position limits and other position limitations, as applicable, on market participants trading in the Index Commodities. Because the Fund is subject to these position limits, the Fund’s ability to issue new Baskets or to reinvest income in additional Designated Contracts corresponding to the Index Commodities may be limited to the extent that these activities would cause the Fund to exceed the applicable position limits (or if a

SUMMARY (cont’d)

price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session), unless the Fund first trades Cleared Swaps (as defined below), and then, if applicable, Substitute Contracts (as defined below) and/or Alternative Financial Instruments (as defined below) in addition to and as a proxy for the Designated Contracts on the Index Commodities. These limitations and the use of first Cleared Swaps, and then, if applicable, Substitute Contracts and/or Alternative Financial Instruments in addition to and as a proxy for the Designated Contracts on the Index Commodities may affect the correlation between changes in the Net Asset Value per Share and changes in the level of the Index, and the correlation between the market price per Share on NYSE Arca and the Net Asset Value per Share.

•	Fees and commissions are charged regardless of profitability. This may result in depletion of the Fund’s assets and losses to your investment.

•	There can be no assurance that an investment in the Shares will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Fund may not track the Index during particular periods or over either the short or long term.

•

Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the shareholders of the Fund, or the Shareholders. For example, because the Managing Owner and the Commodity Brokers (as defined below) are both subsidiaries of BNP Paribas, the Managing Owner has a disincentive to replace the Commodity Brokers. The Commodity Brokers may have a conflict of interest between their execution of trades for the Fund and for their other customers. More specifically, the Commodity Brokers will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Brokers have fewer resources to allocate to the Fund’s accounts due to the existence of such other clients. General order taking by the Commodity Brokers or proprietary trading by the principals and/or affiliates of the Managing Owner and the Commodity Brokers may create conflicts of interest from time-to-time. General order taking or proprietary trades, as applicable, may cause either the principals and/or affiliates of the Commodity Brokers or the Managing Owner to take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See the section “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has considered various conflicts and has established formal procedures designed to resolve these conflicts equitably, there may be additional conflicts that arise because the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund or the Net Asset Value of the Shares and ultimately the market price of the Shares.

•

There are certain tax risks associated with the offering, including the risk that the Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of your Shares.

•

Because each Shareholder will receive a tax report on Schedule K-1, a Shareholder may incur additional fees and expenses if the Shareholder engages a tax expert to assist in the preparation of the Shareholder’s tax returns.

The Trustee

Wilmington Trust Company, which we refer to as the Trustee, a Delaware trust company, is the sole trustee of the Trust. The Trustee has only nominal duties and liabilities to the Trust and the Fund.

Under the Declaration of Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Managing Owner

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, was formed on April 30, 2010 and serves as Managing Owner of the

SUMMARY (cont’d)

Trust and the Fund. The Managing Owner will also manage the Fund Portfolio. The Managing Owner is a subsidiary of Paribas North America, Inc., which is a subsidiary of BNP Paribas. The Managing Owner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator and commodity trading advisor registered with the Commodity Futures Trading Commission (the “CFTC”) effective August 19, 2011 and June 11, 2012, respectively. During the period from April-July, 2010, the Managing Owner was engaged in fund structuring activities in connection with futures-based exchange traded funds. As a registered commodity pool operator of the Trust and the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act, which we refer to as the CEAct, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

THE POOL OPERATOR AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE OPERATING OTHER POOLS AND TRADING OTHER ACCOUNTS.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank. The Shares are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund. The Fund has no past performance. The Managing Owner and its trading principals have managed one other commodity pool of this type. Therefore there is a limited indication of their ability to manage investment vehicles such as the Trust and the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust and the Fund, the operations and performance of the Trust and the Fund may be adversely affected.

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [-]% per annum of the daily Net Asset Value of the Fund.

The principal office of the Managing Owner is located at 787 Seventh Avenue, New York, New York 10019. The telephone number of the Managing Owner is (212) 841-2000.

Investment Objective

The Fund will seek to track changes, whether positive or negative, in the level of the S&P GSCI® Dynamic Roll Alpha Light Energy Excess Return Index, which we refer to as the Index, over time. The Index is non-directional in nature because the Index will be exposed to the changes in the prices of both long and short futures positions on each of the Index Commodities comprising the Index. The Index seeks to reflect the difference in the “roll yield” of its underlying sub-indices as described below. The Shares are designed for investors who want a convenient way to gain an exposure to the roll yield associated with a diversified selection of commodities and an index strategy that seeks to generate positive returns under various market conditions.

Considerations relating to an investment in the Shares include:

•

Market Neutral. An investment strategy that seeks positive returns under various market conditions sometimes is referred to as an “absolute return” strategy. By taking long and short positions in a number of Index Commodities, the Fund, like the Index, seeks to produce a positive return regardless of the direction of the commodity markets. The market values of the Fund’s short positions are expected to increase during a downturn in the commodity markets, while the long positions are expected to decrease.

•

Rolling Methodologies. The Index is an excess return commodity index comprised of commodity futures contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Fund establishes long positions in the Designated Contracts underlying the Long Sub-Index and establishes short positions in the Designated Contracts underlying the Short Sub-Index. The Fund utilizes a more flexible monthly futures contract rolling strategy, referred to as the “Dynamic Roll” methodology with respect to the

SUMMARY (cont’d)

long positions in the Designated Contracts underlying the Long Sub-Index. The Fund utilizes a liquidity focused monthly futures contract rolling strategy, referred to as the “Standard Roll” methodology with respect to the short positions in the Designated Contracts underlying the Short Sub-Index. The Dynamic Roll methodology is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets.

•

Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide investors with indirect exposure to commodity futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Investors will be able to purchase and sell Shares through traditional brokerage accounts.

•

Diversification. The Shares may help to diversify a portfolio because historically, market neutral indices have tended to exhibit low correlation with the returns of other financial assets, such as equities and bonds.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund seeks to achieve its investment objective by investing in long and short positions in exchange-traded futures on the Index Commodities (as set forth in the Table 1 on page 62) comprising the Index, or the Designated Contracts, with a view to tracking the Index over time. More specifically, the Fund seeks to achieve its investment objective by investing in Index Commodity Interests (as defined below) such that daily changes in the Fund’s NAV per Share will be expected to track the changes in the level of the Index.

Although the Fund has not commenced operations, the Managing Owner expects that the Fund may have an average aggregate (leveraged) notional value of approximately 180% of the Fund’s equity, based upon the closing levels of the Index covering the period from July 14, 1995 to February 28, 2013. During the same period, the Index’s leverage ranged from a low of approximately 145%

to a high of 220%. Because the Fund seeks to track the Index, the Managing Owner expects that, over time, the Fund’s leverage ratio should be relatively close to the leverage ratio of the Index. Actual leverage levels of the Fund, when available, may be less than or greater than this range. Past leverage levels of the of the Index are not necessarily indicative of future leverage levels of the Index and the Fund. See Table 4 on page 75 in the section “Historical Closing Levels.”

The Fund will take long and short futures positions on the same Index Commodity, and the notional value of each may be greater than the Fund’s Net Asset Value. Holding futures positions with a notional amount in excess of the Fund’s Net Asset Value constitutes a form of leverage.

The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of the Index Commodities in which the Fund has long futures positions relative to the Index Commodities in which the Fund has short futures positions.

Based on the historical closing levels of the Index, the Managing Owner expects that the Fund may be exposed to an average leveraged exposure of approximately 1.8:1 immediately upon rebalancing. However, because the notional value of each Designated Contract will rise or fall prior to rebalancing, the leverage ratio could be higher or lower than an approximately average leverage ratio of 1.8:1 between the notional value of the Fund’s Designated Contracts and the Fund’s equity immediately after rebalancing. Although the highest leverage ratio experienced by the Index was approximately 2.2:1 during the period from July 14, 1995 to February 28, 2013, there is no assurance that the Index’s, and in turn the Fund’s leverage ratio will not exceed the 2.2:1 ratio in the future. As the leverage ratio increases, your losses may increase correspondingly.

Additional information regarding the effect of leverage is available at “Investment Objective — The Fund and Effect of Leverage.”

The Index was developed by the Index Sponsor and is intended to reflect a long/short, market-neutral investment strategy which reflects the difference between the “roll yield” (as discussed below) generated by S&P GSCI® Dynamic Roll Light Energy ER Index, or Long Sub-Index and the roll yield generated by the S&P GSCI® Light Energy ER Index, or Short Sub-Index, through a long exposure

SUMMARY (cont’d)

to the Designated Contracts of the Long Sub-Index, and a short exposure to the Designated Contracts of the Short Sub-Index. The exposure of the Index to the Long Sub-Index is rebalanced once per month (as provided below) and exposure of the Index to the Short Sub-Index is rebalanced on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally.

In certain limited circumstances as noted below, the Fund may also invest in:

•	swap agreements based on an Index Commodity that are cleared through the relevant Futures Exchanges or their affiliated provider of clearing services, or Cleared -Swaps; or in

•

futures contracts referencing particular commodities other than the Index Commodities (i.e., futures contracts traded on futures exchanges other than the Futures Exchanges indicated in Table 1 on page 62, including foreign exchanges) or Substitute Contracts; or in

•	Alternative Financial Instruments (as defined below) referencing the particular Index Commodity in furtherance of the Fund’s investment objective if, in the commercially reasonable judgment of the Managing Owner, such instruments tend to exhibit trading prices or returns that generally correlate with the Index Commodities.

Alternative Financial Instruments will be forward agreements, exchange-traded cash settled options, swaps other than Cleared Swaps, and other over-the-counter transactions that will serve as proxies for one or more Index Commodities.

Specifically, once position limits in a Designated Contract are reached or, a Futures Exchange imposes limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, the Fund intends to invest:

•	first, in Cleared Swaps to the extent permitted under the position limits applicable to Cleared Swaps and appropriate in light of the liquidity in the Cleared Swaps market; and then, if applicable,

•	second, using its commercially reasonable judgment, in Substitute Contracts or in Alternative Financial Instruments.

We refer to the Substitute Contracts and Alternative Financial Instruments collectively as the Other Commodity Interests. We refer to Other Commodity Interests, Designated Contracts and Cleared Swaps collectively as the Index Commodity Interests. Finally, we refer to the Fund’s aggregate holdings in Index Commodity Interests and Cash Instruments as its Fund Portfolio.

By utilizing certain or all of these investments, the Managing Owner will endeavor to cause the Fund’s performance to track the changes in closing levels of the Index.

Consistent with achieving the Fund’s investment objective of seeking to track the Index, the Managing Owner may, after reaching position limits in the Designated Contracts or, when a Futures Exchange has imposed limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, cause the Fund to first enter into or hold Cleared Swaps, and then, if applicable, enter into or hold Other Commodity Interests. For example, certain Cleared Swaps have standardized terms similar to, and are priced by reference to, a corresponding Designated Contract. Additionally, Alternative Financial Instruments that do not have standardized terms and are not exchange-traded, or over-the-counter Alternative Financial Instruments, may generally be structured as the parties desire. Therefore, the Fund may first enter into multiple Cleared Swaps, and then, if applicable, enter into over-the-counter Alternative Financial Instruments intended to replicate the performance of each of the Designated Contracts, or a single over-the-counter Alternative Financial Instrument designed to replicate the changes in the closing levels of the Index as a whole. Assuming that there is no default by a counterparty to an over-the-counter Alternative Financial Instrument, the performance of the over-the-counter Alternative Financial Instrument is expected to correlate with the changes in the closing levels of the Index or the applicable Designated

SUMMARY (cont’d)

Contract. After reaching position limits in the Designated Contracts or when a Futures Exchange has imposed limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, and after entering into or holding Cleared Swaps, the Fund may also enter into or hold over-the-counter Alternative Financial Instruments to facilitate effective trading, consistent with the Fund’s “roll” methodology. In addition, after reaching position limits in the Designated Contracts or when a Futures Exchange has imposed limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, and after entering into or holding Cleared Swaps, the Fund may enter into or hold over-the-counter Alternative Financial Instruments that would be expected to alleviate overall deviation between the Fund’s performance and the changes in the closing levels of the Index that may result from certain market and trading inefficiencies or other reasons.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. The market price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the Net Asset Value of the Fund.

The Index

The Index was developed by the Index Sponsor and is intended to reflect a long/short, market-neutral investment strategy which reflects the difference between the “roll yield” (as discussed below) generated by S&P GSCI® Dynamic Roll Light Energy ER Index, or Long Sub-Index and the roll yield generated by the S&P GSCI® Light Energy ER Index, or Short Sub-Index, through a long exposure to the Designated Contracts of the Long Sub-Index, and a short exposure to the Designated Contracts of the Short Sub-Index. The exposure of the Index to the Short Sub-Index is adjusted on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally.

In general, the market-neutral strategy underlying the Index seeks to generate returns due to the potential efficiencies in the “Dynamic Roll” methodology used by the Long Sub-Index compared to the potential inefficiencies in the “Standard Roll” methodology used by the Short Sub-Index.

The Long Sub-Index and the Short Sub-Index, or the Sub-Indices, which are expansions of the S&P GSCI®, reflect the level of commodity prices at a given time and are designed to be a measure of the return over time of the markets for these commodities. The commodities represented in the S&P GSCI®, each an Index Commodity, are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The fluctuations in the levels of each of the Sub-Indices are intended to generally correlate with changes in the prices of those physical Index Commodities in global markets. The Index Commodities of the S&P GSCI® are weighted, on a production basis, to reflect the relative significance (in the view of the Index Sponsor) of those Index Commodities to the world economy. The Sub-Indices are comprised of the same Index Commodities as the S&P GSCI®, however, the Sub-Indices’ Contract Production Weights in the energy sector have been divided by four. Because Contract Production Weights of energy-related Index Commodities are reduced, the relative weights of the non-energy sector Index Commodities are necessarily increased on a pro rated basis. As a result, while the Sub-Indices contain all of the Index Commodities that are included in the S&P GSCI®, the Sub-Indices’ weights are different from the Contract Production Weights of the Index Commodities comprising the S&P GSCI®.

The holding of long positions involves purchasing commodity futures contracts, resulting in a net long position, which means that the investor’s portfolio will benefit if the prices of such Index Commodities rise and will be negatively affected if the prices of such Index Commodities decline. The holding of short positions involves selling commodity futures contracts resulting in a net short position, which means that the investor’s portfolio will benefit if the prices of such Index Commodities decline and will be negatively affected if the prices of such Index Commodities rise.

The Index is a synthetic portfolio or basket of long and short Index Commodities because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.

SUMMARY (cont’d)

The Sub-Indices reflect the returns that are potentially available through rolling uncollateralized Designated Contracts on the Index Commodities comprising the Sub-Indices. Because futures contracts have scheduled expirations, or delivery months, as one contract nears expiration it becomes necessary to close out the position in that delivery month and to establish a position in a futures contract with a future expiration date. This process is referred to as “rolling” the position forward.

The Short Sub-Index is an index that is designed to reflect the return from rolling each contract included in the index as it nears expiration into the next nearby most active delivery month and is said to follow a standard roll, or Standard Roll, methodology. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. This process is described below under the section “Description of the S&P GSCI® Light Energy Excess Return Index — The Standard Roll Process.”

An index that employs the Standard Roll schedule may sometimes diminish total returns due to periodic rolling expenses. Although the first nearby contracts are generally the most liquid, based on open interest, they may also become the most expensive (resulting in lower total returns) when the commodities market is in contango (when further out futures contracts trade at a premium). Conversely, when commodity markets are in backwardation (when further out futures contracts trade at a discount), indices that employ a Standard Roll strategy generally increase total returns.

The Long Sub-Index is a commodity index that utilizes the S&P GSCI® Dynamic Roll Index Methodology, or Dynamic Roll, a monthly futures contract rolling methodology that determines the new futures contract months for the underlying commodities. The Dynamic Roll is a more flexible methodology than the Standard Roll methodology. At each Roll Determination Date, which is the third Index Business Day of each month, dynamic roll algorithms measure the current shape of the forward curves of the eligible futures contract prices for each Index Commodity. The contract rolling strategy is optimized based on implied roll yield and the Dynamic Roll Parity Principle as explained below. The Long Sub-Index optimizes rolling by using a systematic methodology to search for the optimal contract months along the curve to roll into, subject to using only the most liquid of all available contracts of a given commodity.

When the futures curve for a given commodity is in a general state of contango, the Dynamic Roll uses futures contracts months that are further out on the futures curve, with the intention of minimizing the effects of negative roll yields. When the futures curve for a given commodity is in a general state of backwardation, the Dynamic Roll generally uses nearby futures contracts with the intention of maximizing the potential effects of positive roll yields from backwardation. This process is described below under the section “Description of the S&P GSCI® Dynamic Roll Light Energy Excess Return Index — The Dynamic Roll Process.”

The steps and calculations that govern the determination of the weighting for the Index Commodities and the selection of the Designated Contracts, and therefore, the results of the Index, were developed by the Index Sponsor. We refer to these steps and calculations as the “Index Methodology.” The Index Methodology is more fully described below under the section “Description of the S&P GSCI® Dynamic Roll Alpha Light Energy Excess Return Index - The Index Methodology.”

Each futures contract included in the Index and the Sub-Indices is a Designated Contract and must satisfy a number of eligibility criteria. This process is described below under the section “Description of the S&P GSCI® Dynamic Roll Alpha Light Energy Excess Return Index – Composition of the Index.”

The Index Sponsor determines the quantity of each of the Designated Contracts included in the S&P GSCI®, the Contract Production Weights, on the basis of a five-year average, referred to as the “world production average,” of the production quantity of the underlying commodity as published by a number of official sources as provided in the S&P GSCI® Index Methodology.

The quantities of each of the Designated Contracts included in each of the Sub-Indices, referred to as either “Contract Production Weight” or “CPW,” are those of the S&P GSCI® but whose CPW of all Designated Contracts in the energy sector have been divided by four and the relative weights of the non-energy sector Designated Contracts have been increased on a pro rated basis so that the sum of the weights of all Designated Contract equals +100%. As a result, although the Sub-Indices contain all the Index Commodities that are included in the S&P GSCI®, the Sub-Indices’ weights are different from the CPW of the S&P GSCI®.

SUMMARY (cont’d)

The five-year average is updated annually for each Index Commodity included in the S&P GSCI®, based on the most recent five-year period (ending approximately one and a half years prior to the date of calculation and moving backwards) for which complete data for all commodities is available and the process is described below under the section “Description of the S&P GSCI® Dynamic Roll Alpha Light Energy Excess Return Index – Calculation of the Weight of each Contact in the Index.” The Index is rebalanced annually in January.

Because the Index and the Sub-Indices are comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “Designated Contract Expirations.” The Designated Contract Expirations included in the Index and the Sub-Indices for each Index Commodity during a given year are designated by the Index Sponsor in consultation with the Index Committee, a process more fully described below under the section “Description of the S&P GSCI® Dynamic Roll Light Energy Excess Return Index – Contract Expirations.”

The Index Sponsor began calculating the level of the Index on November 29, 2012, or the Launch Date. Values of the Index Commodities are required prior to and after the Launch Date to determine the closing levels for the Index. For the period from and including July 14, 1995 to November 29, 2012, the Index Sponsor calculated the hypothetical closing levels of the Index by applying the Index Methodology to the actual levels of the Index Commodities.

On July 14, 1995, the Index Base Date, the long exposure of the Index to the Long Sub-Index was +100%. On the Index Base Date, the net short exposure of the Index to the Short Sub-Index was -79.69%. This resulted from a short exposure of -100% to the Short Sub-Index and a market neutral exposure adjustment factor of 20.31% to the Short Sub-Index which aims to maintain a market neutral exposure of the Index to the commodity markets generally. The weights of the Long Sub-Index and the Short Sub-Index in the Reference Index (i.e. before application of the market neutral exposure adjustment factor) are rebalanced to +100% on each 9th Index Business Day as described further in the “Index Methodology”. The exposure of the Index to the Short Sub-Index is rebalanced on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally.

On any Index Business Day, the value of the Index is equal to the product of:

•	the value of the Index on the preceding Index Business Day, and

•

the ratio of the Reference Index Level on that Index Business Day to the preceding Index Business day plus the product of (a) the Exposure on the preceding Index Business Day and (b) the difference between the ratio of the Short Sub-Index value on that Index Business Day to the preceding Index Business Day and 1.

On any Index Business Day, the value of the Reference Index Level is equal to the product of:

•	the Reference Index Level on the last Rebalancing Day preceding that Index Business Day, which is the 9th Index Business Day of each month and,

•

one plus the ratio of the Long Sub-Index level on that Index Business Day to the last Rebalancing Day preceding Index Business Day minus the ratio of the Short Sub-Index level on that Index Business Day to the last Rebalancing Day preceding Index Business day.

No assurance can be given that the Index will achieve its goals or that the Index results will surpass any alternative basket or strategy that might be constructed from the Index Commodities.

The Market Price of the Shares Should Track the Changes in the Level of the Index

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the level of the Index over time.

The market price of the Shares is expected to fluctuate in relation to changes in the value of the Fund Portfolio. The market price of the Shares may not be identical to the Net Asset Value per Share, but these two valuations are expected to be close.

The Fund Portfolio is traded with a view to tracking the Index over time, whether the Index is rising, falling or flat over any particular period.

SUMMARY (cont’d)

The Fund seeks to achieve its investment objective by investing in Index Commodity Interests such that daily changes in the Fund’s net asset value per Share will be expected to track the changes in the level of the Index. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Fund Portfolio on the basis of discretionary or systematic judgments relating to economic, financial and market considerations with a view to obtaining positive results under various market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Fund Portfolio regularly to conform to periodic changes in the identity and/or relative weighting of the Index Commodities.

The Commodity Brokers

A variety of executing brokers will execute futures transactions on behalf of the Fund. Such executing brokers will give-up all such transactions to BNP Paribas Prime Brokerage, Inc., a Delaware corporation, which will serve as the Fund’s executing and clearing broker, which we refer to as PBI. PBI is an affiliate of the Managing Owner and is a BNP Affiliated Entity. In its capacity as executing and clearing broker, PBI will execute and clear each of the Fund’s futures transactions and will perform certain administrative services for the Fund. PBI has been registered with the CFTC as a futures commission merchant since August 19, 2011 and has been a member of the NFA in such capacity since August 19, 2011.

BNP Paribas Commodity Futures Limited, a limited company registered in England and Wales will serve as the Fund’s executing and clearing broker, which we refer to as CFL, with respect to all transactions on the London Metal Exchange. CFL is an affiliate of the BNP Affiliated Entities and the Managing Owner. CFL is a member of the Financial Services Authority and as such is regulated by the Financial Services Authority in the conduct of its business in the United Kingdom.

We may refer to PBI and/or CFL as a Commodity Broker individually, or the Commodity Brokers collectively.

The Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity

Brokers are expected to be approximately $10.00 per round-turn trade, although the Commodity Brokers’ brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately [-]% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator, Custodian, and Transfer Agent

The Managing Owner, on behalf of the Trust and the Fund, has appointed The Bank of New York Mellon as the administrator, which we refer to as the Administrator, of the Fund and has entered into a Fund Administration and Accounting Agreement, which we refer to as the Administration Agreement, in connection therewith. The Bank of New York Mellon will serve as custodian, which we refer to as the Custodian, of the Fund and has entered into a Global Custody Agreement, which we refer to as the Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the transfer agent, which we refer to as the Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the Net Asset Value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement (as defined below) may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the section “Plan of Distribution.” A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

SUMMARY (cont’d)

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the section “Material Contracts.”

The Administrator’s monthly fees will be paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Transfer Agent will also receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees will be paid by the Authorized Participants and not by the Fund.

The Managing Owner on behalf of the Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

The Marketing Agent

The Managing Owner, on behalf of the Trust and the Fund, has appointed ALPS Distributors, Inc., which we refer to as the Marketing Agent, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at c/o ALPS

Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Fund has entered into a Marketing Agent Agreement with the Marketing Agent.

A summary of the material terms of the Marketing Agreement is disclosed in the section “Material Contracts.”

The Managing Owner, out of the Management Fee, pays the Marketing Agent for performing its duties on behalf of the Fund.

Toll Free Number for Investors

Investors may contact the Marketing Agent toll-free in the U.S. at (855) 806-2588.

Limitation of Liabilities

The Trust is a Delaware series trust and the Fund is one of the series of the Trust. Although only the Shares of the Fund are being offered by this Prospectus, the shares of STREAM S&P Dynamic Roll Global Commodities Fund are currently being offered through a separate prospectus and additional series of the Trust may offer Shares in the future.

Your investment in a fund is part of the assets of that fund, and it will therefore be subject to the risks of that Fund’s trading only. You cannot lose more than your investment in a fund, and you will not be subject to the losses or liabilities of a fund in which you have not invested. We have received an opinion of counsel that each fund, including the Fund, is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Trust Declaration, will, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular fund will be enforceable against the assets of that fund only, and not against the assets of the Trust generally or the assets of any other fund, and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities,

SUMMARY (cont’d)

obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of such Fund.

The Offering

On [-], 2013, the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket), as described in the section “Plan of Distribution.” This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Fund’s operations.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in the Depository Trust Company, a New York corporation, which we refer to as DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, which we refer to as the Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. The list of current Authorized Participants may be obtained from the Administrator.

Creation and Redemption of Shares

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Baskets are created and redeemed continuously as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by the Fund. Baskets are created and redeemed at the Net Asset Value of 40,000 Shares as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the date that a valid order to create or redeem a Basket is accepted by the

Fund. The NYSE Arca Core Trading Session starts at 9:30 a.m. and ends at 4:00 p.m. Eastern time. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when each of NYSE Arca and banks in both New York City and London are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Fund may suspend the creation of Baskets if the Fund has reached speculative position or other limits with respect to the Fund’s holdings of Designated Contracts on one or more Index Commodities and the Fund is unable to gain an exposure to the Index Commodities based upon Cleared Swaps and/or Other Commodity Interests.

See the section “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value, which we refer to as Net Asset Value, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles.

See the section “Description of the Shares; The Trust; The Fund: Certain Material Terms of the Declaration of Trust — Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at PBI in accordance with CFTC investor protection and segregation requirements, at CFL pursuant to the applicable rules and regulations of the Financial Services Authority or with the Custodian.

SUMMARY (cont’d)

On February 7, 2012, the CFTC adopted rules for the protection of cleared swaps and associated collateral whereby a commodity broker is allowed to keep cleared swaps collateral of all of its cleared swaps customers in a commingled account segregated from the Commodity Broker’s own property pre-bankruptcy. In the event of a default of both the Commodity Broker, such as PBI, and one or more of its cleared swaps customers, the relevant clearinghouse would have recourse against the collateral of the defaulting customers, but not against the collateral of non-defaulting customers.

The Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Brokers or the Custodian. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets in Cash Instruments or other instruments permitted by applicable rules and regulations. The current holdings of Cash Instruments will earn an interest rate of [-]% as of [            ] [-], 2013. See the section “Fees and Expenses” for more details.

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SUMMARY (cont’d)

Fees and Expenses

Management Fee	The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [-]% per annum of the daily Net Asset Value of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s advisory services.

Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses

Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations will be paid by the Managing Owner. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately [-]% per annum of the Fund’s Net Asset Value, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

Brokerage Commissions and Fees	The Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Brokers are expected to be approximately $10.00 per round-turn trade, although the Commodity Brokers’ brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately [-]% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Fees and Expenses	The Fund will pay all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, computer services, Index licensing fee, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. The Managing Owner will pay the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees and Marketing Agent fees. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately [-]% per annum of the Fund’s Net Asset Value. The Managing Owner has agreed to reimburse the Fund, from its Management Fee, the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares as provided under the sub-section “Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses”) in excess of [-]% per annum of the Fund’s Net Asset Value. For the avoidance of doubt, the cap as described in the immediately preceding sentence excludes expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund’s trading operations.

SUMMARY (cont’d)

Extraordinary Fees and Expenses	The Fund will pay all its extraordinary fees and expenses (as defined in the Declaration of Trust), if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

Payment of Management Fee and Brokerage Commissions and Fees From Interest Income, if any	Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Fund, the excess of such fees and expenses over such interest income, if any, will be paid out of income from trading, if any, or from sales of a portion of the Fund Portfolio. However, if interest income exceeded the fees and expenses of the Fund, the Management Fee and the brokerage commissions and fees of the Fund would be paid first out of interest income from the Fund Portfolio.

Selling Commission	Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

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SUMMARY (cont’d)

Break-Even Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares during the first twelve months of investment is [-]% per annum of the Net Asset Value of the Fund, plus the amount of any commissions charged by the investor’s broker.

The Fund will be successful only if its annual returns from the Fund Portfolio exceed such fees and expenses of approximately [-]% per annum. The current holdings of Cash Instruments will earn an interest rate of [-]% as of [            ] [-], 2013. Therefore, the Fund will be required to earn approximately [-]% per annum, or $[-] per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. In light of the currently low interest rate environment, the Managing Owner does not expect to make any distributions. To the extent that the actual and projected interest income from the Fund Portfolio exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Fund’s fiscal year ends on August  31 of each year.

Financial Information

The Fund has only recently been organized and has no operating/performance history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in the section “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for

U.S. federal income tax purposes, which is treated as a separate entity from any other series of the Trust for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the section “Material U. S. Federal Income Tax Considerations” below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its Net Asset Value, other than continuous offering expenses and brokerage commissions.

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SUMMARY (cont’d)

Breakeven Table

Per Share Dollar Amount and Percentage of Expenses of the Fund[1]
Expense	$[-]	[-]%
Management Fee[2]	$[-]	[-]%
Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses[3]	$[-]	[-]%
Brokerage Commissions and Fees[4]	$[-]	[-]%
Routine Operational, Administrative and Other Ordinary Fees and Expenses[5,6]	$[-]	[-]%
Interest Income[7]	$[-]	[-]%
12-Month Breakeven[8,9]	$[-]	[-]%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end Net Asset Value and is based on $25.00 as the Net Asset Value per Share. See the section “Charges” on page 88 for an explanation of the expenses included in the Breakeven Table.
2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees, and Marketing Agent fees.
3.	Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations will be paid by the Managing Owner. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately [-]% per annum of the Fund’s Net Asset Value, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

4.	The actual amount of brokerage commissions and fees incurred will be affected by the trading frequency of the Fund and the specific instruments traded. Furthermore, the actual amount of brokerage commissions and fees incurred by the Fund may vary for a number of reasons, including, but not limited to, prevailing market conditions that may impact the composition of the Fund (i.e., the amount and the turnover of the Fund’s futures contracts linked to the Index Commodities may be traded more frequently to replicate changes in the levels of the Index) and may exceed the above estimate.
5.	The Fund will pay all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, computer services, Index licensing fee, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. The Managing Owner will pay the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees and Marketing Agent fees. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately [-]% per annum of the Fund’s Net Asset Value. The Managing Owner has agreed to reimburse the Fund, from its Management Fee, the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares as provided under the sub-section “Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses”) in excess of [-]% per annum of the Fund’s Net Asset Value. For the avoidance of doubt, the cap as described in the immediately preceding sentence excludes expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund’s trading operations.
6.	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
7.	The current holdings of Cash Instruments will earn an interest rate of [-]% as of [ ] [-], 2013.
8.	The Fund is subject to (i) a Management Fee of [-]% per annum of the daily Net Asset Value of the Fund, (ii) estimated brokerage commissions and fees of [-]% per annum of the Net Asset Value of the Fund, (iii) continuous offering fees and expenses of approximately [-]% per annum of the Net Asset Value of the Fund, and (iv) routine operational, administrative and other ordinary fees and expenses of up to [-]% per annum of the Net Asset Value of the Fund. (Please see footnote 5 above for additional information.) The Fund is subject to fees and expenses in the aggregate amount of approximately [-]% per annum. The Fund will be successful only if its annual returns from the Fund Portfolio exceed approximately [-]% per annum. The current holdings of Cash Instruments will earn an interest rate of [-]% as of [ ] [-], 2013. As a result, the Fund will be required to earn approximately [-]% per annum, or $[-] per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.
9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Reports to Shareholders

The Managing Owner will furnish Shareholders with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.stream.bnpparibas.com. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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ORGANIZATION CHART

STREAM EXCHANGE TRADED TRUST

STREAM S&P MARKET NEUTRAL COMMODITY FUND

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Fund and Market Related Risks

(1)	The Value Of The Shares Relates Directly To The Market Price Of The Designated Contracts And Other Assets Held By The Fund And Fluctuations In The Market Price Of These Assets Could Materially Adversely Affect An Investment In The Shares.

The Shares are designed to reflect the changes, positive or negative, in the level of the Index over time through the Fund’s Portfolio of Designated Contracts, Cleared Swaps (if any), Substitute Contracts (if any), Alternative Financial Instruments (if any) and Cash Instruments. The Net Asset Value of the Shares relates directly to the Net Asset Value of the Fund Portfolio.

Numerous factors may affect the market price of the Index Commodities that are included in the Fund Portfolio. These factors include, but are not limited to:

•

Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Investment and trading activities of mutual funds, hedge funds and commodity funds; and
•	Global or regional political, regulatory, legislative, economic or financial events and situations.

(2)	Because The Fund Portfolio’s Turnover Rate Is Expected To Be Relatively High Due To Holding Both Long And Short Futures Contracts, Daily Rebalancing Of The Short Sub-Index, Leverage And Index And/Or Market Volatility, The Fund Will Incur Additional Brokerage Costs, Operating Costs And May Generate Increased Taxable Capital Gains, Which, In Turn, Would Adversely Affect The Value Of Your Shares.

In order to achieve its investment objective of tracking the Index, the Fund will rebalance the Index’s exposure to the Short Sub-Index on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally. Additionally, because the Index is inherently leveraged, the Fund will trade on a leveraged basis. In turn, the Fund will experience a higher portfolio turnover rate relative to a fund that does not use leverage. Because of leverage and by holding both long and short futures positions (or Substitute Futures and/or Financial Instruments), the Fund will incur additional portfolio turnover than a fund that is unleveraged and/or only holds either long or short positions. Finally, the Fund’s portfolio turnover rate will be greater than the amount of portfolio turnover experienced by a fund that rebalances all of its positions less frequently. Because leverage and daily rebalancing increases the Fund’s portfolio turnover rate, the Fund will incur additional brokerage costs, operating costs and may generate increased taxable capital gains, which would adversely affect the value of your Shares.

(3)	The Roll Yield Of The Long Sub-Index May Not Outperform The Roll Yield Of The Short Sub-Index And The Strategy May Not Be Successful.

The Long Sub-Index and the Short Sub-Index are commodity indices comprised of Designated Contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. Roll yield is generated during the roll process from the difference in price between the near-term and longer-dated futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation” represented by a downward sloping futures curve, and positive roll yield of a long position is generated when higher-priced near-term futures contracts are “sold” to “buy” lower priced longer-dated contracts. Conversely, negative roll yield of a short position is generated when higher-priced near-term futures contracts are “bought” to “sell” lower priced longer-dated contracts in backwardated markets. When the opposite is true and longer-dated contracts are priced higher, the market, which is in “contango,” is represented by an upward sloping futures curve, and negative roll yields of a long position result from the “sale” of lower priced near-term futures contracts to “buy” higher priced longer-dated contracts. Conversely, positive roll yields of short positions result from the “buy” of lower priced near-term futures contracts to “sell” higher priced longer-dated contracts in contangoed markets.

In general, the market neutral strategy underlying the Index seeks to generate returns due to the potential efficiencies in the “Dynamic Roll” methodology used by the Long Sub-Index compared to the potential inefficiencies in the “Standard Roll” methodology used by the Short Sub-Index.

The Standard Roll methodology rolls each contract in the Short Sub-Index as it nears expiration into the next nearby most active delivery month by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. The Standard Roll methodology may sometimes diminish total returns due to periodic rolling expenses. Although the first nearby contracts are generally the most liquid, based on open interest, they may also become the most expensive (resulting in lower total returns) when the commodities market is in contango (when further out futures contracts trade at a premium). Conversely, when commodity markets are in backwardation (when further out futures contracts trade at a discount), indices that employ a Standard Roll strategy generally increase total returns.

The Dynamic Roll methodology is a more flexible methodology than the Standard Roll methodology which optimizes rolling by using a systematic methodology to search for the optimal contract months along the futures curve to roll into, subject to using only the most liquid of all available contracts of a given commodity.

When the futures curve for a given commodity is in a general state of contango, the Dynamic Roll methodology uses futures contracts months that are further out on the futures curve, with the intention of minimizing the effects of negative roll yields. When the futures curve for a given commodity is in a general state of backwardation, the Dynamic Roll methodology generally uses nearby futures contracts with the intention of maximizing the potential effects of positive roll yields from backwardation.

There can be no assurance that the Index Methodology be successful. The Index Methodology will only be successful if the Dynamic Roll methodology applied to the Designated Contracts underlying the Long Sub-Index outperforms the Standard Roll methodology that applied to the Designated Contracts underlying the Short Sub-Index.

(4)	The Index May Not Be Market-Neutral And In Turn May Adversely Affect The Market Price Of The Fund’s Shares.

The market-neutral strategy reflected is designed to be neutral in respect of the general level of market prices of the Index Commodities. This strategy is achieved by taking short exposure to the Designated Contracts of the Short Sub-Index in order to compensate for the change in value of the long exposure to the Designated Contracts of the Long Sub-Index due to changes in the general level of market prices of the Index Commodities.

The exposure of the Index to the Short Sub-Index is determined based on historical statistical indicators that take into account relative volatilities and correlation of the Reference Index (as defined herein) and the Short Sub-Index.

There may be situations where this strategy is not successful including, but not limited to, the following:

•

Future returns of Long Sub-Index and the Short Sub-Index may be different, individually and relative to each other, than historical returns for a number of reasons, including, but not limited to, the market price of Index Commodities and specifically the relative prices of Designated Contracts of the same Index Commodity that have different expiration dates.

•

If the current correlation of the Reference Index to the Short Sub-Index and/or the volatility of the returns of the Reference Index and the Short Sub-Index are outside of the historical statistical indicators as measured by correlations and volatilities, then the market neutral strategy may not be successful.

•

If the Index fails to be market neutral, the Index may increase if the market price of the Index Commodities increase or decrease, or the Index may decrease if the market price of the Index Commodities increase or decrease.

Consequently, the market price of your Shares may be may adversely affected.

(5)	Because The Fund Is Tracking A Market-Neutral Strategy, The Amount Of The Fund’s Leverage Will Fluctuate On Each Index Business Day.

The market neutral strategy means that the Fund will take long futures positions and short futures positions on the same Index Commodity at the same time causing the Fund to be leveraged on an absolute value basis. The weights of the Long Sub-Index and the Short Sub-Index in the Index will be rebalanced on a monthly basis. As the prices and weights of the Designated Contracts change between each monthly rebalancing, the amount of leverage will change accordingly. Therefore, the amount of leverage may increase or decrease on a daily basis and the potential for loss or gain of the Fund’s futures positions and, in turn, the value of your Shares may fluctuate as well.

(6)	Depending On The Fund’s Leverage, A Relatively Small Movement In The Price Of A Designated Contract May Cause Greater Losses.

The Fund will take long and short futures positions on the same Index Commodity, and the notional value of each may be greater than the Fund’s Net Asset Value. Holding futures positions with a notional amount in excess of the Fund’s Net Asset Value constitutes a form of leverage. The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of the Index Commodities in which the Fund has long futures positions relative to the Index

Commodities in which the Fund has short futures positions.

There can be no assurance that the use of both long and short positions will reduce the volatility of the Index during any or all market cycles or periods, or that the Fund will achieve its objectives. It is possible that the Fund may experience losses in both its long and short positions at the same time. Such losses will be greater as a result of the Fund’s use of leverage. Under such circumstances, the Fund’s losses would be greater as a result of its leverage than would be the case were it to limit its overall exposure to Index Commodities with a notional value of 100% of the Fund’s net assets.

The Index Sponsor will attempt to maintain market neutrality by employing a “Market Neutral Exposure Adjustment Factor” in an attempt to adjust for the difference in volatilities (e.g. beta) between the Designated Contracts on the Long Sub-Index and the Short Sub-Index for each Index Commodity. At times, the Market Neutral Exposure Adjustment Factor may increase the aggregate amount of leverage. In turn, the Fund’s leverage will also increase. Such an increase would amplify the Fund’s losses accordingly if the aggregate roll yields move in an adverse direction.

As a result of its use of leverage, the Fund may be required to deposit a greater proportion of its net assets as margin, not expected to exceed [__]% of net assets. Similarly, as a result of its use of leverage, the Fund will trade more futures contracts and incur more brokerage commission expenses than it would if it did not use leverage.

(7)	Short Selling Theoretically Exposes The Fund To Unlimited Losses.

The Fund will establish long positions in Designated Contracts of the Long Sub-Index and short positions in Designated Contracts of the Short Sub- Index. Holding short positions in Designated Contracts of the Short Sub- Index involves selling the Designated Contracts which means that the Fund will suffer a loss if the price of the Designated Contracts rises while the Designated Contracts are open. Because the price of any Designated Contract, in theory, could rise to infinity, a short position in the Designated Contracts exposes the Fund to theoretically unlimited liability. The Fund’s losses could result in the total loss of your investment. A significant loss may require the Managing Owner or its Commodity Broker to liquidate a part or all of the Fund’s assets. Such a forced liquidation may increase losses if these assets are being sold at a loss.

(8)	Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result, Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share.

The Net Asset Value per Share will change as fluctuations occur in the market value of the Fund Portfolio. Investors should be aware that the market price per Share may be different from the Net Asset Value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the market price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary market for Shares is closely related, but not identical to, the same forces influencing the prices of the futures contracts underlying the Index Commodities trading individually or in the aggregate, at any point in time. Furthermore, any market forces that affect the prices of the Index Commodities may in turn also affect the value of the Index Commodity Interests accordingly. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed, and in turn, the difference between the Net Asset Value per Share and the public market price per Share may either increase or decrease.

Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public market price of the Shares or can redeem a Basket at a premium over the public market price of the Shares. The Managing Owner expects that the exploitation of these arbitrage opportunities by Authorized Participants and their customers will tend to cause the public market price per Share to track Net Asset Value per Share over time.

(9)	Non-concurrent Trading Hours Between NYSE Arca And The Various Futures Exchanges On Which The Designated Contracts or Substitute Contracts (Which Are Listed On futures exchanges Other Than The Futures Exchanges) Are Traded May Impact The Value Of Your Investment.

The value of a Share may be influenced by non-concurrent trading hours between NYSE Arca and the various Futures Exchanges on which the Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded. While the Shares trade on NYSE Arca during the NYSE Arca Core Trading Session from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, the trading hours for the Futures Exchanges on which each of the Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded may not necessarily coincide during all this time.

For example, while the Shares trade on NYSE Arca until 4:00 p.m. Eastern Standard Time, liquidity in the global aluminum market will be reduced after the close of the London Metal Exchange Limited at 12:00 p.m. Eastern Standard Time. As a result, during periods when NYSE Arca is open and the futures exchange on which aluminum is traded is closed, liquidity in the global aluminum market will be reduced or extremely limited, thus trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the market price of the Shares and the Net Asset Value of the Shares.

(10)	Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits And Other Position Limitation Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.

The Index is currently composed of long and short positions in the Designated Contracts on the 24 Index Commodities, each of which are subject to speculative position limits and other position limitations, as applicable, which are imposed by either the CFTC or the rules of the Futures Exchanges on which the Designated Contracts are traded. These position limits prohibit any person from holding a position of more than a specific number of such Designated Contracts (or Substitute Contracts, if applicable). The purposes of these limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts.

Pursuant to the statutory mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, which was signed into law on July 21, 2010, on October 18, 2011, the CFTC adopted regulations, or the Regulations, that impose new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities, or Referenced Contracts, and economically equivalent swaps. The Regulations were to go into effect 60 days after the term “swap” is further defined pursuant to Section 721 of the Dodd-Frank Act. However, on September 28, 2012, a federal court issued an order vacating the Regulations. At this time, it is not certain whether the CFTC will appeal the federal court’s order or propose new position limits rules identical to the Regulations but in conformity with procedural guidelines set forth in the federal court’s order.

For example, speculative position limits in the physical delivery markets are set at a stricter level during the month when the futures contract matures and becomes deliverable, known as the “spot month,” versus the limits set for all other months. If the Managing Owner determines that position limits in a Designated Contract are reached, or when a Futures Exchange imposes limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, then the Fund intends to invest first, in Cleared Swaps (to the extent permitted under the position limits applicable to Cleared Swaps and appropriate in light of the liquidity in the Cleared Swaps market); and then, if applicable, second, using its commercially reasonable judgment, in Substitute Contracts or in Alternative Financial Instruments.

Under current regulations, subject to any relevant exemptions, traders, such as the Fund, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. Under the vacated Regulations, the CFTC would have required certain persons to aggregate exchange listed futures and economically equivalent swap positions owned or controlled by such persons.

Exchanges may also establish accountability levels applicable to futures contracts. An exchange may order a person who holds or controls aggregate positions in excess of specified position accountability levels not to further increase the positions, to comply with any prospective limit which exceeds the size of the position owned or controlled, or to reduce any open position which exceeds position accountability levels if the exchange determines that such action is necessary to maintain an orderly market.

Because the Fund is subject to speculative position limits, accountability levels and other position limitations, as applicable, the Fund’s ability to issue new Baskets or to reinvest income in additional Designated Contracts may be limited to the extent these activities would cause the Fund to exceed its applicable limits unless the Fund trades first, Cleared Swaps, and then, if applicable, Substitute Contracts or Alternative Financial Instruments (if any) in addition to and as a proxy for Designated Contracts. These limits and the use of Cleared Swaps, Substitute Contracts or Alternative Financial Instruments in addition to or as a proxy for Designated Contracts may affect the correlation between changes in the Net Asset Value per Share and changes in the level of the Index, and the correlation between the market price of the Shares, as traded on NYSE Arca and the Net Asset Value per Share.

Regulatory reform, by its nature, is unpredictable, and may be detrimental to the Fund and the Net Asset Value or the market price, as applicable, of your Shares. Under the vacated Regulations, the CFTC, among other things, established speculative position limits on exchange listed futures and options on physical commodities (including certain energy, metals and agricultural products) and economically equivalent over-the-counter derivatives. Under the vacated Regulations, the CFTC also established aggregate position limits for certain other contracts based on the same underlying commodity, including certain contracts traded on non-U.S. exchanges. Depending on the outcome of any future CFTC or futures exchanges rulemaking, as applicable, the rules concerning position limits or other position limitations, as applicable, may be amended in a manner that is detrimental to the Fund. For example, if the amended rules are detrimental to the Fund, the Fund’s ability to issue new Baskets, or the Fund’s ability to reinvest income in additional Designated Contracts (or ultimately any Index Commodity Interest), may be limited to the extent these activities would cause the Fund to exceed the applicable position limits or other position limitations, as applicable. Limiting the size of the Fund may affect the correlation between the market price of the Shares of the Fund, as traded on NYSE Arca, and the Net Asset Value of the Fund. That is, the inability to create additional Baskets could result in the market price of the Shares in the Fund trading at a premium or discount to the Net Asset Value of the Fund.

(11)	The Fund’s Performance May Not Always Replicate The Changes In The Levels Of The Index. As A Result, There Will Be Times When The Fund’s Performance Will Not Meet The Investment Expectations Of The Shareholders.

It is possible that the Fund’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for the relevant Index Commodities, the imposition of speculative position limits or any other related position limitations, as applicable (as discussed in the section “The Risks You Face – (5) Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits And Other Position Limitation Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share”), or due to other circumstances. If the Managing Owner determines that position limits in a Designated Contract are reached, or, when a Futures Exchange imposes limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, then the Fund intends to invest first, in Cleared Swaps (to the extent permitted under the position limits applicable to Cleared Swaps and appropriate in light of the liquidity in the Cleared Swaps market); and then, if applicable, second, using its commercially reasonable judgment, in Substitute Contracts or in Alternative Financial Instruments. By investing in proxies to the Designated Contracts such as Cleared Swaps, Substitute Contracts and Alternative Financial Instruments (if any), the Fund may experience additional tracking error due to a change in the character of the instruments owned by the Fund, or by potentially increasing the frequency of required trading, which may increase brokerage commissions and may result in additional tracking error. In addition, the Fund is not able to replicate exactly the changes in levels of the Index because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income, if any, from the Fund Portfolio. Tracking the Index requires trading of the Fund Portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(12)	The Fund Is Not Actively Managed And Will Seek To Track The Index During Periods In Which The Index Is Flat Or Declining As Well As When The Index Is Rising. Therefore, Investors Will Not Be Protected Against Adverse Movements In The Level Of The Index, Which In Turn, May Have A Significantly Adverse Impact On The Shares.

The Fund is not actively managed by traditional methods. For example, if the Designated Contracts, Cleared Swaps, Substitute Contracts or the Alternative Financial Instruments (if any) owned by the Fund are trending in an adverse direction, the Fund will not close out the Designated Contracts, Cleared Swaps, Substitute Contracts or terminate the Alternative Financial Instruments (if any), except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the Net Asset Value of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(13)	NYSE Arca May Halt Trading In The Shares Which Would Adversely Impact Your Ability To Buy Or Sell Shares.

The Shares will be listed for trading on NYSE Arca under the market symbol “CCRV.” Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules, circuit breakers and procedures, for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.

(14)	Delisting Of The Shares Will Terminate The Fund.

There can be no assurance that the requirements necessary to maintain the listing of the Shares on the NYSE Arca will continue to be met or will remain unchanged. The Fund will be terminated if the Shares are delisted.

(15)	The Lack Of An Active Trading Market For The Shares May Result In Losses On Your Investment At The Time Of Disposition Of Your Shares.

Although we anticipate that the Shares will be listed and traded on NYSE Arca, there is no certainty that an active trading market for the Shares will develop or be maintained. A number of factors may prevent the development of an active trading market, including, but not limited to, Authorized Participants who elect not to participate actively, which may impede the development of a liquid market. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price that you would receive if an active market did exist.

(16)	The Affiliated Liquidity Provider May Act In A Manner That Ignores Or Disregards The Interests Of Shareholders.

The Affiliated Liquidity Provider (as defined below) has no obligation to provide liquidity to the Fund. The Affiliated Liquidity Provider may decide to cease its activities intra-day, for periods longer than one day or permanently and may act in a manner that ignores or disregards the interests of Shareholders. For example, as the amount of liquidity decreases, the Affiliated Liquidity Provider, any other affiliated liquidity provider or any other affiliate of the Managing Owner, may benefit from the potential increase in spreads between the bid and offering price for the Shares while Shareholders experience losses in the market price of their Shares.

(17)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares.

If one or more Authorized Participants (including the Authorized Participant which is an affiliate of the BNP Affiliated Entities) which have substantial interests in the Shares of the Fund were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the market price of your Shares or lead to tracking error between the market price per Share and the Net Asset Value per Share.

(18)	Shareholders That Are Not Authorized Participants May Only Purchase Or Sell Their Shares In Secondary Trading Markets, And The Conditions Associated With Trading In Secondary Markets May Adversely Affect Investors’ Investment In The Shares.

Only Authorized Participants may create or redeem Baskets at a price equal to the net asset value of a Basket. In addition to creating or redeeming Baskets directly with the Fund, Authorized Participants may also buy or sell Shares through the secondary market at market prices. In contrast, ordinary investors who are not Authorized Participants are limited to secondary market transactions at market prices. Because ordinary investors who are not Authorized Participants may not create or redeem Baskets, these investors do not have identical arbitrage opportunities that are available to Authorized Participants, and therefore, ordinary investors who are not Authorized Participants are subject to the state of the secondary market at the time of a transaction. Ordinary investors who are not Authorized Participants may be required to conduct a transaction on the secondary market when conditions are adverse to an investor’s interests, such as when the market price for Shares is lower than the net asset value per Share and the ordinary investor seeks to sell Shares.

(19)	The Shares Are A New Securities Product And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(20)	As The Managing Owner And Its Trading Principals Have Limited History Of Operating An Investment Vehicle Like The Trust Or The Fund, Their Experience May Be Inadequate Or Unsuitable To Manage The Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust or the Fund and has limited history of past performance. The Managing Owner and its trading principals have the limited experience of managing one other commodity pool. The past performance of the Managing Owner’s management of the other commodity pool is no indication of its ability to manage investment vehicles such as the Trust or the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust or the Fund, the operations and performance of the Trust or the Fund may be adversely affected.

(21)	The Fund Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Fund On The Basis Of Limited Information.

The Fund has not commenced trading and does not have a performance history upon which to evaluate your investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had a performance history, such performance history may (or may not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a limited history which might (or might not) be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.

(22)	Price Volatility May Possibly Cause The Total Loss Of Your Investment.

Designated Contracts, Cleared Swaps, Substitute Contracts and the Alternative Financial Instruments (if any) have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in Shares.

(23)	Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets.

Investors in the Fund will pay fees and expenses in the aggregate amount of approximately [-]% per annum as described herein. Additionally, investors are expected to be charged a customary commission by their brokers in connection with purchases or sales, which will vary from investor to investor.

Consequently, depending upon the interest rate environment, the expenses of the Fund could, over time, result in losses to your investment. You may never achieve profits, significant or otherwise.

(24)	The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. The Managing Owner may withdraw from the Fund (for any reason or no reason at all) upon 30 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. If the Managing Owner discontinues its activities on behalf of the Fund and a substitute managing owner has not been appointed, the Fund will terminate and your investment in Shares will be terminated at a time that is not of your choosing, and may adversely affect the value of your portfolio.

Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to gain an exposure to the Index through the vehicle of the Fund will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See the section “Description of the Shares; The Trust; The Fund; Certain Material Terms of the Declaration of Trust — Termination Events” for a summary of termination events. These detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or any other CFTC registered service provider were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(25)	Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Fund And, In Turn, The Value Of Your Shares.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, regulatory certainty, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices.

Furthermore, the above distortions and/or disruptions may cause the Fund to liquidate certain of its holdings of Cash Instruments in order to generate sufficient cash to meet margin requirements or close positions at inopportune times.

Market illiquidity and price limits may cause losses for the Fund, and in turn, adversely affect the market price of your Shares.

(26)	The Net Asset Value Of Your Shares May Be Adversely Affected By Redemption Orders That Are Subject To Suspension, Postponement Or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Managing Owner, on behalf of the Fund, will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of the Managing Owner’s counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Net Asset Value of the Fund declines during the period of delay. The Fund and the Managing Owner disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(27)	Because The Fund Employs A Market Neutral Strategy, Failure Of Such A Strategy May Cause The Fund To Trade Unprofitably While Overall Stocks And Bond Prices Could Rise Significantly, And The Economy As A Whole Prosper.

The Index employs a market neutral strategy in an attempt to isolate the roll yield associated with each of the Long Sub-Index and the Short Sub-Index. In turn, the Fund, which seeks to track the Index, will invest in long positions in the Designated Contracts underlying the Long Sub-Index and will invest in short positions in the Designated Contracts underlying the Short Sub-Index. If the market neutral strategy fails, the Fund may trade unprofitably while overall stock and bond prices could rise significantly and the economy as a whole prosper.

(28)	Failure Of The Index To Exhibit Low Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Increase Losses To Your Portfolio.

Historically, market neutral indices have tended to exhibit low correlation with the returns of other financial assets such as stocks and bonds. Although the Index can provide a diversification benefit to investor portfolios because of its low correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the levels of the Index change, and in turn, the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(29)	Various Actual And Potential Conflicts Of Interest May Be Detrimental To Shareholders.

The Fund will be subject to actual and potential conflicts of interest involving each of the BNP Affiliated Entities. The Managing Owner and its principals, officers and directors, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Brokers, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Brokers.

(30)	Failure Of PBI To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Fund Remains At Risk Of Significant Losses Because The Fund May Only Receive A Pro-Rata Share Of The Assets Or No Assets At All.

The CEAct requires PBI to segregate all funds received from customers from such broker’s proprietary assets. If PBI fails to do so, the assets of the Fund might not be fully protected in the event of PBI’s bankruptcy. Furthermore, in the event of PBI’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of PBI’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by PBI. PBI may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under the section “The Commodity Brokers.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through PBI as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(31)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Trust And The Fund.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust and the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(32)	Failure Of The Clearinghouse To Meet Its Obligations With Respect To Cleared Swaps May Adversely Impact The Net Asset Value Of The Fund, And The Value Of Your Shares.

If the Fund enters into Cleared Swaps, the Fund will be exposed to the risk that the clearinghouse for the Cleared Swaps will not meet its obligations. Failure of the clearinghouse to meet its obligations may adversely impact the net asset value of the Fund, and in turn, the value of your Shares.

(33)	Shareholders Do Not Have Certain Rights And Protections Enjoyed By Investors In Certain Other Vehicles, Such As Corporations.

As beneficial interests in a separate series of a Delaware statutory trust, the Shares do not provide Shareholders with all of the statutory rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner). Therefore, an investment in Shares does not provide certain rights and protections offered by an investment in certain other investment vehicles, such as corporations.

(34)	An Investment In The Shares May Be Adversely Affected By Competition From Other Investment Vehicles.

The Fund constitutes a relatively new, and thus initially untested, type of investment vehicle. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(35)	Competing Claims Over Ownership Of Intellectual Property Rights Related To The Fund Could Adversely Affect The Fund And An Investment In The Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(36)	The Value Of The Shares Will Be Adversely Affected If The Fund Is Required To Indemnify The Trustee Or The Managing Owner.

Under the Fourth Amended and Restated Declaration of Trust, which we refer to as the Declaration of Trust, the Trustee has the right to be indemnified for any liability or expense it incurs without its gross negligence or willful misconduct and the Managing Owner has the right to be indemnified for any liability or expense it incurs without its fraud, gross negligence, bad faith, willful misconduct or without a material breach of the Declaration of Trust by the Managing Owner. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the Net Asset Value of the Fund and the market price of the Shares.

(37)	The Net Asset Value Calculation Of The Fund, And In Turn, The Net Asset Value Of Your Shares, May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available On The Date Of Net Asset Value Calculation.

Calculating the Net Asset Value of the Fund includes, in part, any unrealized profits or losses on open Index Commodity Interests. Under normal circumstances, the Net Asset Value of the Fund reflects the settlement price of open commodity futures contracts on the date when the Net Asset Value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and non-U.S. exchanges) could not be traded on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been traded will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the Net Asset Value of the Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been traded would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the Net Asset Value of the Fund could be under or overstated, perhaps to a significant degree.

The Fund’s commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.”

(38)	The Intra-day Indicative Value Of The Shares And The Intra-day Indicative Value Of The Index May Be Overstated Or Understated Due To The Valuation Method Employed.

The intra-day indicative value of the Shares is based on the prior day’s final Net Asset Value per Share, adjusted at least once every 15 seconds during each NYSE Arca Core Trading Session to reflect the continuous price changes of the Fund’s Designated Contracts and other holdings to provide a continuously updated estimated intra-day indicative value per Share. Because this valuation method only provides an approximation of the intra-day indicative value of the Shares, the estimated intra-day indicative value of the Shares may be either higher or lower than the market price of the Shares on NYSE Arca. The calculation of the Fund’s intra-day indicative value does not reflect the intra-day changes that occur with respect to the futures contracts owned by the Fund.

The intra-day indicative value of the Index is based on the prior day’s closing level, adjusted once every 15 seconds during each NYSE Arca Core Trading Session to reflect the continuous changes in the closing levels of the Index to provide a continuously updated estimated closing level of the Index. The Index Sponsor will calculate the intra-day indicative value of the Index based on the last trading price of certain futures contracts and these trading prices may not be the most updated values. Because this valuation method only provides an approximation of the intra-day indicative value of the Index, the estimated intra-day indicative value of the Index as calculated by the Index Sponsor may be either higher or lower than if the intra-day indicative value of the Index were calculated using a valuation methodology that closer approximated the current value of the relevant futures contracts.

If either of these occur, certain investors may inadvertently decide to either buy or sell Shares on NYSE Arca at a time which would not have been optimal. Therefore, the timing of your transaction may have prevented you from maximizing your potential profit or minimizing your potential loss.

(39)	Shareholders Have No Rights Against The Index Sponsor For Decisions That May Negatively Affect The Existence Of The Index Or The Index Level.

You have no rights against the Index Sponsor or its successors.

The Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the Shareholders or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the Index, including, without limitation, all sub-indices, to track the appropriate market returns. The Index Sponsor’s only relationship to the Managing Owner and the Fund is the licensing of certain trademarks, trade names of the Index Sponsor, the S&P GSCI®™ and other intellectual property. The S&P GSCI®™ and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to the Managing Owner and the Fund. The Index Sponsor has no obligation to take the needs of the Managing Owner, the Fund or the Shareholders into consideration in determining, composing or calculating the S&P GSCI®™, the S&P GSCI®-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the net asset value of a Basket. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the S&P GSCI®™, the S&P GSCI®-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Fund, the Shareholders or any other person or entity from use of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P GSCI®™, the S&P GSCI®-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

(40)	Shareholders Have No Rights Against The Publishers Or Sponsors Of Designated Contracts Underlying The Index.

Although the market price of the Shares will be influenced by the values of the Index, investors will have no rights against any of the publishers or sponsors of the Designated Contracts underlying the Sub-Indices and in turn, the Index. The publishers or sponsors of the Designated Contracts underlying the Sub-Indices and in turn, the Index are not involved in the offering of the Shares in any way and have no obligation relating to this offering or to the Shareholders.

(41)	The Index Sponsor And Its Affiliates May Publish Research That Conflicts With Each Other And Which May Negatively Impact The Value Of The Fund And Your Shares.

The Index Sponsor and its affiliates may publish research from time-to-time on commodity markets and other matters that may influence the market price of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. The Index Sponsor and its affiliates may have published or may publish in the future research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with each other and may be modified from time-to-time without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

(42)	Changes In The Composition And Valuation Of The Index May Adversely Affect Your Shares.

The composition of the Index and the Sub-Indices may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the Index and the Sub-Indices fail to satisfy those criteria. The weighting factors applied to each commodity included in the Index and the Sub-Indices change annually, based on changes in commodity production statistics. In addition, the Index Sponsor may modify the method for determining the composition and weighting of the Index and the Sub-Indices and for calculating its value in order to ensure that the Index represents the difference in the roll yield of its underlying Sub-Indices. Such changes could adversely affect the value of your Shares.

(43)	The Index And The Sub-Indices May In The Future Include Contracts That Are Not Traded On Regulated Futures Exchanges And That Offer Different Or Diminished Protections To Investors.

The Index and the Sub-Indices are comprised exclusively of futures contracts traded on regulated futures exchanges. Such exchanges in the United States are referred to as “designated contract markets.” However, the Index and the Sub-Indices may in the future include contracts (such as swaps and forward contracts) traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the CEAct or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, a number of electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the possible inclusion of such contracts in the Index and the Sub-Indices may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

(44)	Because The Index Commodities May Not Be Equally Weighted, The Designated Contracts With Greater Weight May Have A Larger Impact On The Aggregate Results Of The Index, And May Increase The Potential Losses To Your Shares.

The Index Commodities may have different weights at various times. One consequence of such an unequal weighting of the Index Commodities is that the same percentage change in the Designated Contracts of two of the Index Commodities may have different effects on the Index level due to the unequal weightings. Therefore, as the weighting of a long position in a Designated Contracts in an Index Commodity increases, a decrease in the value of such a Designated Contract would further decrease the level of the Index, and in turn, the market price of your Shares. Conversely, as the weighting of a short position in a Designated Contracts in an Index Commodity increases, an increase in the value of such a Designated Contract would further decrease the level of the Index, and in turn, the market price of your Shares.

(45)	Certain Of The Designated Contracts, Substitute Contracts, Cleared Swaps And The Related Alternative Financial Instruments Will Be Subject To Pronounced Risks Of Pricing Volatility. The Effects Of Any Such Volatility Is Increased By The Fund’s Level Of Leverage, Which May Then Adversely Affect The Value Of Your Shares.

Certain of the Designated Contracts (and Substitute Contracts, if any), most notably agricultural products, tend to have only a few contract months each year that trade with sufficient liquidity. Thus, the futures contracts corresponding to these commodities tend to expire infrequently, roll forward less frequently than monthly, and may have further pronounced pricing volatility during extended periods of low liquidity. In turn, the related Cleared Swaps and Alternative Financial Instruments (if any) may also reflect greater volatility accordingly.

Certain of the commodities, notably those in the energy and base metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts may be rolled forward every month. In respect of the Designated Contracts (and Substitute Contracts, if any) that represent energy, it should be noted that, due to the significant level of its continuous and worldwide consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. In turn, the related Cleared Swaps and Alternative Financial Instruments (if any) may also reflect greater volatility accordingly.

As a result of the additional volatility of the Index Commodities, the closing levels of the Index, and in turn the market price of your Shares, may also become subject to a corresponding increase in volatility. Furthermore, any such increase in the volatility is amplified by the level of the Fund’s leverage, which may then adversely affect the value of your Shares.

(46)	Because The Weight Of The Long And Short Sub-Indices In The Reference Index Are Rebalanced On A Monthly Basis, The Relative Weight Of Each Sub-Index In The Reference Index Can Vary On Each Index Business Day Due To The Changes In Their Respective Closing Levels. As A Result, The Potential Roll Yield Differential Between the Sub-Indices May Not Be Maximized Which In Turn, Prevents Your Shares From Maximizing Their Value.

The weights of the Long Sub-Index and the Short Sub-Index in the Reference Index are both rebalanced on the 9th Index Business Day of each month. Additionally, the exposure of the Reference Index to the Short Sub-Index is rebalanced on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally. On any Index Business Day, the closing levels of the two Sub-Indices may have changed at a different rate since the last rebalancing, which may then either increase or decrease the relative weight of each Sub-Index in the Index, and in turn, the weight of the Designated Contract underlying each Sub-Index. The different rebalancing frequency of the Sub-Indices may adversely affect the value of the Shares, due to the reasons described below.

One of the assumptions underlying the Fund’s strategy is that the Dynamic Roll method is a rolling process that is relatively more efficient than the Standard Roll method. Assuming that this assumption is true, then the Fund would benefit if the weight of the Long Sub-Index either remains unchanged or increases relative to the Short Sub-Index. However, if the relative weight of the Long Sub-Index has decreased since the last rebalancing or, if the relative weight of the Short Sub-Index in the Reference Index has increased since the last rebalancing, the Index may not benefit fully from the roll yield difference between the Designated Contracts underlying each of the Long Sub-Index and the Short Sub-Index. In turn, the Fund, which seeks to track the Index, will not be able to maximize the benefits due to the roll yield difference between the Designated Contracts underlying each of the Long Sub-Index and the Short Sub-Index. Therefore, the value of your Shares will not be maximized and may be adversely affected.

Assuming that this assumption is false, then the Fund would not benefit if the relative weight of the

Long Sub-Index has increased since the last rebalancing or, if the relative weight of the Short Sub-Index in the Reference Index has decreased since the last rebalancing. If the roll yield assumption fails and the relative weight of the Long Sub-Index in the Reference Index has increased since the last rebalancing or, if the relative weight of the Short Sub-Index in the Index has decreased since the last rebalancing, the Index may be increasingly affected by the underperformance of the Roll Yield assumption. Therefore, assuming that the roll yield strategy fails, the value of your Shares will be adversely affected as the relative weight of the Long Sub-Index increases.

Fund and Regulatory Related Risks

(47)	Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies, such as, for example, the requirement that investment companies must have a board of directors comprised of disinterested directors which oversees the registered fund’s activities with respect to entering into advisory contracts and other agreements and the requirement that investment companies must establish policies and procedures that address various conflicts of interest. Furthermore, the Investment Company Act of 1940 imposes a number of investment restrictions and diversification requirements, prohibitions against certain transactions with affiliates, and regulates a number of additional areas. Investors in Shares will not have the benefit of any of these protections.

(48)	Trading On Commodity Exchanges Outside The U.S., Such As The London Metal Exchange And ICE Europe, Is Not Subject To U.S. Regulation. Shareholders Could Incur Substantial Losses From Trading On Foreign Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had The Fund’s Trading Been Limited To U.S. Markets.

Some of the Fund’s trading is expected to be conducted on commodity exchanges outside the U.S. Specifically, the Fund’s trading of aluminum, copper, lead, nickel and zinc will be conducted on the London Metal Exchange, which we refer to as the LME. Additionally, the Fund’s trading of brent and gas oil will be conducted on ICE Futures Europe, which we refer to as ICE Europe. Trading on these exchanges is regulated by non-U.S. governmental authorities and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Shareholders could incur substantial losses from trading on foreign exchanges which such Shareholders would not have otherwise been subject had the Fund’s trading been limited to U.S. markets.

(49)	Alternative Financial Instruments (If Any), Such As Forward Agreements And Over-The-Counter Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Fund Not Realizing A Trading Gain.

The Managing Owner may determine that the Fund may enter into one or more Alternative Financial Instruments (if any) through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you may not receive all of the same protection as provided to futures traders in U.S. markets by the CFTC, regulatory scheme or the statutory scheme of the CEAct. Although the Managing Owner does not expect the Fund to have a significant exposure to Alternative Financial Instruments, the Declaration of Trust does not limit the amount of funds that the Fund may invest in Alternative Financial Instruments. Therefore, as the amount of funds invested in Alternative Financial Instruments increases, the risks highlighted in this risk factor increase correspondingly.

Markets in which the Fund may effect a transaction in one or more Alternative Financial Instruments are in the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of the Fund engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, the Fund faces the risk of non-performance by the counterparties to the Alternative Financial Instruments and such non-performance may cause some or all of the Fund’s gain, if any, on its Alternative Financial Instruments to be unrealized.

The Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Because certain Alternative Financial Instruments:

•	are not traded on an exchange,

•	do not have uniform terms and conditions,

•	are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and

•	in general, are not transferable without the consent of the counterparty,

Alternative Financial Instruments are less marketable than Designated Contracts (and Substitute Contracts, if any).

(50)	The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

In response to the recent financial crises, the Obama Administration and the U.S. Congress proposed sweeping reform of the U.S. financial regulatory system. After over a year of debate, the Reform Act became law in July 2010. The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Reform Act on the Fund, the Managing Owner, and the markets in which the Fund trades and invests. The Reform Act could result in certain investment strategies in which the Fund engages or may have otherwise engaged becoming non-viable or non-economic to implement. The Reform Act and regulations adopted pursuant to the Reform Act could have a material adverse impact on the profit potential of the Fund. See also “The Risks You Face – (49) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares” below.

(51)	The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.

The Reform Act was enacted in July 2010. The Reform Act includes provisions that comprehensively regulate the over-the-counter, or OTC, derivatives markets for the first time.

The Reform Act mandates that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements will apply to the holding of customer collateral by OTC derivatives dealers. These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it with respect to its investments in Alternative Financial Instruments (if any). Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund will not qualify to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund executes the majority of its Alternative Financial Instruments (if any) will not be able to rely on the end-user exemptions under the Reform Act and therefore such Alternative Financial Instruments may be subject to mandatory clearing and the dealers will be subject to margin requirements irrespective of whether the Fund is subject to such requirements. OTC derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as is currently permitted. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The SEC and/or CFTC, as applicable, may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions. They may also render investment in Alternative Financial Instruments (if any) in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Fund or the Managing Owner may be required to register as major participants in the OTC derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may further increase the overall costs for OTC derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Reform Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

(52)	Although The Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of The Fund Or Indemnification Of The Fund By The Shareholders Will Increase A Shareholder’s Liability.

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Fourth Amended and Restated Declaration of Trust and Trust Agreement, which we refer to as the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures pool, Shareholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

Fund and Tax Related Risks

(53)	Shareholders Will Be Subject To Taxation On Their Allocable Shares Of The Fund’s Taxable Income, Whether Or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable shares of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their shares of the Fund’s taxable income or even the tax liability that results from such income.

(54)	Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Such Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(55)	The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.

Under current law, long-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

(56)	The Fund Could Be Treated As A Corporation For U.S. Federal Income Tax Purposes, Which May Substantially Reduce The Value Of Your Shares.

The Trust has received an opinion of counsel that, under current law and assuming full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents), the Fund will be classified as a partnership for U.S. federal income tax purposes. This opinion is based on the assumption that (i) 90% or more of the Fund’s gross income during each taxable year consists of “qualifying income,” as defined in the Code and (ii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Although the Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception, that result cannot be assured. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income”. If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

(57)	Because Each Shareholder Will Receive A Tax Report On Schedule K-1, A Shareholder May Incur Additional Fees And Expenses If The Shareholder Engages A Tax Expert To Assist In The Preparation Of The Shareholder’s Tax Returns.

Because the Fund will be treated as a partnership for U.S. federal income tax purposes, tax information will be provided to each Shareholder on Schedule K-1. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from U.S. Treasury securities, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares. If a Shareholder engages a tax expert to assist in the preparation of the Shareholder’s tax returns because of the Schedule K-1, the Shareholder will incur additional fees and expenses.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in the Summary section, in the section “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

INVESTMENT OBJECTIVE

General

The Fund will seek to track changes, whether positive or negative, in the level of the S&P GSCI® Dynamic Roll Alpha Light Energy Excess Return Index, which we refer to as the Index, over time. The Index is non-directional in nature because the Index will be exposed to the changes in the prices of both long and short futures positions on each of the Index Commodities comprising the Index. The Index seeks to reflect the difference in the “roll yield” of its underlying sub-indices as described below. The Shares are designed for investors who want a convenient way to gain an exposure to the roll yield associated with a diversified selection of commodities and an index strategy that seeks to generate positive returns under various market conditions.

Considerations relating to an investment in the Shares include:

•

Market Neutral. An investment strategy that seeks positive returns under various market conditions sometimes is referred to as an “absolute return” strategy. By taking long and short positions in a number of Index Commodities, the Fund, like the Index, seeks to produce a positive return regardless of the direction of the commodity markets. The market values of the Fund’s short positions are expected to increase during a downturn in the commodity markets, while the long positions are expected to decrease.

•

Rolling Methodologies. The Index is an excess return commodity index comprised of commodity futures contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Fund establishes long positions in the Designated Contracts underlying the Long Sub-Index and establishes short positions in the Designated Contracts underlying the Short Sub-Index. The Fund utilizes a more flexible monthly futures contract rolling strategy, referred to as the “Dynamic Roll” methodology with respect to the long positions in the Designated Contracts underlying the Long Sub-Index. The Fund utilizes a liquidity focused monthly futures contract rolling strategy, referred to as the “Standard Roll” methodology with respect to the short positions in the Designated Contracts underlying the Short Sub-Index. The Dynamic Roll methodology is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets.

•

Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide investors with indirect exposure to commodity futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Investors will be able to purchase and sell Shares through traditional brokerage accounts.

•

Diversification. The Shares may help to diversify a portfolio because historically, market neutral indices have tended to exhibit low correlation with the returns of other financial assets, such as equities and bonds.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund and Effect of Leverage

The Fund seeks to achieve its investment objective by investing in long and short positions in exchange-traded futures on the Index Commodities (as set forth in the Table 1 on page 62) comprising the Index, or the Designated Contracts, with a view to tracking the Index over time. More specifically, the Fund seeks to achieve its investment objective by investing in Index Commodity Interests (as defined below) such that daily changes in the Fund’s NAV per Share will be expected to track the changes in the level of the Index.

The Index aims to be market neutral through its exposure to both the Long Sub-Index and the Short Sub-Index, which are expected to be highly correlated to each other. Because the Fund seeks to track the Index, the Fund will take long and short futures positions on the same Index Commodity, and the notional value of each may be greater than the Fund’s Net Asset Value. Holding futures positions with a notional amount in excess of the Fund’s Net Asset Value constitutes a form of leverage.

The capital base is comprised of “notional” dollars, not cash. The notional value of a futures contract that references a physical commodity, such as West Texas Intermediate Crude Oil, is the contract size (measured in fixed units of the corresponding commodity) multiplied by the market price for future delivery of the commodity. So if a contract for December delivery of 1,000 barrels of West Texas Intermediate Crude Oil has a market price of $95, the notional value of the contract is $95,000 (1,000 contract size x $95 market price). It is referred to as a “notional” value because it does not exist “physically”; it exists only hypothetically as the subject of an agreement between the parties to the contract.

The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of the Index Commodities in which the Fund has long futures positions relative to the Index Commodities in which the Fund has short futures positions.

Although the Fund has not commenced operations, the Managing Owner expects that the Fund may have an average aggregate (leveraged) notional value of approximately 180% of the Fund’s equity, based upon the closing levels of the Index covering the period from July 14, 1995 to February 28, 2013. During the same period, the Index’s leverage ranged from a low of approximately 145% to a high of 220%. Because the Fund seeks to track the Index, the Managing Owner expects that, over time, the Fund’s leverage ratio should be relatively close to the leverage ratio of the Index. Actual leverage levels of the Fund, when available, may be less than or greater than this range. Past leverage levels of the of the Index are not necessarily indicative of future leverage levels of the Index and the Fund. See Table 4 on page 75 in the section “Historical Closing Levels.”

Based on the historical closing levels of the Index, the Managing Owner expects that the Fund may be exposed to an average leveraged exposure of approximately 1.8:1 immediately upon rebalancing. However, because the notional value of each Designated Contract will rise or fall prior to rebalancing, the leverage ratio could be higher or lower than an approximately average leverage ratio of 1.8:1 between the notional value of the Fund’s Designated Contracts and the Fund’s equity immediately after rebalancing. Although the highest leverage ratio experienced by the Index was approximately 2.2:1 during the period from July 14, 1995 to February 28, 2013, there is no assurance that the Index’s, and in turn the Fund’s leverage ratio will not exceed the 2.2:1 ratio in the future. As the leverage ratio increases, your losses may increase correspondingly.

The Index

The Index was developed by the Index Sponsor and is intended to reflect a long/short, market-neutral investment strategy which reflects the difference between the “roll yield” (as discussed below) generated by S&P GSCI® Dynamic Roll Light Energy ER Index, or Long Sub-Index and the roll yield generated by the S&P GSCI® Light Energy ER Index, or Short Sub-Index, through a long exposure to the Designated Contracts of the Long Sub-Index, and a short exposure to the Designated Contracts of the Short Sub-Index. The exposure of the Index to the Long Sub-Index and to the Short Sub-Index is rebalanced once per month (as provided below in the description on the Reference Index). In addition, the exposure of the Index to the Short Sub-Index is adjusted on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally.

The Index Portfolio, denominated in USD, is currently comprised of both long and short positions in the Designated Contracts on the 24 underlying index commodities], or Index Commodities, as listed in Table 1 on page 62 in the section “Description of the S&P GSCI® Dynamic Roll Alpha Light Energy Index — Composition of the Index,” diversified across the commodity universe.

The holding of long positions involves purchasing commodity futures resulting in a net long position, which means that the investor’s portfolio will benefit if the prices of such Index Commodities rise and will be negatively affected if the prices of such Index Commodities decline. The holding of short positions involves selling commodity futures contracts resulting in a net short position, which means that the investor’s portfolio will benefit if the prices of such Index Commodities decline and will be negatively affected if the prices of such Index Commodities rise.

The Index Portfolio is a synthetic portfolio or basket of Index Commodities (and in turn, a reflection of the change in market price of these Index Commodities) because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.

The Index is an excess return commodity index comprised of Designated Contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. An index that includes an assumed return on a hypothetical portfolio of 3-month U.S. Treasury bills or any other risk free component is known as a “total return” index. An “excess return” index excludes returns on a hypothetical portfolio of 3-month U.S. Treasury bills or any other risk free component.

The Dynamic Roll Index Methodology is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets. A “backwardated” market means a market in which the prices of certain commodity futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations. A “contangoed” market means a market in which the prices of certain commodity futures contracts are lower for contracts with shorter-term expirations than for contracts with longer-term expirations.

The Standard Roll Index Methodology may sometimes diminish total returns due to periodic rolling expenses. Although the first nearby contracts are generally the most liquid, based on open interest, they may also become the most expensive (resulting in lower total returns) when the commodities market is in contango. Conversely, when commodity markets are in backwardation, indices that employ a Standard Roll strategy may generally increase total returns.

Additional Fund Information

The BNP Affiliated Entities are affiliates of the Fund.

Under the Declaration of Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

In certain limited circumstances as noted below, the Fund may also invest in:

•	swap agreements based on an Index Commodity that are cleared through the relevant Futures Exchanges or their affiliated provider of clearing services, or Cleared-Swaps; or in

•

futures contracts referencing particular commodities other than the Index Commodities (i.e., futures contracts traded on futures exchanges other than the Futures Exchanges indicated in Table 1 on page 62, including foreign exchanges), or Substitute Contracts; or in

•	Alternative Financial Instruments (as defined below) referencing the particular Index Commodity in furtherance of the Fund’s investment objective if, in the commercially reasonable judgment of the Managing Owner, such instruments tend to exhibit trading prices or returns that generally correlate with the Index Commodities.

Alternative Financial Instruments will be forward agreements, exchange-traded cash settled options, swaps other than Cleared Swaps, and other over-the-counter transactions that will serve as proxies for one or more Index Commodities.

Specifically, once position limits in a Designated Contract are reached or, a Futures Exchange imposes limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, the Fund intends to invest:

•	first, in Cleared Swaps to the extent permitted under the position limits applicable to Cleared Swaps and appropriate in light of the liquidity in the Cleared Swaps market; and then, if applicable,

•	second, using its commercially reasonable judgment, in Substitute Contracts or in Alternative Financial Instruments.

We refer to the Substitute Contracts and Alternative Financial Instruments collectively as the Other Commodity Interests. We refer to Other Commodity Interests, Designated Contracts and Cleared Swaps collectively as the Index Commodity Interests. Finally, we refer to the Fund’s aggregate holdings in Index Commodity Interests and Cash Instruments as its Fund Portfolio.

By utilizing certain or all of these investments, the Managing Owner will endeavor to cause the Fund’s performance to track the changes in closing levels of the Index.

Consistent with achieving the Fund’s investment objective of seeking to track the Index, the Managing Owner may, after reaching position limits in the Designated Contracts or, when a Futures Exchange has imposed limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, cause the Fund to first enter into or hold Cleared Swaps, and then, if applicable, enter into or hold Other Commodity Interests. For example, and as described further below, certain Cleared Swaps have standardized terms similar to, and are priced by reference to, a corresponding

Designated Contract. Additionally, Alternative Financial Instruments that do not have standardized terms and are not exchange-traded, or over-the-counter Alternative Financial Instruments, may generally be structured as the parties desire. Therefore, the Fund may first enter into multiple Cleared Swaps, and then, if applicable, enter into over-the-counter Alternative Financial Instruments intended to replicate the performance of each of the Designated Contracts, or a single over-the-counter Alternative Financial Instrument designed to replicate the changes in the closing levels of the Index as a whole. Assuming that there is no default by a counterparty to an over-the-counter Alternative Financial Instrument, the performance of the over-the-counter Alternative Financial Instrument is expected to correlate with the changes in the closing levels of the Index or the applicable Designated Contract. After reaching position limits in the Designated Contracts or when a Futures Exchange has imposed limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, and after entering into or holding Cleared Swaps, the Fund may also enter into or hold over-the-counter Alternative Financial Instruments to facilitate effective trading, consistent with the Fund’s “roll” methodology. In addition, after reaching position limits in the Designated Contracts or when a Futures Exchange has imposed limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, and after entering into or holding Cleared Swaps, the Fund may enter into or hold over-the-counter Alternative Financial Instruments that would be expected to alleviate overall deviation between the Fund’s performance and the changes in the closing levels of the Index that may result from certain market and trading inefficiencies or other reasons.

In order to enter into a cleared swap, the Fund would first negotiate with a swap dealer. After completing the negotiations, the swap would then be submitted to the applicable regulated clearinghouse for clearing and settlement services. Cleared swaps are swaps without the traditional counterparty default risks that are present in bilateral transactions. Because a centralized clearinghouse is inserted as the intermediary between the two counterparties of a swap, the customers of each counterparty are better protected against the effects of a default by the other counterparty. The clearinghouse clears the swap between the counterparties. If the counterparty becomes insolvent, clearinghouse procedures require that customers’ cleared swaps be transferred to a solvent member of the clearinghouse. In the event a clearinghouse becomes insolvent, it will be subject to special bankruptcy procedures and the Federal Deposit Insurance Corporation may oversee the orderly liquidation of a clearinghouse where failure would have serious adverse consequences to the financial stability to the United States.

Cleared swaps do not require the delivery of the underlying commodity upon settlement. Instead, the positions are netted for margining and mark-to-market purposes and are cash settled. Similar to futures contracts, cleared swaps are also subject to initial and maintenance margin and position accountability levels as determined by the applicable futures exchange.

Cleared swaps are marked to market on a daily basis and the value of the cleared swaps is based upon the applicable underlying commodity.

The Fund will invest in Index Commodity Interests to the fullest extent possible to enable the Fund to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Index Commodity Interests. After fulfilling such margin and collateral requirements, the Fund will invest the remainder of its proceeds from the sale of Baskets in Cash Instruments. Therefore, the focus of the Managing Owner in managing the Fund is investing in Index Commodity Interests and Cash Instruments. The Fund will earn interest income, if any, from its Cash Instruments and on the cash it holds in interest bearing accounts through the Fund’s Custodian.

The Managing Owner does not intend to operate the Fund in a fashion such that its NAV per Share will equal, in dollar terms, to the aggregate of the spot prices of the Index Commodities or the price of any particular Designated Contract.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to the Index Commodities by utilizing Index Commodity Interests. After reaching position limits in the Designated Contracts or when a Futures Exchange has imposed limitations on the Fund’s ability to maintain or increase its positions in a Designated Contract after reaching accountability levels or a price limit is in effect on a Designated Contract during the last 30 minutes of its regular trading session, and after, entering into or holding Cleared Swaps, the Fund may also, if permitted under applicable regulatory requirements, purchase Alternative Financial Instruments and/or Substitute Contracts listed on other domestic or foreign exchanges. However, the Substitute Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices. In addition, the Substitute Contracts available on these exchanges may be subject to their own position limits and accountability levels. Notwithstanding the potential availability of these Substitute Contracts in certain circumstances, position limits may force the Fund to limit the number of Creation Baskets that it creates.

PRICING INFORMATION AVAILABLE ON

NYSE ARCA AND OTHER SOURCES

The following table lists NYSE Arca symbols and their meanings with respect to the Shares and the Index:

Ticker	Description
CCRV	Market price per Share on NYSE Arca
CCRVIV	Indicative intra-day value per Share
CCRVNV	End of day Net Asset Value per Share
CCRVSO	End of day Number of outstanding Shares
SPDYALEP	Intra-day and Index closing level as of close of business from the prior day

The intra-day data in the above table is published at least once every 15 seconds during each NYSE Arca Core Trading Session.

The current market price per Share (symbol: “CCRV”) (quoted in U.S. dollars) will be published continuously as trades occur during each NYSE Arca Core Trading Session on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: “CCRVIV”) (quoted in U.S. dollars) will be published by NYSE Arca at least once every 15 seconds during each NYSE Arca Core Trading Session by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: “CCRVNV”) will be published by the Managing Owner as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “SPDYALEP”) will be published on Reuters page SPDYALEP and on Bloomberg page SPDYALEP<index> once every 15 seconds during each NYSE Arca Core Trading Session and as of the close of business on each Index Business Day, respectively, on Standard & Poor’s (which serves as the Index Sponsor) website at http://us.spindices.com, or any successor thereto.

The number of outstanding Shares (symbol: “CCRVSO”) will be published at the close of each NYSE Arca Core Trading Session on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website at http://www.stream.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on Standard & Poor’s (which serves as the Index Sponsor) website at http://us.spindices.com, or any successor thereto.

The intra-day indicative value per Share of the Fund is based on the prior day’s final Net Asset Value per Share, adjusted at least once every 15 seconds during each NYSE Arca Core Trading Session to reflect the continuous price changes of the Fund’s Designated Contracts and other holdings to provide a continuously updated indicative intra-day value per Share. The final Net Asset Value of the Fund and the final Net Asset Value per Share is calculated as of the close of the NYSE Arca Core Trading Session, or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca Core Trading Session and the close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts

(which are listed on futures exchanges other than the Futures Exchanges) are traded, there is no effect on the Net Asset Value calculations as a result.

The Fund will provide website disclosure (at http://www.stream.bnpparibas.com) of the Fund Portfolio daily and will include, as applicable, the names, quantity, price and market value of Index Commodity Interests (i.e., Designated Contracts, Cleared Swaps, Substitute Contracts and Alternative Financial Instruments, if any), the characteristics of such instruments and the amount of Cash Instruments. This website disclosure of the Fund Portfolio will occur at the same time as the disclosure by the Managing Owner of the Fund Portfolio to Authorized Participants so that all market participants are provided with the Fund Portfolio information at the same time. Therefore, the same Fund Portfolio information will be provided on the Fund’s public website (at http://www.stream.bnpparibas.com) as well as in electronic files provided to Authorized Participants. Accordingly, each investor will have access to the current Fund Portfolio through the Fund’s website. The prices of the Designated Contracts, Cleared Swaps, Substitute Contracts and exchange-traded cash settled options are available from the applicable exchanges and market data vendors. The prices of forward agreements, swaps other than Cleared Swaps and other over-the-counter transactions are not available from the exchanges and market data vendors.

The Trust and the Fund are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Fund seeks to achieve its investment objective by investing in Index Commodity Interests such that the daily changes in the Fund’s net asset value per Share will be expected to track the Index over time. The market price of the Shares is expected to fluctuate in relation to changes in the value of the Fund Portfolio. The market price of the Shares may not be identical to the Net Asset Value per Share, but these two valuations are expected to be close. See the section “The Risks You Face — (3) Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result, Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. The market price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the Net Asset Value of the Fund.

Role of Managing Owner

THE POOL OPERATOR AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE OPERATING OTHER POOLS AND TRADING OTHER ACCOUNTS.

The Managing Owner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator and commodity trading advisor registered with the Commodity Futures Trading Commission (the “CFTC”) effective August 19, 2011 and June 11, 2012, respectively.

The Managing Owner will serve as the commodity pool operator of the Trust and the Fund and will also manage the Fund Portfolio.

Specifically, the Managing Owner:

•	selects the Trustee, the commodity brokers, administrator, custodian, transfer agent, marketing agent, auditor and any other service providers of the Fund;

•	negotiates various agreements and fees;

•	performs such other services as the Managing Owner believes that the Fund may from time-to-time require; and
•

monitors the performance results of the Fund Portfolio and reallocates assets within the Fund Portfolio with a view to causing the performance of the Fund Portfolio to track the changes in the levels of the Index over time.

The principal office of the Managing Owner is located at 787 Seventh Avenue, New York, New York 10019. The telephone number of the Managing Owner is (212) 841-2000.

PERFORMANCE OF COMMODITY POOL OPERATED BY

THE MANAGING OWNER AND ITS AFFILIATES

General

STREAM S&P MARKET NEUTRAL COMMODITY FUND HAS NOT YET COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

The performance information included herein is presented in accordance with CFTC regulations. The Fund differs materially in certain respects with the following pool the performance of which is included herein. The following sets forth summary performance information for STREAM S&P Dynamic Roll Global Commodities Fund, or BNPC, the other pool operated by the Managing Owner (other than the Fund), as of February 28, 2013.

The past performance summary of BNPC is generally not representative of how the Fund might perform in the future. The Fund also has material differences from BNPC, such as different investment objectives and strategies, leverage, employment of short in addition to long positions and fee structures, among other variations. The performance record of BNPC may give some general indication of the Managing Owner’s capabilities by indicating the past performance of another pool sponsored by the Managing Owner.

All summary performance information is current as of February 28, 2013. Performance information is set forth, in accordance with CFTC Regulations, since June 1, 2012 (inception of BNPC). CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST AMONG THE FUND AND THE POOL WHOSE PERFORMANCE ARE SUMMARIZED HEREIN.

PERFORMANCE OF STREAM S&P DYNAMIC ROLL GLOBAL COMMODITIES FUND (TICKER: BNPC)

Name of Pool: STREAM S&P Dynamic Roll Global Commodities Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: June 2012

Aggregate Gross Capital Subscriptions as of February 28, 20131: $17,315,507

Net Asset Value as of February 28, 20132: $18,625,090

Net Asset Value per Share as of February 28, 20133: $27.23

Worst Monthly Drawdown4: (3.61)% February 2013

Worst Peak-to-Valley Drawdown5: (5.15)% August 2012 – February 2013

Monthly Rate of Return	2013(%)	2012(%)
January	2.17
February	(3.61)
March
April
May
June		3.40[6]
July		4.87
August		5.90
September		(0.94)
October		(3.27)
November		1.53
December		(1.00)
Compound Rate of Return[7]	(1.52)% (2 months)	10.60% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool.

2. “Net Asset Value” is the net asset value of the pool as of February 28, 2013.

3. “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of February 28, 2013.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. STREAM S&P Dynamic Roll Global Commodities Fund commenced investment operations on June 1, 2012 and its shares commenced trading on the NYSE Arca, Inc. on June 6, 2012.

7. “Compound Rate of Return” is based on an initial net asset value per share of $25.44 and is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

DESCRIPTION OF THE S&P GSCI®

DYNAMIC ROLL ALPHA LIGHT ENERGY

INDEX

None of the BNP Affiliated Entities approves, endorses or recommends an investment in the Fund or an investment in pools operated by the Managing Owner.

“S&P®” and “Standard & Poor’s” are registered trademarks of Standard & Poor’s Financial Services LLC. “S&P GSCI®” is a registered service mark and trademark of S&P.

The Managing Owner has entered into an agreement with S&P, the Index Sponsor, that provides us and our affiliates with a non-transferable, limited, nonexclusive (except as provided below) and worldwide license, for a fee, with the right to use the S&P GSCI® Dynamic Roll Alpha Light Energy Index in connection with certain securities.

This section contains a description of the Index, and where applicable, the S&P GSCI® Commodity Index, or the S&P GSCI®. All information regarding the Index and the S&P GSCI® contained in this Prospectus, including its composition, method of calculation, changes in its components and historical return, has been derived from publicly available information, including information published by S&P (which is the Index Sponsor) but has not been independently verified. You, as a prospective investor in the Shares, may wish to conduct your own investigation into the Index, the S&P GSCI® and the Index Sponsor or consider other information in order to inform your decision with respect to an investment in the Fund.

THIS FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (collectively, “S&P”). S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUND PARTICULARLY OR THE ABILITY OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX TO TRACK MARKET PERFORMANCE AND/OR TO ACHIEVE ITS STATED OBJECTIVE

AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S ONLY RELATIONSHIP TO BNP PARIBAS QUANTITATIVE STRATEGIES, LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO BNP PARIBAS QUANTITATIVE STRATEGIES, LLC OR THE FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF BNP PARIBAS QUANTITATIVE STRATEGIES, LLC INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX. S&P IS NOT AN ADVISOR TO THE FUND AND IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND’S SHARES ARE TO BE CONVERTED INTO CASH. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUND.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BNP PARIBAS QUANTITATIVE STRATEGIES, LLC, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT

LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The following information with respect to the Index and the S&P GSCI® reflects the policies of and is subject to change by the Index Sponsor. The Index Sponsor owns the copyright and other rights to the Index and the S&P GSCI®. The Index Sponsor has no obligation to consider your interests as a Shareholder and has no obligation to continue to publish, and may discontinue the publication of, the Index or the S&P GSCI®. The consequences of the Index Sponsor’s discontinuing the Index and the S&P GSCI® are described under “The Risks You Face — Fund and Index Related Risks.”

Current information regarding the market values of the Index and the S&P GSCI® is available from the Index Sponsor and numerous public sources. None of the Index Sponsor, the Trustee, the Trust, or the Fund makes any representation that publicly available information about the Index and the S&P GSCI® is accurate or complete. In addition, none of the Index Sponsor, the Trustee, the Trust, or the Fund accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or the S&P GSCI®.

The Index and the S&P GSCI® were established on November 29, 2012 and May 1991, respectively. The Index reflects the returns that are potentially available through a rolling uncollateralized investment in the contracts comprising the S&P GSCI®™. The S&P GSCI®™ reflects the value of an investment in the Index together with a Treasury bill return.

General

The Index was developed by the Index Sponsor and is intended to reflect a long/short, market-neutral investment strategy which reflects the difference between the “roll yield” (as discussed below) generated by S&P GSCI® Dynamic Roll Light Energy ER Index, or Long Sub-Index and the roll yield generated by the S&P GSCI® Light Energy ER Index, or Short Sub-Index, through a long exposure to the Designated Contracts of the Long Sub-Index, and a short exposure to the Designated Contracts of the Short Sub-Index. The exposure of the Index to the Long Sub-Index and to the Short Sub-Index is rebalanced once per month. In addition, the exposure of the Index to the Short Sub-Index is adjusted on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally.

In general, the market-neutral strategy underlying the Index seeks to generate returns due to the potential efficiencies in the “Dynamic Roll” methodology used by the Long Sub-Index compared to the potential inefficiencies in the “Standard Roll” methodology used by the Short Sub-Index.

The Long Sub-Index and the Short Sub-Index, or the Sub-Indices, which are expansions of the S&P GSCI®, reflect the level of commodity prices at a given time and are designed to be a measure of the return over time of the markets for these commodities. The commodities represented in the S&P GSCI®, each an Index Commodity, are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The fluctuations in the levels of each of the Sub-Indices are intended to generally correlate with changes in the prices of those physical Index Commodities in global markets. The Index Commodities of the S&P GSCI® are weighted, on a production basis, to reflect the relative significance (in the view of the Index Sponsor) of those Index Commodities to the world economy. The Sub-Indices are comprised of the same Index Commodities as the S&P GSCI®, however, the Sub-Indices’ Contract Production Weights in the energy sector have been divided by four. Because Contract Production Weights of energy-related Index Commodities are reduced, the relative weights of the non-energy sector Index Commodities are necessarily increased on a pro rated basis. As a result, while the Sub-Indices contain all of the Index Commodities that are included in the S&P GSCI®, the Sub-Indices’ weights are different from the Contract Production Weights of the the Index Commodities comprising the S&P GSCI®.

The methodology underlying the Long Sub-Index is based on the same methodology as the Short Sub-Index, except with respect to rolling the Designated Contracts. The Sub-Indices include Index Commodities from the following five sectors: energy, agriculture, industrial metals, precious metals, and livestock.

The Index Portfolio, denominated in USD, is currently composed of both long and short positions in the Designated Contracts on the 24 underlying Index Commodities (as set forth in Table 1 on page 62) diversified across the commodity universe. There is no limit on the number of Designated Contracts that may be included in the Index. Any contract satisfying the Index eligibility criteria will become a Designated Contract and will be included in the Index.

The holding of long positions involves purchasing commodity futures contracts, resulting in a net long position, which means that the investor’s portfolio will benefit if the prices of such Index Commodities rise and will be negatively affected if the prices of such Index Commodities decline. The holding of short positions involves selling commodity futures contracts resulting in a net short position, which means that the investor’s portfolio will benefit if the prices of such Index Commodities decline and will be negatively affected if the prices of such Index Commodities rise.

The Index is a synthetic portfolio or basket of long and short Index Commodities because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.

The Index Sponsor began calculating the level of the Index on November 29, 2012, or the Launch Date. Values of the Index Commodities are required prior to and after the Launch Date to determine the closing levels for the Index. For the period from and including July 14, 1995 to November 29, 2012, the Index Sponsor calculated the hypothetical closing levels of the Index by applying the Index Methodology to the actual levels of the Index Commodities.

On July 14, 1995, the Index Base Date, the long exposure of the Index to the Long Sub-Index was +100%. On the Index Base Date, the net short exposure of the Index to the Short Sub-Index was -79.69%. This resulted from a short exposure of -100% to the Short Sub-Index and a market neutral exposure adjustment factor of 20.31% to the Short Sub-Index which aims to maintain a market neutral exposure of the Index to the commodity markets generally. The weights of the Long Sub-Index and the Short Sub-Index in the Reference Index (i.e. before application of the market neutral exposure adjustment factor) are rebalanced to 100% on each 9th Index Business Day as described further in the “Index Methodology”. The exposure of the Index to the Short Sub-Index is rebalanced on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally.

The steps and calculations that govern the determination of the weighting for the Index Commodities and the selection of the Designated Contracts, and therefore, the results of the Index, were developed by the Index Sponsor. We refer to these steps and calculations as the “Index Methodology.” The Index Methodology is more fully described below under the section “The Index Methodology.”

The closing levels of the Index are published under the symbol “SPDYALEP”. The Index Sponsor provides the closing levels of the Index for each Index Business Day (as defined below) to market data vendors.

The Index and the Sub-Indexes were developed by the Index Sponsor and the S&P GSCI® Dynamic Roll Alpha Light Energy Index Methodology is provided by the Index Sponsor on its website at http://us.spindices.com (which website is not incorporated into this Prospectus and is not a part of this Prospectus) and the closing levels are published by market data vendors.

None of the Trust, the Fund, the BNP Affiliated Entities or any of their affiliates assumes any responsibility for the accuracy or completeness of information or has made any due diligence inquiry with respect to the Index Commodities underlying the Index. None of the Trust, the Fund, the BNP Affiliated Entities or any of their affiliates makes any representation that such publicly available or other information regarding the Index Commodities underlying the Index is accurate or complete, and the Trust, the Fund, the BNP Affiliated Entities and their affiliates are not responsible for public disclosure of information on the Index Commodities underlying the Index. Furthermore, the Trust, the Fund, the BNP Affiliated Entities and their affiliates are not affiliated with the Index Sponsor, and have no ability to control or predict the actions of the Index Sponsor, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index. Moreover, the Trust, the Fund, the BNP Affiliated Entities and their affiliates cannot give any assurance that all events occurring prior to the date of this Prospectus, including events that would affect the accuracy or completeness of the public information on the Index Commodities underlying the Index have been publicly disclosed.

Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Index Commodities underlying the Index could affect the value of the Fund and ultimately, the value of your Shares.

Index and Index Commodities

The Index and the Sub-Indices are comprised of Designated Contracts which are exchange-traded futures contracts on the Index Commodities. The Index Commodities are diversified across five different categories: energy, agriculture, industrial metals, precious metals and livestock. The Index is intended to reflect a long/short, market neutral investment strategy which reflects the difference between the “roll yield” (as discussed below) generated by the S&P GSCI® Dynamic Roll Light Energy ER Index, or Long Sub-Index, and the roll yield generated by the S&P GSCI® Light Energy ER Index, or Short Sub-Index, through a long exposure to the Designated Contracts of the Long Sub-Index, and a short exposure to the Designated Contracts of the Short Sub-Index. The exposure of the Index to the Long Sub-Index and the Short Sub-Index is rebalanced once per month (as provided below). In addition, the exposure of the Index to the Short Sub-Index is adjusted on each Index Business Day in accordance with the Index Methodology to enable the Index to maintain a neutral exposure to the commodity markets generally. The price changes of the Designated Contracts and roll yield, taken together, constitute the “excess return” reflected by the Index.

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this Prospectus, all of the Designated Contracts are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the market price of the underlying futures contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

Futures contracts are traded on organized exchanges, known as “contract markets” in the U.S., through the facilities of a centralized clearinghouse and a brokerage firm which is a member of the clearinghouse. The clearinghouse guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

U.S. futures contract markets, as well as brokers and market participants, are subject to regulation by the CFTC. Futures markets outside the U.S. are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description.

Unlike equity securities, which typically entitle the holder to a continuing stake in a corporation, and unlike owning the physical commodity directly, a commodity futures contract specifies a certain date for delivery of the underlying commodity. A fundamental characteristic of the Index, like other commodity indices, is that as result of being comprised of futures contracts on the applicable Index Commodity, the Fund must be managed to ensure it does not take physical delivery of or be required to deliver each respective Index Commodity. This is achieved through a process referred to as “rolling” under which a given futures contract during a month in which it approaches its settlement date is rolled forward to a new contract date (i.e., the long futures contract position is effectively “sold” to “buy” a longer-dated futures contract, and respectively the short futures contract position is effectively “bought” to “sell” longer-dated futures contract). All Designated Contracts will be deemed to be rolled before their respective maturities into futures contracts in the more-distant future.

Roll yield is generated during the roll process from the difference in price between the near-term and longer-dated futures contracts. The futures curve is a hypothetical curve created by plotting futures contract prices for a particular Index Commodity. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation” represented by a downward sloping futures curve, and positive roll yield of a long position is generated when higher-priced near-term futures contracts are “sold” to “buy” lower priced longer-dated contracts. Respectively, negative roll yield of a short position is generated when higher-priced near-term futures contracts are “bought” to “sell” lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher, the market, which is in “contango,” is represented by an upward sloping futures curve, and negative roll yields of a long position result from the “sale” of lower priced near-term futures contracts to “buy” higher priced longer-dated contracts. Respectively, positive roll yields of short position result from the “buy” of lower priced near-term futures contracts to “sell” higher priced longer-dated contracts.

While many of the Index Commodities may have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the Index Commodities may have historically traded in contango markets. See Chart 1 below for an example of rolling a long futures position, Chart 2 below for an example of rolling a short futures position and Chart 3 below for examples of downward and upward sloping futures curves.

Chart 1: Examples of roll of a long future position

Chart 2: Examples of roll of a short future position

Chart 3: Examples of Downward and Upward Sloping Futures Curves

The Sub-Indices

The S&P GSCI® Dynamic Roll Light Energy ER Index, or Long Sub-Index, was established on April 29, 2011. The S&P GSCI® Light Energy ER Index, or Short Sub-Index, was established in November 29, 2012.

The Sub-Indices Roll Methodologies

The Sub-Indices reflect the returns that are potentially available through rolling uncollateralized Designated Contracts on the Index Commodities comprising the Sub-Indices. Because futures contracts have scheduled expirations, or delivery months, as one contract nears expiration it becomes necessary to close out the position in that delivery month and to establish a position in a futures contract with a future expiration date. This process is referred to as “rolling” the position forward.

The Standard Roll Selection Process

The Short Sub-Index is an index that is designed to reflect the return from rolling each contract included in the index as it nears expiration into the next nearby most active delivery month and is said to follow a standard roll, or Standard Roll, methodology. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. If the price of the second contract is lower than the price of the first contract, the “rolling” process results in a greater quantity of the second contract being acquired for the same value and the market is described as being “backwardated.” Conversely, if the price of the second contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second contract being acquired for the same value and the market is described as being in “contango.”

An index that employs the Standard Roll schedule may sometimes diminish total returns due to periodic rolling expenses. Although the first nearby contracts are generally the most liquid, based on open interest, they may also become the most expensive (resulting in lower total returns) when the commodities market is in contango (when further out futures contracts trade at a premium). Conversely, when commodity markets are in backwardation (when further out futures contracts trade at a discount), indices that employ a Standard Roll strategy generally increase total returns.

The contracts included in the Short Sub-Index are rolled during the Roll Period, which occurs on the fifth through the ninth Index Business Days of each month. During the Roll Period, each applicable contract is shifted pursuant to the Standard Roll Index Methodology from the first nearby active futures contract month in use for each Index Commodity (i.e., Rolled-out Contract Month) to the next nearby active futures contract month in use for each Index Commodity (i.e., Rolled-in Contract Month) at a rate of 20% per Index Business Day for each of the five days of the Roll Period. Therefore, during the first four Index Business Days of a month, and just before the end of the fifth Index Business Day, the Short Sub-Index consists of the first nearby active futures contract month in use for each Index Commodity. The Short Sub-Index is calculated as though each contract roll occurs at the end of each day during the Roll Period, at the corresponding daily settlement prices. At the end of the fifth Index Business Day, the Short Sub-Index is adjusted so that 20% of the contracts underlying the Short Sub-Index held are in the Rolled-in Contract Month, with 80% remaining in the Rolled-out Contract Months. The roll process continues on the sixth, seventh, eighth and ninth Index Business Days, with the relative weights of the Rolled-out Contract Month to the Rolled-in Contract Months gradually shifting from a 60%/40%/20%/0%, weighting, to a 40%/60%/80%/100% weighting, respectively. At the end of the ninth Index Business Day, the last of the Rolled-out Contract Months are exchanged, completing the roll and leaving the Short Sub-Index composed entirely of Rolled-in Contract Months. See “—Contract Daily Return.”

The Dynamic Roll Selection Process

The Long Sub-Index is a commodity index that utilizes the S&P GSCI® Dynamic Roll Index Methodology, a monthly futures contract rolling methodology that determines the new futures contract months for the underlying commodities. The S&P GSCI® Dynamic Roll Index Methodology is a more flexible methodology than the Standard Roll methodology. At each Roll Determination Date, which is the third Index Business Day of each month, dynamic roll algorithms measure the current shape of the forward curves of the eligible futures contract prices for each Index Commodity. The contract rolling strategy is optimized based on implied roll yield and the Dynamic Roll Parity Principle as explained below. The Long Sub-Index optimizes rolling by using a systematic methodology to search for the optimal contract months along the curve to roll into, subject to using only the most liquid of all available contracts of a given commodity.

When the futures curve for a given commodity is in a general state of contango, the S&P GSCI® Dynamic Roll methodology uses futures contracts months that are further out on the futures curve, with the intention of minimizing the effects of negative roll yields. When the futures curve for a given commodity is in a general state of backwardation, the S&P GSCI® Dynamic Roll methodology generally uses nearby futures contracts with the intention of maximizing the potential effects of positive roll yields from backwardation.

Based on the closing values on the Roll Determination Date, dynamic roll algorithms are run for each of the Index Commodities underlying the Long Sub-Index. The Dynamic Roll selections of all the Index Commodities are assembled into the Monthly Dynamic Roll Schedule (see below), which is applied to the Long Sub-Index calculations at the beginning of the Index Roll Period.

A forward curve is created for each Index Commodity underlying the Long Sub-Index based the prices of its eligible futures contract months.

The implied roll yield of each consecutive pair of futures contracts on the forward curve is calculated.

The contract months are ranked based on their implied roll yields, with the best candidate for the new Rolled-in Contract Month, as defined three paragraphs below, being that having the highest implied roll yield, and the next best candidate being that having the second highest implied roll yield, and so on.

The optimum set of futures contract months, or Optimum Set, is created based on the Rank Order of each of the Index Commodities, which are given in the table below. For a Rank Order of 1, the optimum set of futures contracts consists of only the top one contract. For a Rank Order of 2, the optimum set of futures contracts consists of the top two contracts, and so on.

Pursuant to the Dynamic Roll Parity Principle, for a given Index Commodity, if the Rolled-out Contact Month, as defined in the paragraph below, is included in the Optimum Set of futures contracts, continue to use the same contract month as the Rolled-in Contract Month for the current month; otherwise, choose the first ranked contract month in the Optimum Set of futures contracts to be the new Rolled-in Contract Month for the current month.

The Rolled-out Contract Month is the current active futures contract month in use for that commodity. For a given Index Commodity’s Roll Determination Date, the Rolled-in Contract Month is the contract month selected via the Dynamic Roll Selection Process for that commodity. At the end of the Index Roll Period it then becomes the Rolled-out Contract Month for the upcoming Roll Determination Date.

Rank Order of Index Commodities and Optimized Set of Contracts

Index Commodity	Code	Rank Order
Corn	C	1
Cocoa	CC	1
Crude Oil	CL	3
Brent Crude Oil	LCO	1
Cotton	CT	1
Feeder Cattle	FC	1
Gold	GC	1
Heating Oil	HO	1
Coffee	KC	1
Kansas Wheat	KW	2
Aluminum	MAL	2
Live Cattle	LC	1
Lean Hogs	LH	1
Lead	MPB	3
Nickel	MNI	3
Copper	MCU	3
Zinc	MZN	3
Natural Gas	NG	1
Gasoil	LGO	4
Soybeans	S	1
Sugar	SB	1
Silver	SI	2
Wheat	W	2
Gasoline	RB	2

Monthly Dynamic Roll Schedule

The Index Sponsor creates a Monthly Dynamic Roll Schedule of the Long Sub-Index by assembling all the new Rolled-in Contract Months for all the Index Commodities. This set of Contract Months is effective for the upcoming monthly Roll Period, from the fifth (5th) Index Business Day to the ninth (9th) Index Business Day.

For example, Corn has a Rank Order of 1. If the Rolled-out Contract for Corn is not the same as the top ranked contract, use the top-ranked contract in the Optimum Set of Contracts as the new Rolled-In Contract Month. Otherwise, if the Rolled-Out Contract Month is the same as the top ranked contract, then the same Rolled-out Contract Month will continue to be used as the new Rolled-in Contract Month.

In the case of Crude Oil, which has a Rank Order of 3, this means if the Rolled-out Contract is not one of the top three Contract Months in the Optimum Set of Contracts for Crude Oil, the top ranked Contract Month is selected as the new Rolled-in Contract Month. Otherwise, if the Rolled-out Contract is among the top three Contract Months in the Optimum Set of Contracts, then the same Rolled-Out Contract Month will continue to be used as the new Rolled-In Contract Month.

The Designated Contracts included in the Long Sub-Index are rolled during the Roll Period, which occurs on the fifth through the ninth Index Business Days of each month. During the Roll Period, each applicable contract is shifted pursuant to the Dynamic Roll Index Methodology from the Rolled-out Contract Month to the Rolled-in Contract Month at a rate of 20% per Index Business Day for each of the five days of the Roll Period. Therefore, during the first four Index Business Days of a month, and just before the end of the fifth Index Business Day, the Long Sub-Index consists of the currently active futures contract month in use for each Index Commodity (i.e., Rolled-out Contract Month). The Long Sub-Index is calculated as though each contract roll occurs at the end of each day during the Roll Period, at the corresponding daily settlement prices. At the end of the fifth Index Business Day, the Long Sub-Index is adjusted so that 20% of the contracts underlying the Long Sub-Index held are in the Rolled-in Contract Month, with 80% remaining in the Rolled-out Contract Months. The roll process continues on the sixth, seventh, eighth and ninth Index Business Days, with the relative weights of the Rolled-out Contract Month to the Rolled-in Contract Months gradually shifting from a 60%/40%/20%/0%, weighting, to a 40%/60%/80%/100% weighting, respectively. At the end of the ninth Index Business Day, the last of the Rolled-out Contract Months are exchanged, completing the roll and leaving the Long Sub-Index composed entirely of Rolled-in Contract Months. See “—Contract Daily Return.”

Index Methodology

This section provides a summary of certain aspects of the Index Methodology as of the date of this Prospectus. For additional information regarding the Index and the Sub-Indices, please see “S&P GSCI® Dynamic Roll Index Methodology,” “S&P GSCI® Index Methodology” and any other related research. Please note that the Index Sponsor may amend these publications and may post additional publications from time-to-time at www.spindices.com.

The methodology for determining the composition and weighting of the Index and for calculating its value is subject to modification by S&P as described in the next sub-section. The Index Sponsor calculates and publishes the value of the Index continuously, with such values updated during business hours on each day on which the Index is calculated as determined by the NYSE Euronext Holiday & Hours Schedule or as revised by the S&P GSCI® Index Methodology, each of which is referred to as an “Index Business Day.” The Index Sponsor publishes an official daily settlement price for the Index at the end of each Index Business Day. In addition, a number of data vendors publish Index quotations.

The Index Committee and Commodity Index Advisory Panel

The Index Sponsor has established an Index Committee to oversee the daily management and operations of the Index and the Sub-Indices, and is responsible for all analytical methods and calculation of the Index and the Sub-Indices. The Index Committee is comprised of full-time professional members of the Index Sponsor’s staff. At each meeting, the Index Committee reviews any issues that may affect Index and the Sub-Indices constituents, statistics comparing the composition of the Index and the Sub-Indices to the market, commodities that are being considered as candidates for addition to the Index and the Sub-Indices and any significant market events. In addition, the Index Committee may revise Index and Sub-Index policy covering rules for selecting commodities, or other matters.

The Index Sponsor considers information about changes to the Index and the Sub-Indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

In addition, the Index Sponsor has established a “Commodity Index Advisory Panel” to assist it with the operation of the Index and the Sub-Indices. The Commodity Index Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Commodity Index Advisory Panel is to advise the Index Committee with respect to, among other things, the calculation of the Index and the Sub-Indices, the effectiveness of the Sub-Indices as a measure of commodity futures market return, and the need for changes in the composition or the methodology of the Index or the Sub-Indices. The Commodity Index Advisory Panel acts solely in an advisory and consultative capacity. The Index Committee makes all decisions with respect to the composition, calculation and operation of the Index and the Sub-Indices. Certain of the members of the Commodity Index Advisory Panel may be affiliated with clients of the Index Sponsor. Also, certain of the members of the Commodity Index Advisory Panel may be affiliated with entities which, from time to time, may have investments linked to the Index or the Sub-Indices, either through transactions in the contracts included in the Index or the Sub-Indices, futures contracts on the Index or the Sub-Indices or derivative products linked to the Index or the Sub-Indices.

Composition of the Index and the Sub-Indexes

Each futures contract included in the Index and the Sub-Indices is a Designated Contract. In order to be included in the Index and the Sub-Indices, a futures contract must satisfy the following eligibility criteria:

1.	The contract must:

(i)	be on a physical commodity and may not be on a financial commodity;

(ii)	have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

(iii)	be available, at any given point in time, for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

(iv)	be traded on a trading facility that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the Index and the Sub-Indices that at any given point in time will be involved in the rolls to be effected in the next three Roll Periods.

2.	The commodity must be the subject of a contract that:

(i)	is denominated in U.S. dollars and;

(ii)	is traded on or through an exchange, facility or other platform, referred to as a “trading facility,” that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and:

(iii)

a)	makes price quotations generally available to its members or participants (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

b)	makes reliable trading volume information available to the Index Sponsor with at least the frequency required by the Index Sponsor to make the monthly determinations;

c)	accepts bids and offers from multiple participants or price providers; and

d)	is accessible by a sufficiently broad range of participants.

3.

The price of the relevant contract that is used as a reference or benchmark by market participants, referred to as the “daily contract reference price,” generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the Sub-Index. In appropriate circumstances, however, the Index

Sponsor, in consultation with the Index Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for that contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes;

4.	At and after the time a contract is included in the Index and the Sub-Indices (i.e., becomes a Designated Contract), the daily contract reference price for that Designated Contract must be published between 10:00 a.m. and 4:00 p.m., Eastern Time, on each business day relating to that Designated Contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, that trading facility (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during that five-month period.

5.	Volume data with respect to the contract must be available for at least the three months immediately preceding the date on which the determination is made.

6.	A contract that is not included in the Index and the Sub-Indices at the time of determination and that is based on a commodity that is not represented in the Index and the Sub-Indices at that time must, in order to be added to the Index and the Sub-Indices at that time, have an annualized total dollar value traded over the relevant period of at least $15 billion. The “total dollar value traded” is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract and any related contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

7.	A contract that is already included in the Index and the Sub-Indices at the time of determination and that is the only contract on the relevant commodity included in the Index and the Sub-
Indices must, in order to continue to be included in the Index and the Sub-Indices after that time, have an annualized total dollar value traded over the relevant period of at least $5 billion and at least $10 billion during at least one of the three most recent annual periods used in making the determination.

8.	A contract that is not included in the Index and the Sub-Indices at the time of determination and that is based on a commodity on which there are one or more contracts already included in the Index and the Sub-Indices at that time must, in order to be added to the Index and the Sub-Indices at that time, have an annualized total dollar value traded over the relevant period of at least $30 billion.

9.	A contract that is already included in the Index and the Sub-Indices at the time of determination and that is based on a commodity on which there are one or more contracts already included in the Index and the Sub-Indices at that time must, in order to continue to be included in the Index and the Sub-Indices after that time, have an annualized total dollar value traded over the relevant period of at least $10 billion and at least $20 billion during at least one of the three most recent annual periods used in making the determination.

10.	A contract that is:

(i)	already included in the Index and the Sub-Indices at the time of determination must, in order to continue to be included after that time, have a reference percentage dollar weight of at least 0.10%. The “reference percentage dollar weight” of a contract represents the current value of the quantity of the underlying commodity that is included in the applicable Sub-Index at a given time. This figure is determined by dividing (A) the product of the contract production weight of each contract, or CPW, and the average of its daily contract reference prices on the last day of each month during the relevant period, by (B) the sum of the products in (A) for all contracts included in the Index and the Sub-Indices. The CPW of a contract is part of its weight in the Index and the Sub-Indices,

(ii)	not included in the Index and the Sub-Indices at the time of determination must, in order to be added to the Index and the Sub-Indices at that time, have a reference percentage dollar weight of at least 1.00%.

11.	In the event that two or more contracts on the same commodity satisfy the eligibility criteria, then such contracts will be included in the Index and the Sub-Indices in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the Index and the Sub-Indices attributable to that commodity exceeding a particular level.

12.	If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the Index and the Sub-Indices attributable to it at the time of determination. Subject to the other eligibility criteria described above, the contract with the highest total quantity traded on that commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portions of the Index and the Sub-Indices attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the Index and the Sub-Indices attributable to it.

The Designated Contracts currently included in the Sub-Indices, the Futures Exchanges on which they are traded, their trading symbols, trading times and their percentage dollar weights are as follows:

Table 1

				Long Sub-Index February 28, 2012[3]		Short Sub-Index February 28, 2012[3]
Futures Exchange[1]	Index Commodity	Trading Symbol[2]	Trading Times (Eastern Time)	Contract Month	Dollar Weight	Contract Month	Dollar Weight
CBT	Chicago Wheat	W	10:30-15:00	July, 2013	7.21%	May, 2013	-6.96%
KBT	Kansas City Wheat	KW	10:30-15:00	July, 2013	1.52%	May, 2013	-1.46%
CBT	Corn	C	10:30-15:00	September, 2013	9.04%	May, 2013	-10.57%
CBT	Soybeans	S	10:30-15:00	November, 2013	5.25%	May, 2013	-5.87%
ICE-US	Coffee	KC	03:30-14:00	December, 2013	1.37%	May, 2013	-1.24%
ICE-US	Sugar #11	SB	01:30-14:00	May, 2013	3.21%	May, 2013	-3.11%
ICE-US	Cocoa	CC	04:00-14:00	May, 2013	0.45%	May, 2013	-0.43%
ICE-US	Cotton #2	CT	21:00-14:30	December, 2013	2.29%	May, 2013	-2.22%
CME	Lean Hogs	LH	10:05-14:00	April, 2013	3.32%	April, 2013	-3.21%
CME	Live Cattle	LC	10:05-14:00	June, 2013	5.88%	April, 2013	-5.88%
CME	Feeder Cattle	FC	10:05-14:00	August, 2013	1.18%	April, 2013	-1.07%
NYM/ICE-US	Crude Oil	CL	09:00-14:30	December, 2015	12.21%	April, 2013	-12.56%
NYM	Heating Oil	HO	09:00-14:30	June, 2013	3.39%	April, 2013	-3.21%
NYM	RBOB Gasoline	RB	09:00-14:30	September, 2013	3.25%	April, 2013	-3.41%
ICE-UK	Brent Crude Oil	LCO	20:00-18:00	May, 2013	12.18%	May, 2013	-11.80%
ICE-UK	Gasoil	LGO	20:00-18:00	May, 2013	4.60%	April, 2013	-4.46%
NYM/ICE-US	Natural Gas	NG	09:00-14:30	March, 2014	1.52%	April, 2013	-1.27%
LME	Aluminum	MAL	06:55-07:00 07:55-08:00 10:15-10:20 10:55-11:00 11:15-12:00	July, 2013	4.45%	April, 2013	-4.28%
LME	Copper	MCU	07:00-07:05 07:30-07:35 10:10-10:15 10:50-10:55 11:15-11:55	December, 2014	7.16%	April, 2013	-6.83%
LME	Lead	MPB	07:05-07:10 07:45-07:50 10:00-10:05 10:40-10:45 11:15-11:40	May, 2013	0.96%	April, 2013	-0.93%
LME	Nickel	MNI	07:15-07:20 08:00-08:05 10:25-10:30 11:05-11:10 11:15-11:45	July, 2013	1.17%	April, 2013	-1.13%
LME	Zinc	MZN	07:10-07:15 07:50-07:55 10:05-10:10 10:45-10:50 11:15-11:50	July, 2013	1.18%	April, 2013	-113%
CMX	Gold	GC	08:20-13:30	December, 2014	7.16%	April, 2013	-6.00%
CMX	Silver	SI	08:25-13:25	December, 2013	0.99%	May, 2013	-0.95%

(1)	Legend:

“CBT” means the Chicago Board of Trade.

“KBT” means the Kansas City Board of Trade.

“ICE-US” means ICE Futures U.S.

“CME” means the Chicago Mercantile Exchange.

“NYM” means the New York Mercantile Exchange, Inc.

“ICE-UK” means ICE Futures Europe.

“LME” means the London Metal Exchange.

“CMX” means the COMEX Division of the New York Mercantile Exchange, Inc.

We refer to the futures exchanges on which the Designated Contracts trade, CBT, KBT, ICE-US, CME, NYM, ICE-UK, LME, and CMX, collectively as the Futures Exchanges.

(2)	Tickers are Reuters RIC Codes.

(3)	The futures contracts included in the S&P GSCI® and their percentage dollar weights, among other matters, may change. Source: S&P. Used with permission.

Table 2

Table 2 provides details of the Index’s long exposure to the Long Sub-Index, its short exposure to the Short Sub-Index, the Market Neutral Exposure Adjustment Factor and the net short exposure to the Short Sub-Index on the Base Date, each calendar year-end date and February 28, 2013.

		Short Sub-Index
Date	Long Sub-Index Weight	Short Sub- Index Weight[1]	Market Neutral Exposure Adjustment Factor	Net Short Sub-Index Weight[2]
July 14, 1995	100.00%	-100.00%	20.31%	-79.69%
December 31, 1995	101.80%	-103.50%	35.69%	-67.81%
December 31, 1996	100.94%	-100.82%	23.99%	-76.82%
December 31, 1997	96.72%	-96.07%	29.91%	-66.16%
December 31, 1998	100.86%	-101.63%	22.19%	-79.44%
December 31, 1999	102.80%	-102.94%	19.08%	-83.86%
December 31, 2000	101.79%	-103.05%	21.68%	-81.38%
December 31, 2001	102.47%	-103.37%	26.54%	-76.83%
December 31, 2002	101.30%	-100.88%	28.85%	-72.03%
December 31, 2003	99.32%	-97.69%	23.41%	-74.28%
December 31, 2004	101.79%	-101.47%	19.59%	-81.89%
December 31, 2005	97.42%	-94.83%	28.92%	-65.91%
December 31, 2006	98.86%	-98.13%	24.44%	-73.69%
December 31, 2007	101.32%	-100.54%	12.07%	-88.47%
December 31, 2008	101.55%	-99.68%	13.94%	-85.74%
December 31, 2009	105.22%	-107.41%	18.47%	-88.95%
December 31, 2010	103.74%	-103.42%	13.37%	-90.05%
December 31, 2011	100.75%	-100.98%	10.63%	-90.34%
December 31, 2012	100.33%	-100.70%	18.32%	-82.38%
February 28, 2013	96.58%	-96.68%	15.25%	-81.44%

[1]	These weights exclude the Market Neutral Exposure Adjustment Factor
[2]	These weights exclude the Market Neutral Exposure Adjustment Factor

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The quantities of each of the Designated Contracts included in each of the Sub-Indices, referred to as either “Contract Production Weight” or “CPW,” are those of the S&P GSCI® but whose CPW of all Designated Contracts in the energy sector have been divided by four and the relative weights of the non-energy sector Designated Contracts have been increased on a pro rated basis so the sum of the weights of all Designated Contract equals 100%. As a result, although the Sub-Indices contain all the Index Commodities that are included in the S&P GSCI®, the Sub-Indices’ weights are different from the CPW of the S&P GSCI®.

The CPW of each Designated Contract of the S&P GSCI® is determined on the basis of a five-year average, referred to as the “world production average,” of the production quantity of the underlying commodity as published by a number of official sources as provided in the S&P GSCI® Index Methodology. However, if an Index Commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, the Index Sponsor, in consultation with the Index Committee, may calculate the weight of that Index Commodity based on regional, rather than world, production data. At present, natural gas is the only Index Commodity the weights of which are calculated on the basis of regional production data, with the relevant region defined as North America.

The five-year average is updated annually for each Index Commodity, based on the most recent five-year period (ending approximately one and a half years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The calculation of the CPWs of each Designated Contract is derived from world or regional production averages, as applicable, of the relevant Index Commodities, and is based on the total quantity traded for the relevant Designated Contract and the world or regional production average, as applicable, of the underlying Index Commodity. However, if the volume of trading in the relevant Designated Contract, as a multiple of the production levels of the Index Commodity (which we refer to as either “Trading Volume Multiple” or “TVM”), is below a specified threshold, the Designated Contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each Designated Contract is sufficiently liquid relative to the production of the Index Commodity.

The TVM with respect to any Designated Contract is the quotient of (i) the product of (a) the total annualized quantity traded of such Designated

Contract during the relevant calculation period and (b) the sum of the products of (x) the Designated Contract production weight of each Designated Contract included in the S&P GSCI® index and (y) the corresponding average month-end settlement price of the first nearby contract expiration of such Designated Contracts during the relevant period, and (ii) the product of (a) the targeted amount of investment in the S&P GSCI® and related indices that needs to be supported by liquidity in the relevant Designated Contracts (currently $190 billion) and (b) the Designated Contract production weight of such Designated Contract.

The TVMT is the TVM level, specified by S&P, which triggers a recalculation of the Designated Contract production weights for all Designated Contracts on an Index Commodity if the TVM of any such Designated Contract falls below such level.

In addition, the Index Sponsor performs this calculation on a monthly basis and, if the TVM of any Designated Contract is below the TVMT, the composition of the Sub-Indices is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the Sub-Indices to shift from Designated Contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the Sub-Indices will change on one or more of these monthly evaluation dates. The likely circumstances under which the Index Sponsor would be expected to change the composition of the Sub-Indices during a given year, however, are (1) a substantial shift of liquidity away from a Designated Contract included in the Sub-Indices as described above, or (2) an emergency, such as a natural disaster or act of war or terrorism, that causes trading in a particular contract to cease permanently or for an extended period of time. In either event, the Index Sponsor will publish the nature of the changes, through websites, news media or other outlets, with as much prior notice to market participants as is reasonably practicable. Moreover, regardless of whether any changes have occurred during the year, the Index Sponsor reevaluates the composition of the Sub-Indices at the conclusion of each year, based on the above criteria. Other commodities that satisfy that criteria, if any, will be added to the Sub-Indices. Commodities included in the Sub-Indices that no longer satisfy that criteria, if any, will be deleted.

The Index Sponsor also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the Sub-Indices are necessary or appropriate in order to assure that the Sub-Indices represents a measure of commodity market return. The Index Sponsor has the discretion to make any such modifications.

Calculation of the Weight of each Designated Contract in the Index

The Index Sponsor determines the quantity of each of the Designated Contracts included in the S&P GSCI®, the Contract Production Weights, on the basis of a five-year average, referred to as the “world production average,” of the production quantity of the underlying commodity as published by a number of official sources as provided in the S&P GSCI® Index Methodology.

The quantities of each of the Designated Contracts included in each of the Sub-Indices, referred to as either “Contract Production Weight” or “CPW,” are those of the S&P GSCI® but whose CPW of all Designated Contracts in the energy sector have been divided by four and the relative weights of the non-energy sector Designated Contracts have been increased on a pro rated basis so the sum of the weights of all Designated Contract equals 100%. As a result, although the Sub-Indices contain all the Index Commodities that are included in the S&P GSCI®, the Sub-Indices’ weights are different from the CPW of the S&P GSCI®.

The five-year average is updated annually for each Index Commodity included in the S&P GSCI® based on the most recent five-year period (ending approximately one and a half years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The weights used in calculating the S&P GSCI® are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the weight of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each Designated Contract is sufficiently liquid relative to the production of the commodity.

In addition, the Index Sponsor performs this calculation on a monthly basis and, if the multiple of any Designated Contract is below the prescribed threshold, the composition of the S&P GSCI® is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI® to shift from Designated Contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI® will change on one or more of these monthly evaluation dates. The likely circumstances under which the Index Sponsor would be expected to change the composition of the S&P GSCI® during a given year, however, are (1) a substantial shift of liquidity away from a Designated Contract included in the S&P GSCI® as described above, or (2) an emergency, such as a natural disaster or act of war or terrorism, that causes trading in a particular Designated Contract to cease permanently or for an extended period of time. In either event, the Index Sponsor will publish the nature of the changes, through websites, news media or other outlets, with as much prior notice to market participants as is reasonably practicable. Moreover, regardless of whether any changes have occurred during the year, the Index Sponsor reevaluates the composition of the S&P GSCI® at the conclusion of each year, based on the above criteria. Other commodities that satisfy that criteria, if any, will be added to the S&P GSCI®. Index Commodities included in the S&P GSCI® that no longer satisfy that criteria, if any, will be deleted.

The Index Sponsor also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI® are necessary or appropriate in order to assure that the S&P GSCI® represents a measure of commodity market return. The Index Sponsor has the discretion to make any such modifications.

Contract Expirations

Because the Index and the Sub-Indices are comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “Designated Contract Expirations.” The Designated Contract Expirations included in the Index and the Sub-Indices for each Index Commodity during a given year are designated by the Index Sponsor in consultation with the Index Committee provided that each Designated Contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more Designated Contract Expirations, the Index and the Sub-Indices will be calculated during the remainder of the year in which that deletion occurs on the basis of the remaining Designated Contract Expirations as designated by the Index Sponsor. If a trading facility ceases trading in all Designated Contract Expirations relating to a particular Designated Contract, the Index Sponsor may designate a replacement contract on the Index Commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the Index and the Sub-Indices. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the Index and the Sub-Indices. If that timing is not practicable, the Index Sponsor will determine the date of the replacement and will consider a number of factors, including the differences between the Designated Contract and the replacement contract with respect to contractual specifications and contract expirations.

If a trading facility eliminates one or more Designated Contract Expirations, but there are remaining Designated Contract Expirations of the same Designated Contract, the weighting of the Index Commodity underlying the relevant Designated Contract will not be affected. If the trading facility ceases trading in all Designated Contract Expirations relating to a particular Designated Contract, and the Index Sponsor designates a replacement contract on the same Index Commodity, the index weighting allocated to the terminated Designated Contract will be allocated to the replacement contract. Accordingly, unless a Designated Contract is eliminated entirely and no replacement contract is designated, a cessation of trading in certain Designated Contract Expirations or the elimination of a Designated Contract will not affect the weighting of Index Commodities in the Index and the Sub-Indices. If a Designated Contract is eliminated and there is no replacement contract, the underlying Index Commodity will necessarily drop out of the Index and the Sub-Indices and the weighting allocated to that Designated Contract will then be allocated pro rata to the remaining Designated Contracts in the affected Sub-Index. The designation of a replacement contract, or the elimination of an Index Commodity from the Index and the Sub-Indices because of the absence of a replacement contract, could affect the value of the Index and the Sub-Indices, either positively or negatively, depending on the price of the Designated Contract that is eliminated and the prices of the remaining contracts in the Index and the Sub-Indices. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Index and the Sub-Indices.

Calculation of the Closing Value of the Sub-Indices

The value, or the total dollar weight, of each of the Sub-Indices on each Index Business Day is equal to the sum of the dollar weights of each of the Index Commodities. The dollar weight of each Index Commodity on any given day is equal to the product of the (i) weight of such Index Commodity for the appropriate Sub-Index, (ii) the daily contract reference price for the appropriate Designated Contracts, and (iii) the applicable “roll weights” during a Roll Period for the appropriate Sub-Index.

The daily contract reference price used in calculating the dollar weight of each Index Commodity on any given day is the most recent daily contract reference price for the applicable Designated Contract made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. If the trading facility fails to make a daily contract reference price available or if the Index Sponsor determines, in its reasonable judgment, that the published daily contract reference price reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected. If the daily contract reference price is not made available or corrected by 4:00 p.m., Eastern Time, the Index Sponsor may determine, in its reasonable judgment, the appropriate daily contract reference price for the applicable Designated Contract in order to calculate the Index. A daily contract reference price will be used regardless of whether such price is a Limit Price, as defined in the next sub-section.

It is generally considered unlikely that a trading facility will fail to publish a daily contract reference price in the regular course of business, because the price is required to margin open positions in the relevant contracts. It is possible, however, that a trading facility may fail to publish a daily contract reference price under emergency or extraordinary conditions, such as in the event of a natural disaster, act of war or terrorist attack, that prevent trading or cause a termination of trading on a given day. A manifest error in a daily contract reference price is also unlikely to occur, but is nevertheless possible.

This may arise, for example, in the event of a system malfunction that results in the published daily contract reference price being outside the range of trading for the relevant day. In that instance, it would be clear that the published price could not be correct and the Index Sponsor would likely disregard that price.

Designated Contract Daily Return

The Designated Contract daily return of the appropriate Sub-Index on any given day is equal to (1)(A) the sum, for each of the Index Commodities included in the appropriate Sub-Index, of the applicable daily contract reference price on the relevant Designated Contract multiplied by the appropriate Designated Contract production weight and the appropriate “roll weight”, of the appropriate Sub-Index divided by (B) the total dollar weight for the appropriate Sub-Index on the preceding day, minus (2) one.

The “roll weight” of each Index Commodity reflects the fact that the positions in the Designated Contracts must be liquidated or rolled forward into more distant contract expirations as they near expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Because each Sub-Index is designed to replicate the return of actual investments in the underlying Designated Contracts, the rolling process incorporated in the Sub-Indices and thus, the Index, also takes place over a period of days at the beginning of each month, referred to as the “Roll Period.” On each day of the Roll Period, the “roll weights” of the first nearby contract expirations on a particular Index Commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical positions in the Designated Contracts on the Index Commodity that are included in the Sub-Indices and thus, the Index, are gradually shifted from the first nearby contract expiration to the designated more distant contract expiration pursuant to appropriate Sub-Index roll Methodology.

If on any day during a Roll Period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which these conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for that contract month, based on exchange price limits, referred to as a “Limit Price”;
•

the daily contract reference price published by the relevant trading facility reflects manifest error, or that price is not published by 4:00 p.m., Eastern Time. In that event, the Index Sponsor may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on that price; provided, that, if the trading facility publishes a price before the open of trading on the next day, the Index Sponsor will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which these conditions no longer exist.

Daily Calculation of the Sub-Indexes

On any Index Business Day, the value of the Sub-Indices are equal to the product of:

•	the value of the Sub-Index on the preceding Index Business Day and

•	one plus the Contract Daily Return on the Index Business Day on which the calculation is made.

The Contract Daily Return on any Index Business Day is equal to the ratio of the total dollar weight of the Sub-Index on that day and the total dollar weight of the Sub-Index on the preceding Index Business Day, minus one. The Contract Daily Return is represented as the percentage change in the total dollar weight of the Index. The value of the Long Sub-Index is indexed to a base value of 100 on January 16, 1995. The value of the Short Sub-Index is indexed to a base value of 100 on January 2, 1970.

Daily Calculation of the Index

On any Index Business Day, the value of the Index is equal to the product of:

•	the value of the Index on the preceding Index Business Day and

•

(i) the ratio of the Reference Index Level on that Index Business Day to the preceding Index Business day plus (ii) the product of (a) the Exposure on the preceding Index Business Day and (b) the difference between the ratio of the Short Sub-Index value on that Index Business Day to the preceding Index Business Day and 1.

where the Reference Index Level on that Index Business Day is equal to the product of:

1.	the Reference Index Level on the last Rebalancing Day preceding that Index Business Day, which is the 9th Index Business Day of each month and,

2.	one plus the ratio of the Long Sub-Index level on that Index Business Day to the last Rebalancing Day preceding Index Business Day minus the ratio of the Short Sub-Index level on that Index Business Day to the last Rebalancing Day preceding Index Business day.

and the Exposure on that Index Business Day is equal to the Target Exposure on the second Index Business Day preceding that Index Business Day where the Target Exposure on that Index Business Day is equal to the product of:

1.	the negative value of the ratio of the 120-day historical volatility of the daily natural log return of the Reference Index on that Index Level Determination Date t to the 120-day historical volatility of the daily natural log return of the Short Sub-Index on that Index Level Determination Date t and,

2.	the 120-day historical correlation of the daily natural log return of the Reference Index and the Short Sub-Index on Index Level Determination Date t.

where;

Indext is the index level on the Index Level Determination Date t

Reft is the Reference Index level on Index Level Determination Date t.

Exposuret is the exposure of the Index to the Short Sub-Index on Index Level Determination Date t

Bencht is the Short Sub-Index Level on Index Level Determination Date t

Enhancedt is the Long Sub-Index Level on Index Level Determination Date t

tr is the rebalancing day preceding the Index Level Determination Date t. The rebalancing dates are the 9th Index Business Day of each month

TargetExposuret is the Market Neutral Exposure Adjustment Factor for the Short Sub-Index on Index Level Determination Date t

RefVolatilityt is the 120-day historical volatility of the daily natural log return of the Reference Index on Index Level Determination Date t

BenchVolatilityt is the 120-day historical volatility of the daily natural log return of the Short Sub-Index on Index Level Determination Date t

Correlt is the 120-day historical correlation of the daily natural log return of the Reference Index and the Short Sub-Index on Index Level Determination Date t

The value of the Index is indexed to a base value of 100 on July 14, 1995.

Index Disclaimer

THIS FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (collectively, “S&P”). S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUND PARTICULARLY OR THE ABILITY OF THE

S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX TO TRACK MARKET PERFORMANCE AND/OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S ONLY RELATIONSHIP TO BNP PARIBAS QUANTITATIVE STRATEGIES, LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO BNP PARIBAS QUANTITATIVE STRATEGIES, LLC OR THE FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF BNP PARIBAS QUANTITATIVE STRATEGIES, LLC INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX. S&P IS NOT AN ADVISOR TO THE FUND AND IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND’S SHARES ARE TO BE CONVERTED INTO CASH. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUND.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BNP PARIBAS QUANTITATIVE STRATEGIES, LLC, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Note on Hypothetical Historical Calculations

The hypothetical historical values of the Index should not be taken as an indication of future results, and no assurance can be given as to the values of the Index on a future date. The hypothetical historical values of the Index were calculated on materially the same basis on which the Index is now calculated.

The Index Sponsor expressly disclaims any responsibility for (i) any errors or omissions in calculating the hypothetical information and (ii)  any uses to which the hypothetical information may be put by any person.

Legal and regulatory regimes could affect the Index and the Fund

The Designated Contracts that underlie the Index are subject to legal and regulatory regimes in the U.S. and, in some cases, in other countries that may change in ways that could negatively affect the level of the Index. For example, please see “The Risks You Face — (48) The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares” and “The Risks You Face — (49) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.”

Changes to the legal or regulatory regimes applicable to the Designated Contracts that underlie the Index could result in a modification of the Index rules, which may, in turn, have a negative effect on the level of the Index.

Publication of Closing Levels and Adjustments

The intra-day indicative value per Share of the Fund is based on the prior day’s final Net Asset Value per Share, adjusted at least once every 15 seconds during each NYSE Arca Core Trading Session to reflect the continuous price changes of the Fund’s Designated Contracts and other holdings to provide a continuously updated intra-day indicative value per Share.

The Managing Owner will publish the Net Asset Value of the Fund and the Net Asset Value per Share daily. Additionally, NYSE Arca will publish the indicative value per Share at least once every 15 seconds during each NYSE Arca Core Trading Session.

The current market price per Share (symbol: “CCRV”) (quoted in U.S. dollars) will be published continuously as trades occur during each NYSE Arca Core Trading Session on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: “CCRVIV”) (quoted in U.S. dollars) will be published by NYSE Arca at least once every 15 seconds during each NYSE Arca Core Trading Session by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: “CCRVNV”) will be published by the Managing Owner as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website (on a delayed basis) at http://www.stream.bnpparibas.com, or any successor thereto.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “SPDYALEP”) will be published on Reuters page SPDYALEP and on Bloomberg page SPDYALEP<index> once every 15 seconds during each NYSE Arca Core Trading Session and as of the close of business on each Index Business Day, respectively, on Standard & Poor’s (which serves as the Index Sponsor) website at http://us.spindices.com, or any successor thereto.

The number of outstanding Shares (symbol: “CCRVSO”) will be published as of the close of each NYSE Arca Core Trading Session on the consolidated tape by one or more major market data vendors and on the Managing Owner’s website at http://www.stream.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on Standard & Poor’s (which serves as the Index Sponsor) website at http://us.spindices.com, or any successor thereto.

The Trust and the Fund are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Historical Closing Levels

The Closing Levels Table reflects the returns of the Index based on the selection criteria and methodology described above since the Base Date of July 14, 1995. Some of the commodities currently comprising the Index, however, have not been continuously included in the Index, either because futures contracts on such commodities had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, some commodities previously included in the Index no longer meet the selection criteria and have been deleted. The Launch Date of the Index was November 29, 2012. The Index’s closing levels from July 14, 1995 – November 29, 2012 are hypothetical.

Table 3 provides details of the futures contracts included in the Index and their net percentage dollar weights on the Base Date and the value and date of the highest and lowest percentage dollar weight of each futures contract during the period from the Base Date to February 28, 2013. The net percentage dollar weight is the sum of the weights of the long and short positions in the all futures contract months of each Index Commodity.

Table 4 reflects the Index’s average aggregate leveraged exposure of approximately 180%, based upon the closing levels of the Index covering the period from July 14, 1995 to February 28, 2013. During the same period, the Index’s leverage ranged from a low of approximately 145% to a high of 220%. Because the Fund seeks to track the Index, the Managing Owner expects that, over time, the Fund’s leverage ratio should be relatively close to the leverage ratio of the Index. Actual leverage levels of the Fund, when available, may be less than or greater than this range. Past leverage levels of the of the Index are not necessarily indicative of future leverage levels of the Index and the Fund.

The Various Statistical Measures Table discloses the Annualized Changes to Index Level, Average rolling 3 month daily volatility, Sharpe Ratio, % of months with positive change, Average monthly positive change, and Average monthly negative change with respect to the Index and the benchmark commodity indices as noted in the following paragraph.

The changes in the closing levels of the Index have been compared graphically to the following three commodities benchmark indices: the Goldman Sachs Commodity Index® (Excess Return), the Rogers International Commodity Index (Excess Return), and the Dow Jones – UBS Commodity IndexSM.

Cautionary Statement – Statistical Information

Various statistical information is presented on the following pages, relating to the closing levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other commodities indices.

In reviewing such information, prospective investors should consider that:

•	Changes in closing levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end closing level, without such closing level being equaled or exceeded as of a subsequent month-end, is -4.33% and occurred during the period November 1998 through May 1999. The worst monthly drawdown of the Index during such period was -2.58%, and occurred in December 2000. See the section “The Risks You Face — (16) Price Volatility May Possibly Cause The Total Loss Of Your Investment.”

•	Neither the fees charged by the Fund nor the actual execution costs associated with establishing futures positions in the Index Commodities are incorporated into the closing levels of the Index.

•

The Index was established on November 29, 2012. The Index calculation methodology and commodity futures contracts selection is the same before and after November 29, 2012. Accordingly, the Index closing levels, the Index Methodology and the futures contracts underlying the Index Commodities, reflect an element of hindsight at the time the Index was established. See the section “The Risks You Face — (21) The Fund Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Fund On The Basis Of Limited Information.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN NOVEMBER 2012, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JULY 1995 THROUGH NOVEMBER 2012, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE

RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

[Remainder of page left blank intentionally.]

Table 3

Period from July 14, 1995 to February 28, 2013

		Net Percentage Dollar Weights[4]
Commodity	Ticker[1]	28-Feb-13	Highest Weight	Date	Lowest Weight	Date
Chicago Wheat	W	1.29%	5.61%	7-Jan-99	-1.07%	11-Sep-07
Kansas City Wheat[2]	KW	0.28%	1.41%	16-Oct-02	-2.35%	8-Jan-99
Corn	C	0.13%	4.05%	12-Apr-02	-0.74%	27-Jun-08
Soybeans	S	0.30%	1.64%	20-Apr-99	-0.40%	30-Apr-04
Coffee	KC	0.31%	1.62%	29-May-97	0.02%	13-Nov-08
Sugar #11	SB	0.57%	1.91%	12-Jan-96	-0.49%	28-Dec-10
Cocoa	CC	0.08%	0.36%	31-Jan-03	0.00%	13-Nov-08
Cotton #2	CT	0.40%	2.26%	12-Jan-96	-1.65%	4-Mar-11
Lean Hogs	LH	0.59%	4.86%	4-Dec-95	-0.08%	16-Jun-10
Live Cattle	LC	0.89%	6.20%	7-Jan-02	-0.05%	13-Nov-08
Feeder Cattle[2]	FC	0.27%	0.63%	7-Jan-04	-1.65%	7-Jan-02
Heating Oil	HO	0.66%	1.99%	5-Jan-07	-0.26%	4-Oct-96
RBOB Gasoline	RB	0.36%	3.53%	7-Jan-99	-0.78%	18-Sep-06
Crude Oil	CL	1.56%	8.84%	12-Jan-09	-0.31%	1-Nov-00
Natural Gas	HG	0.43%	4.75%	7-Jan-98	-1.87%	11-Dec-00
Brent Crude Oil[2]	LCO	2.16%	3.29%	4-Dec-08	-1.63%	8-Jan-99
Gasoil[2]	LGO	0.81%	0.96%	6-Jan-06	-0.48%	8-Jan-99
Aluminum	MAL	0.81%	2.40%	5-Jan-96	0.13%	10-Apr-07
Copper	MCU	1.36%	1.93%	1-Dec-05	-0.46%	16-Oct-06
Lead	MPB	0.17%	0.39%	9-Oct-07	0.00%	13-Nov-08
Nickel	MNI	0.21%	0.85%	10-Apr-07	0.00%	14-Nov-08
Zinc	MZN	0.22%	0.77%	6-Dec-06	0.00%	11-Dec-08
Tin[3]	MSN	0.00%	0.00%	7-Jan-02	-0.21%	7-Jan-99
Platinum[3]	PL	0.00%	0.00%	7-Jan-03	-0.55%	17-Jul-95
Gold	GC	1.12%	1.78%	12-Jan-96	-0.04%	13-Nov-08
Silver	SI	0.18%	0.22%	23-Jan-13	0.00%	14-Nov-08
Orange Juice[2,3]	JO	0.00%	0.00%	14-Jul-95	-1.66%	8-Jan-99

(1)	Tickers are Reuters RIC Codes.

(2)	Kansas City Wheat, Brent Crude Oil, Gasoil and Orange Juice futures contracts were added to the Index on January 8, 1999. Feeder Cattle futures contracts were added to the Index on January 7, 2002

(3)

Tin futures contracts were removed from the Index on January 7, 2002. Platinum futures contracts were removed from the Index on January 7, 2003. Orange Juice futures contracts were removed from the Index on January 7, 2004. Tin futures contracts, Platinum future contracts and Orange Juice futures contracts were historically included in the S&P GSCI® Light Energy Index, they are not included in historical computation of the S&P GSCI® Dynamic Roll Light Energy Index

(4)	The Net Percentage Dollar Weight represents for each Index Commodity the aggregate dollar weight of all the Designated Contracts in the same Index Commodity in the Index even if the Designated Contract Expirations are different.

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY EXCESS RETURN INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE

PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD

BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to “Notes and Legends” that follow on page 80.

Table 4

GROSS LEVERAGE OF INDEX AND RELATED INDEX STATISTICS

For the period from July 14, 1995 – February 28, 2013

Gross Leverage	# Observations	Frequency
Gross Leverage <160%	66	1.49%
160% ≤ Gross Leverage <180%	2182	49.11%
180% ≤ Gross Leverage <200%	2134	48.03%
200% ≤ Gross Leverage <220%	61	1.37%
220% ≤ Gross Leverage	0	0.00%
AGGREGATES:	4443	100%

Summary Statistics
Maximum	219.85%
Minimum	145.21%
Average	180.13%

“Gross Leverage” reflects the aggregate leverage of the Index as of each Index Business Day for the period as provided above. The Gross Leverage of the Index is equal to the aggregate sum of the exposure of the Long Sub-Index and the absolute value of the exposure of the Short Sub-Index, expressed as a percentage.

“# Observations” means the number of times that the Index’s Gross Leverage occurred within the applicable Gross Leverage range for the period as provided above.

“Frequency” means the (# Observations)/Aggregate # Observations, expressed as a percentage, for the period as provided above.

ACTUAL LEVERAGE LEVELS OF THE FUND, WHEN AVAILABLE, MAY BE LESS THAN OR GREATER THAN THIS RANGE. PAST LEVERAGE LEVELS OF THE OF THE INDEX ARE NOT NECESSARILY INDICATIVE OF FUTURE LEVERAGE LEVELS OF THE INDEX AND THE FUND.

CLOSING LEVELS TABLE

S&P GSCI® DYNAMIC ROLL ALPA LIGHT ENERGY EXCESS RETURN INDEX

Date	Closing Level	Annual Index Changes[1]	Index Changes Since Inception[2]
July 14, 1995	100.00	—	—
December 31, 1995	100.23	0.23%	0.23%
December 31, 1996	106.02	5.78%	6.02%
December 31, 1997	109.42	3.21%	9.42%
December 31, 1998	109.82	0.37%	9.82%
December 31, 1999	110.71	0.81%	10.71%
December 31, 2000	108.43	-2.06%	8.43%
December 31, 2001	114.01	5.14%	14.01%
December 31, 2002	117.31	2.90%	17.31%
December 31, 2003	129.28	10.20%	29.28%
December 31, 2004	151.45	17.15%	51.54%
December 31, 2005	183.03	20.85%	83.03%
December 31, 2006	215.06	17.50%	115.06%
December 31, 2007	237.23	10.31%	137.23%
December 31, 2008	277.75	17.08%	177.75%
December 31, 2009	290.36	4.54%	190.36%
December 31, 2010	292.19	0.63%	192.19%
December 31, 2011	299.99	2.67%	199.99%
December 31, 2012	302.99	1.00%	202.99%
February 28, 2013	297.55	-1.80%	197.55%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY EXCESS RETURN INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE

PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD

BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN NOVEMBER 2012, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JULY 1995 THROUGH NOVEMBER 2012, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS LIMITED EXPERIENCE IN TRADING ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to “Notes and Legends” that follow on page 80.

All Statistics from July 31, 1998* to February 28, 2013

VARIOUS STATISTICAL MEASURES	INDEX[3]	GSCI®-ER4	RICI-ER5	DJUBS[6]
Annualized Changes to Index Level[7]	7.05%	2.80%	7.21%	2.87%
Average rolling 3 month daily volatility[8]	2.91%	23.40%	18.68%	16.74%
Sharpe Ratio[9]	2.25	0.11	0.37	0.16
% of months with positive change[10]	69.14%	56.00%	60.00%	56.57%
Average monthly positive change[11]	1.09%	5.30%	4.29%	3.79%
Average monthly negative change[12]	-0.58%	-5.66%	-4.58%	-4.04%

ANNUALIZED INDEX LEVELS[13]	INDEX[3]	GSCI®-ER4	RICI-ER5	DJUBS[6]
1 year	-0.74%	-7.99%	-6.03%	-8.17%
3 year	1.07%	3.34%	5.02%	0.68%
5 year	4.30%	-10.52%	-6.67%	-8.80%

*	July 31, 1998 represents the first date on which statistical data was available for each of the Index, GSCI®-ER, RICI-ER and DJUBS.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN NOVEMBER 2012, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JULY 1995 THROUGH NOVEMBER 2012, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS LIMITED EXPERIENCE IN TRADING ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to “Notes and Legends” that follow on page 80.

COMPARISON OF THE VARIOUS COMMODITIES INDICES

(JULY 31, 1998* – FEBRUARY 28, 2013)

THE FUND WILL TRADE WITH A VIEW TO TRACKING S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY EXCESS RETURN INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

*	July 31, 1998 represents the first date on which statistical data was available for each of the Index, GSCI®-ER, RICI-ER and DJUBS.

Each of the Index, Index, GSCI®-ER, RICI-ER and DJUBS is an index and does not reflect actual trading. The Index is calculated on an excess return basis and each of Index, GSCI®-ER, RICI-ER and DJUBS is calculated on an excess return basis. None of the indices reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN NOVEMBER 2012, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JULY 1995 THROUGH NOVEMBER 2012, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS LIMITED EXPERIENCE IN TRADING ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to “Notes and Legends” that follow on page 80.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES

(JULY 31, 1998* – FEBRUARY 28, 2013)

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

*	July 31, 1998 represents the first date on which statistical data was available for each of the Index, GSCI®-ER, RICI-ER and DJUBS.

Each of the Index, Index, GSCI®-ER, RICI-ER and DJUBS is an index and does not reflect actual trading. The Index is calculated on an excess return basis and each of Index, GSCI®-ER, RICI-ER and DJUBS is calculated on an excess return basis. None of the indices reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN NOVEMBER 2012, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JULY 1995 THROUGH NOVEMBER 2012, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS LIMITED EXPERIENCE IN TRADING ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to “Notes and Legends” that follow on page 80.

NOTES AND LEGENDS

1.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year and of February 28, 2013.

2.	“Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.

3.

“Index” is the S&P GSCI® Dynamic Roll Alpha Light Energy Index calculated on an excess return basis. The GSCI® is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI® is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI® provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets. The Index employs the S&P GSCI® Dynamic Roll Alpha Light Energy methodology.

4.

“GSCI®–ER” is the S&P GSCI® Commodity Index® calculated on an excess return basis. The GSCI® is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI® is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI® provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets. The GSCI®–ER employs a standard roll methodology.

5.	“RICI–ER” is the Rogers International Commodity Index calculated on an excess return basis. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of its launch in 1998 there were thirty-five different contracts represented in the RICI–ER Index. As of March 4, 2013, the RICI–ER Index represents thirty-seven different contracts. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The RICI-ER Index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

6

“DJUBS” is the Dow Jones — UBS Commodity IndexSM which is calculated on an excess return basis. The DJUBS is designed to be a highly liquid and diversified benchmark for the commodity futures market. As of March 4, 2013, the DJ-UBS is composed of futures contracts on 22 physical commodities. The DJ-UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). An Oversight Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-UBSCI Handbook. Committee members are drawn from the academic, financial and legal communities.

7.	“Annualized Changes to Index Level” from July 31, 1998 to February 28, 2013.

8.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

9.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk -free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy.

10.	“% of months with positive change” during the period from July 31, 1998 to February 28, 2013.

11.	“Average monthly positive change” during the period from July 31, 1998 to February 28, 2013.

12.	“Average monthly negative change” during the period from July 31, 1998 to February 28, 2013.

13.	“Annualized Index Levels” reflect the annualized change to the level of the applicable index on November 29, 2012 over the applicable time period (i.e., 1 year, 3 or 5 years).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED ON NOVEMBER 29, 2012, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JULY 1995 THROUGH NOVEMBER 2012, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS LIMITED EXPERIENCE IN TRADING ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

THIS FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (COLLECTIVELY, “S&P”). S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUND PARTICULARLY OR THE ABILITY OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX TO TRACK MARKET PERFORMANCE AND/OR TO

ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S ONLY RELATIONSHIP TO BNP PARIBAS QUANTITATIVE STRATEGIES, LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO BNP PARIBAS QUANTITATIVE STRATEGIES, LLC OR THE FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF BNP PARIBAS QUANTITATIVE STRATEGIES, LLC INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX. S&P IS NOT AN ADVISOR TO THE FUND AND IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND’S SHARES ARE TO BE CONVERTED INTO CASH. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUND.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BNP PARIBAS QUANTITATIVE STRATEGIES, LLC, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE S&P GSCI® DYNAMIC ROLL ALPHA LIGHT ENERGY INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in accordance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and the use of estimates. Actual results may differ from the estimates used and such differences could be material. The Fund Portfolio will hold a significant portion of its assets in futures contracts and Cash Instruments, each of which, as applicable, will be held at fair value. The Fund may also invest in Cleared Swaps, Substitute Contracts and/or Alternative Financial Instruments.

The Fund will calculate its Net Asset Value as described under the section “Description of the Shares; The Trust; The Fund; Certain Material Terms of the Declaration of Trust — Net Asset Value” for more details.

If the Fund invests in one or more Cleared Swaps, the value of the Cleared Swaps will be based on the value of the Designated Contract underlying the applicable Index Commodity in connection with such Cleared Swap, except that a fair value may be determined if the Managing Owner believes that the Fund is subject to significant credit risk relating to the counterparty to such Cleared Swap.

The Fund’s critical accounting policy with respect to Alternative Financial Instruments is as follows:

•

The Fund may invest in Alternative Financial Instruments. The Alternative Financial Instruments would be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

•

The use of fair value to measure Alternative Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, is fundamental to the Fund’s financial statements. The fair value of an

Alternative Financial Instrument is the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

•

The Alternative Financial Instruments are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Managing Owner. However, if the price of the Designated Contract underlying the Index Commodity becomes unavailable with respect to a specific Alternative Financial Instrument, the Managing Owner may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position in an Alternative Financial Instrument for such day. Such fair value prices would be generally determined based on available inputs about the current value of the Designated Contract underlying the Index Commodity and would be based on principles that the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

•

Fair value pricing with respect to the Alternative Financial Instruments may require subjective determinations about the value of the Alternative Financial Instruments. While the Fund’s policy is intended to result in a calculation of the Fund’s Net Asset Value that fairly reflects investment values of the Alternative Financial Instruments as of the time of pricing, the Fund cannot ensure that fair values determined by the Managing Owner or persons acting at its direction would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that Alternative Financial Instrument as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the Alternative

Financial Instruments were sold and the differences could be material to the applicable financial statements.

•	The Fund will disclose the fair value of its Alternative Financial Instruments (if any) in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

•

Realized gains (losses) and changes in unrealized gain (loss) on open positions are determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

Liquidity and Capital Resources

As of the date of this Prospectus, the Fund has not begun trading activities.

Once the Fund begins trading activities, it is anticipated that all of its net assets will be allocated to futures based commodities trading, unless the Fund commences an investment in one or more Cleared Swaps or Alternative Financial Instruments (if any).

If the Fund invests in Cleared Swaps and/or Alternative Financial Instruments, a portion of its proceeds of the offering may be used to collateralize the Cleared Swaps and/or Alternative Financial Instruments, as applicable, in accordance with normal market practices.

A significant portion of the Net Asset Value is likely to be held in Cash Instruments.

Although the following percentages may vary substantially over time, as of the date of this Prospectus, the Fund estimates that up to approximately 10% of its Net Asset Value will be placed in segregated accounts (pursuant to the rules of the CFTC) in the name of the Fund with PBI and CFL (or another eligible financial institution, as applicable) in the form of Cash Instruments to margin positions of all futures contracts combined. The Fund maintains approximately 90% of its Net Asset Value in Cash Instruments over and above that which is needed to post as collateral for trading. The percentage that the Fund’s Cash Instruments will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in the

Fund’s segregated and custodial account with the Custodian or Commodity Broker. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. The Fund will meet a margin call by either liquidating an appropriate amount of Cash Instruments, as applicable, or satisfy the margin call with cash. If the Fund does not have a sufficient amount of Cash Instruments to satisfy the margin call, the Fund will be required to liquidate its holdings of futures contracts, Cleared Swaps or Alternative Financial Instruments (if any). If the margin call is not met within a reasonable time, the broker may close out the Fund’s position.

The amount of margin that is required to establish and maintain a Cleared Swap is determined by the exchange which clears the applicable Cleared Swap. Additionally, the requirements and the logistics related to margin with respect to Cleared Swaps is substantially similar futures contracts.

The current holdings of Cash Instruments will earn an interest rate of [-]% as of [            ] [-], 2013.

The Fund’s commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

The Fund’s Cleared Swaps and Alternative Financial Instruments, if any, may also be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the Alternative Financial Instruments are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Alternative Financial Instruments (if any) may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

Because the Fund will trade futures contracts, its capital would be at risk due to changes in the market price of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). The Fund’s capital would be at risk in connection with its cleared swaps due to changes in the value of these cleared swaps (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Additionally, if the Fund invested in Alternative Financial Instruments, its capital would be at risk due to changes in the value of these Alternative Financial Instruments (market risk) or the inability of counterparties to perform under the terms of the Alternative Financial Instruments (credit risk).

Market risk

Trading in futures contracts, Cleared Swaps and Alternative Financial Instruments (if any) will involve the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the futures contracts, the Cleared Swaps or the Alternative Financial Instruments (if any) held.

The Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets associated with the contracts and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit risk

When the Fund enters into futures contracts, Cleared Swaps or Alternative Financial Instruments (if any), the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on U.S. and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions.

When the Fund enters into Cleared Swaps, the Fund will be exposed to credit risk that the clearinghouse for the Cleared Swaps will not meet its obligations. However, the Fund will not be subject to individual dealer counterparty risk that exists in over the counter swaps that are not cleared through a clearinghouse.

Alternative Financial Instruments (if any) are contracted for directly with counterparties and the Fund will be subject to the risks as described under the section “The Risks You Face — (47) Alternative Financial Instruments (If Any), Such As Forward Agreements And Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Fund Not Realizing A Trading Gain,” “The Risks You Face — (48) The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares” and “The Risks You Face — (49) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.”

There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

Cleared Swaps may not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Because Cleared

Swaps are cleared by a clearinghouse, the Fund is not subject to the counterparty risks associated with a swap agreement as described in the next paragraph. However, the Fund is subject to the risk that the clearinghouse may fail to clear the Cleared Swap and therefore may suffer a full loss.

Swap agreements do not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery of collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

Forward agreements do not involve the delivery of the underlying assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration. Thus, prior to settlement, if the counterparty to a forward contract defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement, the Fund may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Fund to abide by various trading limitations and policies, which will include limiting margin accounts and trading only in liquid markets. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one futures contract or all futures contracts combined; and

•	generally limiting transactions to futures contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Fund will enter into Alternative Financial Instruments (if any) with counterparties selected by the Managing Owner. The Managing Owner will select Alternative Financial Instrument (if any) counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Fund enter into an Alternative Financial Instrument (if any) with any counterparty whose credit rating is lower than investment-grade at the time a contract is entered into.

PBI, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund held at PBI relating to domestic futures trading and PBI will not be allowed to commingle such assets with other assets of PBI. In addition, CFTC regulations will also require PBI to hold in a secure account assets of the Fund related to foreign futures trading.

CFL is subject to the rules and regulations of the Financial Services Authority.

OFF-BALANCE SHEET ARRANGEMENTS

AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Fund has not yet commenced trading and does not expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and does not expect to have any loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Commodity Brokers. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s Net Asset Value. Commission payments to the Commodity Brokers are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as Net Asset Values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. The duration, renewal and termination provisions of each of these agreements are specified in each individual agreement. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares are used by the Fund to engage in the trading of Designated Contracts on the Index Commodities with a view to tracking the changes, positive or negative, in the levels of the Index over time, less the expenses of the operations of the Fund. If and when necessary, the Fund may invest in one or more Cleared Swaps, Substitute Contracts and/or Alternative Financial Instruments. The Fund’s holdings may also include Cash Instruments.

To the extent, if any, that the Fund trades in futures contracts and/or Cleared Swaps on U.S. exchanges, the assets deposited by the Fund with PBI as margin must be segregated pursuant to the regulations of the CFTC.

To the extent, if any, that the Fund trades in Cleared Swaps on U.S. exchanges, the assets deposited by the Fund with the futures commission merchant as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent, if any, that the Fund trades in futures on markets other than regulated U.S. futures exchanges, funds deposited with CFL to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.” Furthermore, CFL is a member of the Financial Services Authority and as such is regulated by the Financial Services Authority in the conduct of its business in the United Kingdom.

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

(i) up to approximately 10% of the Net Asset Value of the Fund will be placed in segregated accounts in the name of the Fund with PBI and CFL (or another eligible financial institution, as applicable) in the form of Cash Instruments to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules with respect to PBI and will be held pursuant to the rules of the Financial Services Authority with respect to CFL; and

(ii) approximately 90% of the Net Asset Value of the Fund will be maintained in segregated accounts in the name of the Fund in bank deposits and Cash Instruments.

The percentage that the Fund’s Cash Instruments will bear to the total net assets will vary from period to period as the market values of the futures contracts change.

Should the Fund invest in Cleared Swaps and/or Alternative Financial Instruments, the Fund will deposit collateral with the appropriate counterparties in order to initiate and maintain positions in Cleared Swaps and/or Alternative Financial Instruments, as applicable. Such collateral provided will be held in U.S. government securities or in cash, for which the Fund will receive interest credits at short-term rates. Certain counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowing, despite such cash belonging to the Fund, not the specific counterparty.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The Managing Owner is a registered commodity pool operator and will be responsible for the cash management activities of the Fund, including investing in Cash Instruments.

The Fund receives 100% of the interest income earned, if any, on its fixed income assets on deposit with the Commodity Brokers or the Custodian.

CHARGES

See the section “Summary — Breakeven Amounts” and the section “Summary — ‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [-]% per annum of the daily Net Asset Value of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s advisory services.

Organization and Initial Offering

Expenses; Continuous Offering Fees and Expenses

Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations will be paid by the Managing Owner. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately [-]% per annum of the Fund’s Net Asset Value, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

Offering expenses relating to the Fund in connection with the initial and continuous offering of the Shares, include, but are not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $[-] million.

Brokerage Commissions and Fees

The Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give-ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any commodity for future delivery.

On average, total charges paid to the Commodity Brokers are expected to be approximately $10.00 per round-turn trade, although the Commodity Brokers’ brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately [-]% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

Routine Operational, Administrative and Other Ordinary Fees and Expenses

The Fund will pay all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, computer services, Index licensing fee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Managing Owner will pay the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees and the Marketing Agent fees. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately [-]% per annum of the Fund’s Net Asset Value. The Managing Owner has agreed to reimburse the Fund, from its Management Fee, the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares as provided under the sub-section “Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses”) in excess of [-]% per annum of the Fund’s Net Asset Value.

For the avoidance of doubt, the cap as described in the immediately preceding sentence excludes expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund’s trading operations.

Extraordinary Fees and Expenses

The Fund will pay all its extraordinary fees and expenses (as defined in the Declaration of Trust), if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

Payment of Management Fee and Brokerage Commissions and Fees From Interest Income, if any

Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Fund, the excess of such fees and expenses over such interest income, if any, will be paid out of income from trading, if any, or from sales of a portion of the Fund Portfolio. However, if interest income exceeded the fees and expenses of the Fund, the Management Fee and the brokerage commissions and fees of the Fund would be paid first out of interest income from the Fund Portfolio.

Selling Commission

Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in DTC, and (3) have entered into a Participant Agreement.

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and regulated by the Financial Industry Regulatory Authority, which we refer to as FINRA, or must be exempt from being, or otherwise not required to be so regulated or registered. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

CREATION AND REDEMPTION OF SHARES

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem Baskets. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to the Marketing Agent or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, which we refer to as the Securities Act, as described in the section “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets who are not Authorized Participants should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

•	any breach by the Managing Owner of any provision of the Participant Agreement that relates to the Managing Owner;

•	any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the Participant Agreement;

•	any failure by the Managing Owner to comply with applicable laws; or

•

any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement as originally declared effective by the SEC or in any amendment, or in any Prospectus, or in any subsequent amendment or supplement, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated or necessary to make the statements in the applicable Registration Statement or Prospectus not misleading, except those statements in the applicable

Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Registration Statement or such Prospectus.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Declaration of Trust and the form of Participant Agreement, as applicable, for more detail. The Fund’s Declaration of Trust and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when each of NYSE Arca and banks in both New York City and London are required or permitted to be closed. Creation orders must be placed by 10:00 a.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. Creation orders are irrevocable. By placing a creation order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the creation order.

Determination of required payment

The total payment required to create each Basket is the Net Asset Value of 40,000 Shares as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the creation order date. Baskets will be issued as of 2:45 p.m., Eastern time, on the business day immediately following the creation order date at Net Asset Value per Share as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the creation order date during the continuous offering, but only if the required payment has been timely received. Authorized

Participants will purchase Shares of each Basket at the net asset value per Share as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the creation order date.

Because orders to purchase Baskets must be placed by 10:00 a.m., Eastern time, but the total payment required to create a Basket during the continuous offering will not be determined until the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable creation order for the Basket. The Fund’s Net Asset Value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of creation orders

The Managing Owner or the Marketing Agent may reject a creation order if:

•	It determines that the creation order is not in proper form;

•	The Managing Owner believes that the creation order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner or the Marketing Agent will reject a creation order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

The Managing Owner and the Marketing Agent will not be liable for the rejection of any creation order.

The Fund may suspend the creation of Baskets if the Fund has reached speculative position or other limits with respect to the Fund’s holdings of Designated Contracts and the Fund is unable to gain an exposure to the Index Commodities based upon investments in Cleared Swaps and/or Other Commodity Interests.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., Eastern time. The day on which the Transfer Agent receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 40,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the Net Asset Value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at 2:45 p.m., Eastern time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of redemption proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner or its delegate may, in its discretion, suspend the right of redemption, or postpone the settlement date, for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner or its delegate will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

THE COMMODITY BROKERS

A variety of executing brokers will execute futures transactions on behalf of the Fund. Such executing brokers will give-up all such transactions to PBI. PBI is an affiliate of the BNP Affiliated Entities. In its capacity as executing and clearing broker, PBI will execute and clear each of the Fund’s futures transactions and will perform certain administrative services for the Fund. PBI is registered with the CFTC as a futures commission merchant since August 19, 2011 and has been a member of the NFA in such capacity since August 19, 2011.

CFL will serve as the Fund’s executing and clearing broker with respect to all transactions on the London Metal Exchange. CFL is an affiliate of the BNP Affiliated Entities. CFL is a member of the Financial Services Authority and as such is regulated by the Financial Services Authority in the conduct of its business in the United Kingdom.

We may refer to PBI and/or CFL as a Commodity Broker individually, or the Commodity Brokers collectively.

The Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Brokers are expected to be approximately $10.00 per round-turn trade, although the Commodity Brokers’ brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately [-]% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

To the best of the Managing Owner’s knowledge, there is no litigation pending regarding BNP Paribas Prime Brokerage, Inc. or BNP Paribas Commodity Futures Limited that would materially adversely affect their ability to carry on their commodity futures and options brokerage business.

Additional or replacement commodity brokers may be appointed in respect of the Fund in the future.

ALTERNATIVE FINANCIAL INSTRUMENT COUNTERPARTIES

The Fund may enter into Alternative Financial Instruments from time-to-time with counterparties selected by the Managing Owner. The Managing Owner may select Alternative Financial Instrument counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Fund enter into Alternative Financial Instruments with any counterparty whose credit rating is lower than investment-grade as determined by a nationally recognized statistical rating organization (e.g., BBB- and above as determined by Standard & Poor’s, Baa3 and above as determined by Moody’s) at the time the Alternative Financial Instrument is entered into. The Fund anticipates that the counterparties to these Alternative Financial Instruments are likely to be banks, broker dealers and other financial institutions. The Fund expects that these Alternative Financial Instruments (if any) will be on terms that are standard in the market for such Alternative Financial Instruments.

CONFLICTS OF INTEREST

General

Although the Managing Owner has considered various conflicts and has established formal procedures designed to resolve these conflicts equitably, there may be additional conflicts that arise because the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund, the Net Asset Value of the Shares and ultimately the market price of the Shares.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner may have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the personnel of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

Relationship of the Managing Owner to the Commodity Brokers

The Managing Owner and the Commodity Brokers are affiliated subsidiaries of BNP Paribas. The Commodity Brokers receive a brokerage commission for futures interests transactions effected for the Fund. Customers of the Commodity Brokers who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Fund.

The Managing Owner has a disincentive to replace the Commodity Brokers as the Fund’s brokers because they are affiliates of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Brokers receive a round-turn brokerage fee from the Fund for serving as the Fund’s commodity brokers. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Brokers may, from time-to-time, have conflicting demands in respect of their obligations to the Fund, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to all of the terms of this offering with respect to the Managing Owner and the Commodity Brokers, and there has been no independent due diligence conducted with respect to this offering between the Managing Owner and the Commodity Brokers.

The Commodity Brokers

The Commodity Brokers may act from time-to-time as commodity brokers for other accounts with which they are affiliated or in which they or one of their affiliates have a financial interest. The compensation received by the Commodity Brokers from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Commodity Brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Brokers may have a conflict of interest in their execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Commodity Brokers will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Brokers have fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of PBI may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The BNP Affiliated Entities, as applicable, and their respective affiliates may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the BNP Affiliated Entities, as applicable, and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

Transactions by the BNP Affiliated Entities and their respective affiliates involving the Index

The BNP Affiliated Entities and their respective affiliates may from time-to-time engage in transactions involving the Index (and/or sub-components thereof) for their proprietary accounts and for accounts under their management. Such transactions may have a positive or negative effect on the value or level of the Index (and/or sub-components thereof) and consequently upon the Index levels, and in engaging in such transactions, none of the BNP Affiliated Entities nor any of their affiliates will be under any obligation to act in the interests of users of the Index and/or parties exposed to products referencing the Index.

Issuing of Other Derivative Instruments in Respect of the Index

The BNP Affiliated Entities and their affiliates may issue derivative instruments in respect of the Index (and/or sub-components thereof) and the introduction of such derivative products into the marketplace may affect the Index levels.

Liquidity Providers to the Fund

BNP Paribas Securities Corp., which also serves as the Initial Purchaser, is an affiliate of the Managing Owner and the BNP Affiliated Entities, and may be a liquidity provider to the Fund, which we refer to as the Affiliated Liquidity Provider. The Affiliated Liquidity Provider may increase liquidity in the Shares by submitting bids and offers on the Shares on NYSE Arca. The Affiliated Liquidity Provider is a registered broker dealer in the U.S. The Affiliated Liquidity Provider has no obligation to provide liquidity. The Affiliated Liquidity Provider may decide to cease its activities intra-day, for periods longer than one day or permanently. The Affiliated Liquidity Provider may act in a manner that ignores or disregards the interests of Shareholders.

In turn, as the amount of liquidity decreases, the Affiliated Liquidity Provider, any other affiliated liquidity provider or any other affiliate of the Managing Owner, may benefit from the potential increase in spreads between the bid and offering price for the Shares.

Affiliates of the Managing Owner may Serve as Counterparties to Cleared Swaps or Alternative Financial Instruments

From time-to-time, the Fund may invest in one or more Cleared Swaps or Alternative Financial Instruments by selecting an affiliate of the Managing Owner to serve as the counterparty. The Managing Owner has an incentive to select an affiliate to serve as a counterparty to a Cleared Swap or an Alternative Financial Instrument. The affiliated counterparty to a Cleared Swap or an Alternative Financial Instrument will attempt to earn a mark-up, spread or other profit by serving as the counterparty.

No independent party will participate in the selection of any affiliate who serves as a counterparty. As a result, the Fund will become subject to the creditworthiness of the affiliate who serves as a counterparty to a Cleared Swap (prior to submission of the Cleared Swap to the applicable regulated clearinghouse) and/or an Alternative Financial Instrument.

DESCRIPTION OF THE SHARES; THE

TRUST; THE FUND; CERTAIN MATERIAL

TERMS OF THE DECLARATION OF TRUST

The following summary describes in brief the Shares and certain aspects of the operation of the Trust and the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the Fund and the material terms of the Declaration of Trust. Prospective investors should carefully review the Form of Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Declaration of Trust.

Description of the Shares

The Fund will issue Shares which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Shares will be listed on NYSE Arca under the symbol “CCRV.”

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Trust; Principal Office; Location of Records

The Trust was organized in separate series as a Delaware statutory trust rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization. As of the date of this Prospectus, the Trust consists of two series. This Prospectus is for the Fund, which is one of the Trust’s series. STREAM S&P Dynamic Roll Global Commodities Fund, which is the second series of the Trust, is currently being offered through its own Prospectus. Information regarding STREAM S&P Dynamic Roll Global Commodities Fund currently available and information regarding the Fund (and any other additional series of the Trust, as applicable) will be available, as applicable, at http://www.stream.bnpparibas.com. The Trust and the Fund are managed by the Managing Owner, whose office is located at 787 Seventh Avenue, New York, New York 10019, telephone: (212) 841-2000.

The books and records of the Fund will be maintained as follows: all marketing materials will be maintained at the offices of the Marketing Agent, c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants will be maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Telephone number (718) 315-4850. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers) will be maintained at the Fund’s principal office, c/o BNP Paribas Quantitative Strategies, LLC, 787 Seventh Avenue, New York, New York 10019; telephone number (212) 841-2000.

The books and records of the Fund will be located at the foregoing address and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six fiscal years.

The Fund

The Trust is formed and is operated in a manner such that each Fund is liable only for obligations attributable to such Fund and Shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or Shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the Claims of any particular series are enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, a Fund or the Managing Owner on behalf of the Trust or a Fund, has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund; and

•

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

No special custody arrangements are applicable to a Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee serves as the sole trustee of the Trust and the Fund in the State of Delaware. The Trustee will accept service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other express duties to the Trust, the Managing Owner or the Shareholders of the Fund. The Trustee is permitted to resign upon at least sixty (60) days’ advance written notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by the Managing Owner and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the Fund or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Managing Owner has the exclusive management, authority and control of all aspects of the business of the Fund and the Trust. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the business and affairs of the Fund and the Trust, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund and the Trust, as appropriate.

Because the Trustee has no authority over the operation of the Fund and the Trust, the Trustee itself is not registered in any capacity with the CFTC.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund or the Trust. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principal place of business in Delaware. The Declaration of Trust provides that the management authority with respect to the Trust and the Fund is vested directly in the Managing Owner.

The Managing Owner

Background and Principals

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, was formed on April 30, 2010 and serves as Managing Owner of the Trust and the Fund. The Managing Owner will also manage the Fund Portfolio. The Managing Owner will serve as the commodity pool operator of the Trust and the Fund. THE POOL OPERATOR AND ITS TRADING PRINCIPALS HAVE

LIMITED EXPERIENCE OPERATING OTHER POOLS AND TRADING OTHER ACCOUNTS. The Managing Owner is a member of the NFA and became a commodity pool operator and commodity trading advisor registered with the CFTC effective August 19, 2011 and June 11, 2012, respectively. During the period from April-July, 2010, the Managing Owner was engaged in fund structuring activities in connection with futures-based exchange traded funds. The Managing Owner’s principal place of business is 787 Seventh Avenue, New York, New York 10019, telephone number (212) 841-2000. The Managing Owner is a subsidiary of Paribas North America, Inc., which is a subsidiary of BNP Paribas. Paribas North America, Inc. has been a principal of the Managing Owner since July 21, 2010. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust or the Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund. The Fund has no history of past performance. The Managing Owner and its trading principals have managed one other commodity pool of this type. Therefore there is a limited indication of their ability to manage investment vehicles such as the Trust or the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust or the Fund, the operations and performance of the Trust or the Fund may be adversely affected.

Principals

M. Andrews Yeo, George L. Parry and Paul Drumm serve as the Chief Executive Officer, the Principal Financial Officer, and the Chief Operating Officer, respectively, of the Managing Owner.

The Board of Directors, which manages the Managing Owner, is comprised of Mr. M. Andrews Yeo, Mr. Bruno d’Illiers and Mr. Raphael Masgnaux.

Messrs. d’Illiers, Drumm, Masgnaux, Parry and Yeo also serve as principals of the Managing Owner. Paribas North America, Inc. is also a principal of the Managing Owner.

Mr. Masgnaux will serve as the trading principal of the Managing Owner.

The Board of Directors has concluded that, based on each Director’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of the other Director, each Director should serve as a Director of the Managing Owner. Among the attributes common to all Directors are their ability to exercise sound business judgment in the performance of their duties as Directors, to review critically, evaluate, question and discuss information provided to them regarding the commodity pools operated by the Managing Owner, including the Trust and the Fund, and their business and operations, and to interact effectively with the officers and other professional staff of the Managing Owner, including the traders responsible for executing the Fund’s investment strategy, as well as the Trust’s counsel, independent registered public accounting firm, and other service providers. A Director’s ability to perform his duties effectively may have been attained through the Director’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of other investment funds and their operators or advisors, other public companies, or not-for-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director.

M. Andrews Yeo was appointed Chief Operating Officer of Global Equities and Commodity Derivatives (GECD) Americas Business at BNP Paribas in August 2010. Mr. Yeo is responsible for the management of the day-to-day operational aspects of the Equities and Commodity Derivatives Americas platform establishing strategy and business objectives and the development of policies and procedures. Additionally, Mr. Yeo currently serves on the GECD Global Executive Committee. Mr. Yeo serves as the Chief Executive Officer of the Managing Owner since May 24, 2011 and has been a principal of the Managing Owner since June 30, 2011. Mr. Yeo was as a Director for GECD, Business Management from June 2008 until August 2010 where he was responsible for business development and day-to-day coordination with business support partners. Mr. Yeo is the President and has been a principal of BNP Paribas Prime Brokerage, Inc., a registered U.S. broker/dealer with the Securities and Exchange Commission and FINRA, primarily engaged in prime brokerage activities, since August 3, 2011. Prior to that Mr. Yeo served as a Director of BNP Paribas Securities Corp. from February, 2005 to June, 2008, where he was responsible for clearing and custody for all US and International cash markets for the US Broker Dealer. Mr. Yeo received his bachelor’s degree in Accounting from Pennsylvania State University in 1992.

George L. Parry is a Managing Director in Finance at BNP Paribas, a global bank and financial services firm, with responsibility for finance related to global equities and commodity derivatives within the North American territory since October 2008. In addition, Mr. Parry has held the position of Financial and Operations Principal and Chief Financial Officer for BNP Paribas Prime Brokerage, Inc., a registered U.S. broker/dealer and wholly owned subsidiary of BNP Paribas, with responsibility for all financial and operational aspects since December 2008. Mr. Parry was U.S. Director of Finance for ICAP Services North America, LLC, from August 2007 to October 2008, accounting and finance of activities in five ICAP affiliated U.S. broker/dealers, a futures commission merchant and numerous other unregulated ICAP affiliated entities in North America. Mr. Parry serves as the Principal Financial Officer of the Managing Owner since June 30, 2011 and is a principal of the Managing Owner since June 30, 2011. Previously, he was Executive Director and Chief Financial Officer of Mizuho Securities USA, Inc. (“MSUSA”), a primary U.S. government bond broker/dealer and futures commission merchant, from February 2005 to July 2007 with responsibility for all financial and operational aspects. Mr. Parry has been a principal of BNP Paribas Prime Brokerage, Inc., a registered U.S. broker/dealer with the Securities and Exchange Commission and FINRA, primarily engaged in prime brokerage activities, since August 3, 2011. Mr. Parry is a CPA and a member of the American Institute of Certified Public Accountants, New York State Society of Certified Public Accountants and is a licensed CPA in the State of New York. He received his Bachelor of Science in Accounting from St. Joseph’s College in December 1992.

Paul Drumm is a Managing Director and Head of Fund Derivatives for the Americas at BNP Paribas, a global bank and financial services firm, since December 2009. Prior to that, Mr. Drumm has been in the Global Equities and Commodity Derivatives Americas business at BNP Paribas where he has been Global Head of Client Services for the BNP Paribas’

Fund Derivatives business from March 2008 to December 2009. Prior to this, Mr. Drumm was Head of Client Services for Fund Derivatives business in Europe and Asia from November 2006 to March 2008 with responsibilities for overseeing the client services function and was Head of Fund Derivative Operations at BNP Paribas in Dublin from July 2003 to November 2006 with responsibilities for day to day operational issues. Mr. Drumm serves as the Chief Operating Officer of the Managing Owner since September 16, 2010, and has been a principal and associated person of the Managing Owner since September 16, 2010 and September 22, 2010, respectively. Mr. Drumm has been an associated person of BNP Paribas Securities Corp., a futures commission merchant, since August 4, 2010. Mr. Drumm received his BA in Economics from University College Dublin.

Bruno d’Illiers is the Chief Operating Officer (COO) for BNP Paribas North America Inc., which provides corporate, investment banking, and securities brokerage activities and is an affiliate of BNP Paribas, a global financial services firm, since April 2011, and is responsible for overseeing the following departments: Finance & Tax, Information Technology & Operations, Governance & Control, and Branch Management. Mr. d’Illiers serves as a Director of the Managing Owner, and has been a principal of the Managing Owner since July 5, 2011. Mr. d’Illiers has been a principal of BNP Paribas Securities Corp., a futures commission merchant, since October 26, 2011. As a principal of BNP Paribas Securities Corp., Mr. d’Illiers was responsible for overseeing the departments of Finance & Tax, Information Technology & Operations, Governance & Control, and Branch Management. Mr. d’Illiers has been a principal of BNP Paribas Prime Brokerage, Inc., a registered U.S. broker/dealer with the Securities and Exchange Commission and FINRA, primarily engaged in prime brokerage activities, since August 3, 2011. Mr. d’Illiers served as a principal of BNP Paribas Commodity Futures Inc., a Commodity Broker for the Fund, from June 30, 2011 to November 3, 2011. Since April 2011, Mr. d’Illiers has been a member of the BNP Paribas North American Territory Management Committee, chairs the BNP Paribas North American Territory Operating Committee, and is an officer and board member of all major non-banking subsidiaries with responsibilities for operational issues. Prior to being named to this position in April 2011, Mr. d’Illiers was the COO for the Asia Pacific region of BNP Paribas from September 2009 to April 2011 with responsibilities for day to day operational issues. From September

2006 to August 2009, Mr. d’Illiers was Head of Organization and Controls for BNP Paribas in Paris, France with responsibilities for operational issues. Mr. d’Illiers holds a Masters from Ecole Supérieur de Commerce de Reims.

Raphael Masgnaux is the Global Head of Financing Trading for the Global Equities and Commodity Derivatives business at BNP Paribas, a global bank and financial services firm, with responsibility for overseeing the financing trading team since February 2000 and the Head of Flow Trading for Global Equities and Commodity Derivatives Americas with responsibility for overseeing the trading teams since December 2011. As the Global Head of Financing Trading, Mr. Masgnaux is responsible for the overseeing the financing trading teams in Paris, New York, London and Hong Kong and the flow trading team in New York. From January 1999 to January 2000, Mr. Masgnaux was a Senior Risk Auditor with BNP Paribas in Paris with responsibility for controlling Market Risk procedures. From June 1996 to December 1998, Mr. Masgnaux was Head of Interest Rates Derivatives Trading at BNP Paribas London with responsibility for overseeing a team of 6 traders. Mr. Masgnaux serves as a Director and trading principal of the Managing Owner, with responsibility for supervision of trading, and has been a principal of the Managing Owner since April 18, 2012. Mr. Masgnaux has been a principal of BNP Paribas Prime Brokerage, Inc., a registered U.S. broker/dealer with the Securities and Exchange Commission and FINRA, primarily engaged in prime brokerage activities, since August 16, 2011. Mr. Masgnaux has been a principal and an associated person of BNP Paribas Securities Corp., a futures commission merchant, since April 5, 2012. Mr. Masgnaux holds a Diploma “Ingenieur Civil des Mines” from the Ecole Nationale Superieure des Mines de St.-Etienne.

Paribas North America, Inc., a principal of the Managing Owner since July 21, 2010, is a subsidiary of BNP Paribas, a global bank and financial services firm.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As managing owner of the Trust and each Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust and each Fund, consistent with the terms of the Declaration of Trust. The Declaration of Trust is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and each Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and each Fund, as set forth herein and in the Declaration of Trust (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Declaration of Trust provides that the Managing Owner and its affiliates, or Covered Person, will have no liability to the Trust and each Fund or to any Shareholder for any loss suffered by the Trust and each Fund arising out of any action or inaction of the Covered Person if the Covered Person, in good faith, determined that such course of conduct was in the best interests of the Trust or the applicable Fund and such course of conduct did not constitute fraud, gross negligence, bad faith, or willful misconduct by the Covered Person. The Trust and each Fund have agreed to indemnify the Covered Person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Covered Person’s activities for the Trust and each Fund, provided that the Covered Person was acting on behalf of or performing services for the Trust and each Fund and has determined, in good faith, that such course of conduct was in the best interests of the applicable Fund and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Declaration of Trust on the part of the Managing Owner and any such indemnification will only be recoverable from the applicable Fund estate.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a fiduciary of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust, or a derivative action, to recover damages from a third party where a fiduciary has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), PBI (a registered futures commission merchant), as well as those of their respective employees who are required to be registered under the CEAct, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEAct, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and each Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under the section “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

As of the date of this Prospectus, both the Managing Owner and its principals own less than 1% of the Shares of the Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders of the Fund may also compel dissolution of such Fund. Any Shares purchased by the Managing Owner or its affiliates are non-voting.

The Managing Owner has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the Designated Contracts.

Recognition of the Trust and each

Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to similar limitations on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by any Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each Fund itself indemnifies all its Shareholders against any liability that such

Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions

Received by Shareholders;

Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify such Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of such Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying a Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on NYSE Arca and provide investors with direct access to the Fund. The Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate evidences all of the Shares outstanding at any time. Under the Declaration of Trust, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish Shareholders with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.stream.bnpparibas.com. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Net Asset Value

Net Asset Value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles. In particular, Net Asset Value includes any unrealized profit or loss on open Designated Contracts, Cleared Swaps, Substitute Contracts, Alternative Financial Instruments (if any) and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open commodity futures contracts traded on a U.S. or non-U.S. exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable U.S. or non-U.S. exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract traded on a U.S. or on a non-U.S. exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s commodity brokerage accounts is expected to accrue at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

The value of Cleared Swaps is determined based on the value of the Designated Contract underlying the Index Commodity in connection with each specific Cleared Swap.

In calculating the Net Asset Value of the Fund, the settlement value of a Cleared Swap (if any) and an Alternative Financial Instrument (if any) is determined by either applying the then-current disseminated value for the Designated Contracts or the terms as provided under the applicable Cleared Swap or Alternative Financial Instrument, as applicable. However, in the event that the Designated Contracts are not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to value the Fund’s Cleared Swap or Alternative Financial Instrument (if any) on a fair value basis in order to calculate the Fund’s Net Asset Value.

Net Asset Value per Share is the Net Asset Value of the Fund divided by the number of its outstanding Shares.

Termination Events

The Trust, or the Fund, will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Trust and the applicable Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders of each applicable Fund agree in writing to continue the business of the Trust and each applicable Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and the Funds and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the Net Asset Value of each Fund (excluding Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust and each applicable Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of each Fund will be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

•	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•	The Trust, or any Fund, as the case may be, becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust or any Fund as of the close of business on any business day declines below $50 million.

•	The Trust or the Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

•	The Managing Owner determines to dissolve the Trust or the Fund for any reason or no reason.

DISTRIBUTIONS

The Fund will make distributions at the discretion of the Managing Owner. In light of the currently low interest rate environment, the Managing Owner does not expect to make any distributions. To the extent that the actual and projected interest income from the Fund Portfolio exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, CUSTODIAN, AND TRANSFER AGENT

The Managing Owner, on behalf of the Trust and the Fund, has appointed The Bank of New York Mellon as the administrator of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon will serve as Custodian of the Fund and has entered into the Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the Transfer Agent of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the Net Asset Value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the section “Plan of Distribution.” A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services. The Administrator will maintain certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the section “Material Contracts.”

The Administrator’s monthly fees of up to [-]% per annum are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as will then be acting.

The Transfer Agent will also receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Managing Owner on behalf of the Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

THE MARKETING AGENT

The Managing Owner, on behalf of the Trust and the Fund, has appointed ALPS Distributors, Inc., or the Marketing Agent, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Fund has entered into a Marketing Agent Agreement with the Marketing Agent.

A summary of the material terms of the Marketing Agreement is disclosed in the section “Material Contracts.”

The Managing Owner, out of the Management Fee, pays the Marketing Agent for performing its duties on behalf of the Fund.

Toll Free Number for Investors

Investors may contact the Marketing Agent toll-free in the U.S. at (-) [-]-[-].

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate is signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate evidences all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificate is made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the market price per Share in the secondary market has fallen outside a desirable market price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Customer Agreement with PBI

Pursuant to the Customer Agreement and Account Application, or Customer Agreement, between PBI and the Trust on behalf of the Fund, PBI acts as the Fund’s broker for the execution, clearance and/or carrying of transactions for the purchase and sale of cash-settled commodity interests, including commodities, commodity futures contracts and related options.

The Customer Agreement will continue in force until written notice of termination is given by the Fund or PBI.

The Fund waives any and all claims, rights or causes of action which it has or may have against PBI or its officers, employees, agents or affiliates for any consequential or punitive damages and to limit any claims or rights arising out of any transactions executed or not executed, or otherwise arising from the Customer Agreement or the Fund’s brokerage account, to its direct out of pocket damages. None of PBI or its officers, employees, agents or affiliates will be liable as a result of any action taken by PBI or its officers, employees, agents or affiliates or any clearing brokers or floor brokers, to comply with applicable law. Under the Customer Agreement, each of PBI and its officers, employees, agents or affiliates will only be liable for non-performance of its obligations arising from its negligence or willful misconduct. In no event will PBI or its officers, employees, agents or affiliates be liable for:

•	the actions or inactions of any government, regulatory authority, exchange, board of trade or clearing house;

•	wars, terrorism, or strikes;
•

delays or failure in the transmission of orders due to a breakdown or failure of hardware, software, electronic trading systems, order routing systems, or other transmission systems, devices or communication facilities, including where such failure is caused by a computer virus; or

•

failure of any exchange, clearing house, intermediate broker, custodian, sub-custodian, bank, dealer, or for any other cause or causes beyond PBI’s direct control regardless of whether such claim arises in contract, negligence, tort, strict liability, or otherwise.

The Fund will remain fully liable for all existing open positions, new positions or eliminated positions, resulting in whole or part from business on a market operated or cleared by an exchange or board of trade being suspended, restricted, closed or otherwise impeded.

Absent PBI’s negligence or willful misconduct, the Fund will indemnify, defend and hold PBI and its officers, directors, employees, agents and affiliates harmless from and against any and all loss, liability, damage, cost, claim or expense (including without limitation, reasonable attorneys’ fees and any fine, sanction or penalty made or imposed by any court, agency or regulatory or self-regulatory authority or any exchange) incurred in connection with the Customer Agreement, the Fund’s brokerage account and/or any transactions or positions established or maintained therein, including where PBI acts on the instructions of any intermediary or third party for the Fund or because of business on a market operated or cleared by an exchange or board of trade being suspended, restricted, closed or otherwise impeded. Without limitation, the Fund agrees to reimburse PBI on demand for any cost of collection incurred by PBI in collecting such sums owed thereunder and any cost incurred in successfully defending against any claims asserted by the Fund, including legal fees, interest and expenses.

Customer Agreement with CFL

Pursuant to the Terms of Business (Segregated Accounts) Agreement, or CFL Customer Agreement, between CFL and the Trust on behalf of the Fund, CFL acts as the Fund’s broker for entering into, executing, arranging, carrying, clearing and settling certain transactions in Financial Instruments (as defined in the CFL Customer Agreement).

The CFL Customer Agreement may be terminated upon at least 30 days prior notice to that effect given by CFL or the Fund to the other party.

Without prejudice to any other terms of the CFL Customer Agreement, the Fund agrees to indemnify CFL in respect of any liability it may incur or to which it may be subjected as a result of or arising out of obligations assumed by it, or indemnities provided by it, in respect of any transaction pursuant to rules of any exchange and/or a related clearing house, except for liabilities arising from CFL’s own negligence (subject to force majeure), default, bad faith, misconduct or breach of the CFL Customer Agreement.

Except in the event of fraud, negligence, bad faith or (subject to force majeure) default, neither CFL nor any of its directors, officers, employees or agents will be liable for any direct, indirect or consequential losses or liabilities (whether in respect of taxation or otherwise) which the Fund may suffer or incur as a result of:

•

any action taken or omitted by the Fund in reliance on or as a result of any information, advice or recommendation given to the Fund by CFL in the course of providing the services under the CFL Customer Agreement;

•	any action taken or omitted by CFL in respect of any transactions or the services under the CFL Customer Agreement in accordance with the terms of the CFL Customer Agreement; or

•	any change in market prices or conditions or any other matter which affects or may affect any order or transaction.

The Fund will pay to CFL such sums as it may from time to time require to cover, on a full indemnity basis, losses, liabilities, costs or expenses (including legal fees), taxes, imposts and levies which CFL may incur or be subjected to with respect to or in consequence of:

•	the account(s) or any transaction or any matching transaction on an exchange or with an intermediate broker or any documentation relating to the account(s);

•	any misrepresentation by the Fund or any violation by it of its obligations under the CFL Customer Agreement, any transaction or any regulations applicable thereto; and
•	the enforcement of CFL’s rights arising under or in any way connected with the CFL Customer Agreement or any transaction.

The Fund is subject to certain additional indemnification obligations and CFL is exculpated from certain items as provided by section 6 of the CFL Customer Agreement regarding electronic trading terms.

Administration Agreement

Pursuant to the Administration Agreement among the Trust and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Trust has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by or asserted against the Trust, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees), resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by or on behalf of the Trust, or for delays caused by circumstances beyond the Administrator’s reasonable control, unless such cost, expense, damage, liability or claim (including attorneys’ and accountants’ fees) arises out of the gross negligence or willful misconduct of the Administrator.

The Trust will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same, issued by a court or governmental agency, (ii) the registration statement or Prospectus, (iii) any instructions of an officer of the Managing Owner, or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Administration Agreement; provided, that the Trust will not indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Trust; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to any certificate, instructions or oral instructions of the Trust or otherwise without negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith after consultation with the Trust in accordance with the advice or opinion of counsel for the Trust or its own counsel; (iv) any improper use by the Trust or its agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation of the securities and the method of computing the Trust’s Net Asset Value; or (vi) any valuations of securities or Net Asset Value provided by the Trust.

Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Administrator to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Global Custody Agreement

The Bank of New York Mellon will serve as the Trust’s custodian, which we refer to as the Custodian. Pursuant to the Custody Agreement, the Custodian serves as custodian of all the Trust’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and the Trust has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than 90 days after the date of such notice. Upon termination thereof, the Trust will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by or asserted against the Trust, except those costs, expenses, damages, liabilities or claims arising out of the negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository or issuer of securities. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities or claims incurred by the Trust as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such costs, expenses, damages, liabilities or claims from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trust (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Trust, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust will indemnify the Custodian and hold the Custodian harmless from and against any and all costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Trust; provided however, that the Trust will not indemnify the Custodian for those costs, expenses, damages, liabilities or claims arising out of the Custodian’s negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve as the Trust’s Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust and the Transfer Agent, the Transfer Agent will serve as the Trust’s transfer agent, distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least 90 days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•	The Trust may terminate the Transfer Agency and Service Agreement at any time upon 90 days’ prior written notice.

The Transfer Agent will have no responsibility and will not be liable for any and all losses, damages, costs, charges, counsel fees (including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust), payments, expenses or liability, except that the Transfer Agent will be liable to the Trust for direct money damages caused by its own negligence or willful misconduct or that of its employees or agents, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable. For purposes of the Transfer Agency and Service Agreement, none of the following will be or be deemed negligence or willful misconduct:

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or in violation of any stop order or other determination or ruling by any federal agency, or any state with respect to the offer or sale of such Shares in such state.

The Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees (including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust), payments, expenses and liability which may sustain or incur or which may be asserted against the Transfer Agent in connection with or relating to the Transfer Agency and Service Agreement or the

Transfer Agent’s actions or omissions with respect to the Transfer Agency and Service Agreement, except that the Transfer Agent will be liable for direct money damages caused by its own negligence or willful misconduct or that of its employees or agents, or its breach of any of its representations.

Marketing Agent Agreement

The Marketing Agent will provide certain marketing services to the Trust. Pursuant to the Marketing Agent Agreement, as amended from time-to-time, among the Trust, the Managing Owner and the Marketing Agent, the Marketing Agent will assist the Managing Owner and the Administrator with certain functions and duties relating to marketing, including reviewing and approving marketing materials.

The Marketing Agent Agreement will continue in effect for an initial term of two years from the effective date and thereafter will continue automatically for successive twelve month periods, provided that such continuance is specifically approved at least annually by the Managing Owner. Upon and after completion of its initial term, the Marketing Agent Agreement is terminable by any party at any time without penalty on 60 days’ prior written notice to the other parties. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of 60 days after written notice by the non-breaching party to the breach party of such breach.

Pursuant to the Marketing Agent Agreement, the Trust will indemnify the Marketing Agent as follows:

The Trust will indemnify, defend and hold harmless the Marketing Agent and its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

•

any untrue statement of a material fact contained in the registration statement (or in the registration statement as amended or supplemented) or in the prospectus (or in the prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such registration statement or such prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Trust or the Managing Owner for inclusion in such registration statement or such prospectus or any material omissions therefrom;

•	any untrue statement of a material fact or breach by the Trust or the Managing Owner of any representation or warranty contained in the Marketing Agent Agreement;

•	the failure by the Trust or the Managing Owner to perform when and as required any agreement or covenant contained herein;

•

any untrue statement of any material fact contained in any audio or visual materials provided by the Trust or the Managing Owner or based upon written information furnished by or on behalf of the Trust or the Managing Owner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Trust;

•

the Marketing Agent’s performance of its duties under the Marketing Agent Agreement except in the case of this bullet point, for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Trust in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Trust or the Managing Owner to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Marketing Agent Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•

regulated investment companies (“RICs”), other than the status of the Fund as a qualified publicly traded partnership (a “qualified PTP”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”);

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the U.S. Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of

Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes, which is treated as a separate entity from any other series of the Trust for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund will not be a taxable entity for U.S. federal income tax purposes and the Fund will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin LLP’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on U.S. Treasury securities held in the Fund Portfolio. The Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their shares of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that a substantial portion of the futures on the Index Commodities will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. With the exception of futures traded on certain exchanges, including the LME discussed below, it is expected that the futures on the Index Commodities held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Any futures on Index Commodities held by the Fund which are not classified as Section 1256 Contracts (“Non-Section 1256 Contracts”) (e.g., futures on aluminum, nickel, copper, zinc and lead which trade on the LME) will not be subject to the special tax rules discussed above. Since such futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such futures will only be recognized by the Fund when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the commodity futures held by the Fund which are Non-Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).

The Fund will also invest in and trade Cleared Swaps, the proper tax treatment of which may not be entirely free from doubt. Shareholders will be required to treat any such derivatives for U.S. federal income tax purposes in the same manner as they are treated by the Fund. The Fund’s investment in Cleared Swaps may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss, depending on the exact terms of the Cleared Swaps. In addition, the U.S. Treasury Department has issued proposed regulations that affect the timing and character of contingent non-periodic payments on notional principal contracts. If finalized in their current form, these regulations could affect the tax treatment of payments on Cleared Swaps treated as notional principal contracts. Potential Shareholders should consult their tax advisors regarding the U.S. federal income tax treatment of Cleared Swaps.

In addition to the futures and Cleared Swaps on the Index Commodities, the Fund may also invest in Alternative Financial Instruments as described above under the section “Investment Objective.” The

Fund’s investment in these Alternative Financial Instruments may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss, depending on the exact terms of the Alternative Financial Instruments. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Straddles and Mixed Straddle Account Elections

The tax consequences described above apply to single Section 1256 Contracts and single Non-Section 1256 Contracts. Those consequences may, however, be limited or modified if the positions are positions in a straddle.

The Code contains special rules which apply to straddles, defined generally as the holding of offsetting positions with respect to personal property. In general, certain investment positions will be treated as offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions.

If two (or more) positions constitute a straddle, recognition of a realized loss from one position must generally be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain and short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized.

If the Fund incurs any loss with respect to any identified position of an identified straddle, the Fund’s basis in the identified offsetting positions in such identified straddle shall be adjusted and such loss shall not otherwise be taken into account. An identified straddle is a straddle that is clearly identified as such on the Fund’s records not later than the day on which the straddle is acquired, is not part of a larger straddle and is one in which the value of each position (in the hands of the Fund immediately before the creation of such straddle) is not less than the basis of such position in the hands of the taxpayer at the time the straddle is created.

The Code allows a taxpayer to offset gains and losses from trading positions that are part of a mixed straddle. A mixed straddle is any straddle in which one or more but not all positions are Section 1256 Contracts. The Fund may elect to establish mixed straddle accounts with respect to certain activities to account for certain of its Section 1256 Contracts and certain of their Non-Section 1256 Contracts. The Regulations governing mixed straddle accounts require a daily marking-to-market of all positions and a daily (as well as annual) netting of gains and losses. Not more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss. In the event the Fund elects to establish certain of these mixed straddle accounts, a significant portion of its trading positions will be marked to market on a daily basis.

The extent to which the rules above would apply to straddles consisting of transactions by the Fund and transactions by a Shareholder in its individual capacity is unclear. The IRS could contend that positions held by the Fund and positions held by a Shareholder in its individual capacity should be aggregated and that such positions, when viewed in the aggregate, are a straddle. A prospective Shareholder should review the application of these rules to its individual tax situation, giving special consideration to the potential interaction between operations of the Fund and transactions entered into by a prospective Shareholder in its individual capacity.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under the sections “—Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “—Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse Section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss. The Managing Owner has discretion to determine which permitted method of allocation to use with respect to reverse Section 704(c) allocations.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the fair market value of the Shares, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a

Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming the Fund makes the election under Section 754 of the Code, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. For example, the Fund may apply a convention in which it deems the price paid by a Shareholder to be the lowest quoted trading price of the Shares during the month in which the purchase occurred, irrespective of the actual price paid. The use of such conventions may result in basis adjustments that do not reflect a Shareholder’s purchase price for its Shares, including less favorable basis adjustments to a Shareholder who paid more than the lowest quoted trading price of the Shares for the month in which the purchase occurred. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and its interest in the inside basis in the Fund’s assets.

Uniformity of Shares

Because the Fund cannot match transferors and transferees of Shares, the Fund will adopt tax accounting positions that may not conform with aspects of existing Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to Shareholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of Shares and could have a negative impact on the market price of Shares or result in audits of and adjustments to Shareholders’ tax returns. Investors in Shares should consult their tax advisors regarding an investment in the Fund.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund, the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see the section “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see the section “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized

Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. Except to the extent Section 751(a) applies to treat any gain or loss as ordinary, the gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. If the Managing Owner determines that the Fund is an investor, the Fund will treat the management fees of the Fund as miscellaneous itemized deductions. If, however, the Managing Owner determines that the Fund is a trader, the Fund will treat the management fees as ordinary business deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund has not yet determined whether it will make a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from U.S. Treasury securities, short-

term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and any other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Declaration of Trust to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Reportable Transactions

Regulations require U.S. taxpayers to report certain types of transactions to the IRS. Under these Regulations, a U.S. Shareholder (i) who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds, or (ii) whose distributive share of any Fund loss under Section 165 of the Code exceeds such thresholds, would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement). The applicable loss threshold is $10 million is any single taxable year or $20 million in any combination of taxable years for corporations, and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. However, in the case of an individual or a trust, if the loss is with respect to certain foreign currency transactions, the reporting threshold is reduced to $50,000 in any taxable year. Shareholders should consult with their own tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Non-U.S. Shareholders

The Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the U.S. will not be considered to be engaged in a trade or business in the U.S. as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of U.S. Treasury securities will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. In a 2005 revenue ruling, the IRS clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS interpretation set forth in such ruling, however, does not adversely affect the Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. The Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares would not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The following discussion of the application of the New York State and New York City tax laws to the Fund and its Shareholders assumes full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents). The New York City Unincorporated Business Tax (“UBT”) is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” The Fund anticipates that it should not be subject to the UBT by reason of such “own account” exemption. However, qualification of the Fund for the “own account” exemption depends on the assets and sources of income of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. By reason of a similar “own account” exemption, it is also anticipated that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. There is presently some uncertainty as to whether any such exemption, including the exemption for a “portfolio investment partnership” as defined in the applicable rules, would apply. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

Backup withholding is required in certain circumstances on certain payments paid to non-corporate Shareholders that do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

HIRE Act

The Hiring Incentives to Restore Employment Act (the “HIRE Act”) will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of the HIRE Act on an investment in the Fund.

Medicare Tax

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See the section “Material U.S. Federal Income Tax Considerations — ‘Tax-Exempt Organizations’” at page 122. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of the Fund should be considered to be publicly-offered securities. First, the Shares are being sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares of the Fund will be freely tradeable on NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Fund and of each other. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Brokers, the Administrator, the Marketing Agent, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Purchaser

On [-], 2013, the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket). This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Fund’s operations. The Initial Purchaser proposes to offer to the public these 600,000 Shares at a per-share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net

Asset Value per Share and the supply of and demand for Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

The Fund will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will only act in such a capacity with respect to the initial Baskets of the Fund. The Initial Purchaser will create Shares of the initial Baskets at a price of $25 per Share. The price of $25 per Share has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception. In contrast, Authorized Participants will create Shares of each Basket at the Net Asset Value per Share. The Initial Purchaser’s activities will cease after it has fully transacted with respect to the initial Baskets of the Fund. No other Authorized Participants (except with respect to the Initial Purchaser, which is an Authorized Participant) will be involved with the purchase and sale of the initial Baskets of the Fund. Therefore, the Initial Purchaser’s activities will be distinct from those of an Authorized Participant.

Authorized Participants

The Fund will issue Shares in Baskets to Authorized Participants continuously as of 2:45 p.m. Eastern time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund. Baskets will be issued at the Net Asset Value of 40,000 Shares of the Fund as of the close of the NYSE Arca Core Trading Sessions or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may, from time-to-time, offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the market price of the Shares of the Fund on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. During the continuous offering period, Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, [            ] has executed a Participant Agreement.

Likelihood of Becoming a Statutory Underwriter

The Fund has issued the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Summary of Items of Value Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided

Selling Commission	Initial Purchaser	Shareholders	No greater than 1.00% of the price gross offering proceeds in offering and selling the Shares comprising the Initial Baskets.	Brokering purchases and sales of the Shares and creating and redeeming Shares of Initial Baskets.

Selling Commission	Authorized Participants	Shareholders	No greater than 1.00% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets.

Marketing Fee	ALPS Distributors, Inc.	Managing Owner	Approximately $50,000 per annum, plus any fees or disbursements incurred; not to exceed 0.25% of the gross offering proceeds.	Assisting the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Fund.

General

Investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

•	any breach by the Managing Owner of any provision of the Participant Agreement that relates to the Managing Owner;

•	any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the Participant Agreement;
•	any failure by the Managing Owner to comply with applicable laws; or

•

any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement as originally declared effective by the SEC or in any amendment, or in any Prospectus, or in any subsequent amendment or supplement, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated or necessary to make the statements in the applicable Registration Statement or Prospectus not misleading, except those statements in the applicable Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Registration Statement or such Prospectus.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by the Fund will not exceed 10% of the gross offering proceeds of such Shares.

The Initial Purchaser will not charge a commission of greater than 1% of the gross offering proceeds in offering and selling the Shares comprising the Initial Baskets.

The Authorized Participants will not charge a commission of greater than 1.00% (which represents a maximum of $6,250,000) of the gross offering proceeds of $625,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-170314 on which, 25,000,000 common units of beneficial interest were registered in respect of the Fund).

Pursuant to the Marketing Agent Agreement, the Marketing Agent will be paid out of the Management Fee of the Fund in an amount of approximately $50,000 per annum, plus any fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties on behalf of the Fund.

The payments to the Marketing Agent will not, in the aggregate, exceed 0.25% of the gross offering proceeds (or in an aggregate amount equal to $1,562,500, respectively, of the gross offering proceeds of $625,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-170314 on which, 25,000,000 common units of beneficial interest were registered in respect of the Fund). The Fund will advise the Marketing Agent if the payments described hereunder must be limited, when combined with selling commissions charged, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Fund’s Shares trade on NYSE Arca under the symbol “CCRV.”

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Fund or the Shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of STREAM Exchange Traded Trust and STREAM S&P Dynamic Roll Global Commodities Fund as of August 31, 2012 and for the period from June 1, 2012 (commencement of operations) to August 31, 2012, and the Statement of Financial Condition of STREAM Enhanced Volatility Fund as of August 31, 2012 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The STREAM Enhanced Volatility Fund has been renamed to the STREAM S&P Market Neutral Commodity Fund for purposes of this filing and all subsequently released financial statements are anticipated to bear such name.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust and the Trust on behalf of the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries. The exhibits may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish Shareholders with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.stream.bnpparibas.com. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former shareholder, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

[Remainder of page left blank intentionally.]

DEFINED TERMS

Term	Page
Administration Agreement	11
Administrator	11
Affiliated Liquidity Provider	95
Authorized Participants	i
backwardated	42, 56
Basket	i
BNP Affiliated Entities	i
BNP Paribas	191
CCRV	2, 44
CCRVIV	2, 44
CCRVNV	2, 44
business day	13
Cash Instruments	3
CBT	62
CEAct	5
CFTC	iii
Cleared-Swaps	7
Closing Levels Table	76
CME	62
CMX	62
Code	112
Commodity Broker	11
contangoed	42
creation order date	91
Custodian	11
Custody Agreement	11
daily limits	32, 54
Declaration of Trust	4
Designated Contract Expirations	10
Designated Contracts	41
DTC	13
DTC Participants	103
ERISA	124
Exchange Act	90
FINRA	90
Fund Portfolio	7, 43
Futures Exchanges	191
give-up fees	88
ICE Europe	36
ICE-UK	62

Term	Page
ICE-US	62
Index	i
Index Business Day	58
Index Commodities	52
Index Commodity Interests	7, 43
Index Methodology	10
Indirect Participants	103
Initial Purchaser	i
Inter-Series Limitation on Liability	97
IRS	113
KBT	62
Limit Price	67
LME	52
Management Fee	5
Managing Owner	i
Marketing Agent	12
Marketing Agent Agreement	12
Net Asset Value	13
Net Asset Value per Share	104
NFA	iii
NYM	62
NYSE Arca	i
Other Commodity Interests	7, 43
Participant Agreement	13
PBI Customer Agreement	107
pit brokerage fees	89
Prospectus	i
redemption order date	92
Reform Act	25
RICs	112
rolling	5
SEC	iii
Shareholders	4
Shares	i
SPDYALEP	2, 44
Substitute Contracts	7, 42
Transfer Agency and Service Agreement	11
Transfer Agent	11
Trust	i
Trustee	4

*	To be filed by amendment.

STREAM Exchange Traded Trust

STREAM S&P Market Neutral Commodity Fund

(previously STREAM Enhanced Volatility Fund)

STREAM S&P Dynamic Roll Global Commodities Fund

FINANCIAL STATEMENTS AS OF

November 30, 2012

* * * * * * *

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Financial Condition

	November 30, 2012	August 31, 2012
	(unaudited)

Assets
Equity in broker trading accounts:
Collateral, due from broker	$1,032,661	$402,501
Net unrealized appreciation (depreciation) on futures contracts	359,977	1,339,462

	1,392,638	1,741,963
Cash	208,712	132,989
U.S. treasury obligations (cost $16,696,995 and $15,597,188 as of November 30, 2012 and August 31, 2012, respectively)	16,697,513	15,597,203
Due from managing owner	-	58,494
Other assets	833	3,326

Total assets	$18,299,696	$17,533,975

Liabilities and shareholders’ equity
Other liabilities	226,458	193,837
Due to managing owner	87,857	-

Total liabilities	314,315	193,837

Shareholders’ equity
Paid in capital - 644,000 and 604,000 redeemable shares issued and outstanding as of November 30, 2012 and August 31, 2012, respectively	16,216,104	15,100,000
Accumulated earnings	1,769,277	2,240,138

Total shareholders’ equity	17,985,381	17,340,138

Total liabilities and shareholders’ equity	$18,299,696	$17,533,975

Net asset value per share	$27.93	$28.71

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Schedule of Investments (unaudited)

November 30, 2012

Description	Percentage of Net Assets	Fair Value	Face Value
U.S. Treasury Obligations
U.S. Treasury Bill, 0.09% due January 10, 2013	5.01%	$899,964	$900,000
U.S. Treasury Bill, 0.10% due February 14, 2013	2.22	399,951	400,000
U.S. Treasury Bill, 0.08% due February 21, 2013	85.61	15,397,598	15,400,000

Total U.S. Treasury Obligations (cost $16,696,995)	92.84%	$16,697,513	$16,700,000

Description	Percentage of Net Assets	Fair Value	Notional Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Brent Crude Oil (30 contracts, settlement date January 2013)	.56%	$101,260	$3,307,500
Cattle Feeder (1 contract, settlement date January 2013)	(.01)	(2,575)	72,812
Cocoa (2 contracts, settlement date March 2013)	— (1)	710	49,960
Coffee (2 contracts, settlement date May 2013)	(.02)	(3,712)	115,125
Copper (3 contracts, settlement date December 2014)	.22	40,544	602,475
Corn (26 contracts, settlement date December 2013)	(.06)	(11,613)	826,150
Cotton (5 contracts, settlement date March 2013)	.04	6,480	184,775
Gas Oil (16 contracts, settlement date March 2013)	.06	10,825	1,517,600
Gasoline (8 contracts, settlement date December 2012)	.19	34,066	917,381
Gold (3 contracts, settlement date June 2013)	(.02)	(4,060)	515,070
Heating Oil (7 contracts, settlement date March 2013)	(.15)	(27,237)	892,966
Lean Hogs (8 contracts, settlement date April 2013)	.01	2,700	293,680
Light, Sweet Crude Oil (59 contracts, settlement date November 2015)	.29	51,770	5,212,060
Live Cattle (10 contracts, settlement date February 2013)	.02	4,240	521,600
Natural Gas (13 contracts, settlement date February 2013)	.04	7,600	464,490
Primary Aluminum (8 contracts, settlement date January 2013)	.17	30,325	416,650
Primary Nickel (1 contract, settlement date March 2013)	(.01)	(1,848)	106,008
Refined Pig Lead (1 contract, settlement date January 2013)	.01	2,350	56,250
Silver (1 contract, settlement date December 2013)	.14	25,645	167,260
Soybean (7 contracts, settlement date November 2013)	(.06)	(10,313)	456,575
Sugar (13 contracts, settlement date June 2013)	(.09)	(15,781)	282,610
Wheat (CBT) (16 contracts, settlement date July 2013)	.65	116,413	696,400
Wheat (KCB) (4 contracts, settlement date July 2013)	.01	1,050	184,400
Zinc (2 contracts, settlement date April 2013)	.01	1,138	103,075

Net Unrealized Appreciation/(Depreciation) on Futures Contracts	2.00%	$359,977	$17,962,872

(1)	Less than .005%

See accompanying notes to financial statements

136

STREAM S&P Dynamic Roll Global Commodities Fund

Schedule of Investments

August 31, 2012

Description	Percentage of Net Assets	Fair Value	Face Value
U.S. Treasury Obligations
U.S. Treasury Bill, 0.08% due October 11, 2012	2.88%	$499,960	$500,000
U.S. Treasury Bill, 0.08% due October 18, 2012	3.46	599,945	600,000
U.S. Treasury Bill, 0.10% due November 15, 2012	5.77	999,850	1,000,000
U.S. Treasury Bill, 0.08% due November 23, 2012	77.84	13,497,448	13,500,000

Total U.S. Treasury Obligations (cost $15,597,188)	89.95%	$15,597,203	$15,600,000

Description	Percentage of Net Assets	Fair Value	Notional Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Brent Crude Oil (28 contracts, settlement date October 2012)	.61%	$105,200	$3,193,400
Cattle Feeder (1 contract, settlement date October 2012)	(.01)	(1,563)	73,338
Cocoa (2 contracts, settlement date March 2013)	.02	3,090	52,340
Coffee (2 contracts, settlement date December 2012)	(.03)	(5,044)	123,563
Copper (3 contracts, settlement date December 2014)	.04	7,731	569,662
Corn (24 contracts, settlement date December 2013)	.03	5,813	780,000
Cotton (4 contracts, settlement date December 2012)	.11	19,340	154,520
Gas Oil (14 contracts, settlement date March 2013)	.24	41,100	1,355,550
Gasoline (7 contracts, settlement date September 2012)	.98	169,357	874,003
Gold (3 contracts, settlement date April 2013)	.11	18,420	507,540
Heating Oil (7 contracts, settlement date February 2013)	.64	111,535	920,102
Lean Hogs (7 contracts, settlement date October 2012)	(.14)	(24,570)	207,690
Light, Sweet Crude Oil (55 contracts, settlement date November 2013)	3.37	584,570	5,303,100
Live Cattle (9 contracts, settlement date December 2012)	.05	9,420	463,140
Natural Gas (12 contracts, settlement date February 2013)	(.10)	(16,740)	403,680
Primary Aluminum (7 contracts, settlement date January 2013)	-(1)	(94)	334,906
Primary Nickel (1 contract, settlement date October 2012)	(.01)	(1,200)	95,580
Refined Pig Lead (1 contract, settlement date December 2012)	.01	1,100	49,188
Silver (1 contract, settlement date December 2013)	.10	16,510	158,125
Soybean (6 contracts, settlement date November 2012)	.86	149,775	526,950
Sugar (12 contracts, settlement date September 2013)	(.02)	(3,651)	279,418
Wheat (CBT) (15 contracts, settlement date July 2013)	.62	107,588	643,312
Wheat (KCB) (4 contracts, settlement date December 2012)	.25	42,975	181,200
Zinc (1 contract, settlement date December 2012)	(.01)	(1,200)	46,125

Net Unrealized Appreciation/(Depreciation) on Futures Contracts	7.72%	$1,339,462	$17,296,432

(1)	Greater than (.005)%

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Operations (unaudited)

For the Three Months Ended November 30, 2012

Income
Interest income	$3,509

Expenses
Management fees	27,509
Professional fees	63,003
Broker commissions and fees	1,818
Other expenses	7,112

Total expenses	99,442
Expense reimbursement from managing owner	(63,766)

Net Expenses	35,676

Net Investment Loss	(32,167)

Realized and Net Change in Unrealized Gain (Loss) on U.S. Treasury Obligations and Futures Contracts
Realized Gain (Loss) on
U.S. treasury obligations	(4)
Futures contracts	540,292

Net Realized Gain	540,288

Net Change in Unrealized Gain (Loss) on
U.S. treasury obligations	503
Futures contracts	(979,485)

Net Change in Unrealized Loss	(978,982)

Net Realized and Net Change in Unrealized Loss on U.S. Treasury Obligations and Futures Contracts	(438,694)

Net Loss	$(470,861)

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Changes in Shareholders’ Equity (unaudited)

For the Three Months Ended November 30, 2012

	Shares	Paid in Capital	Accumulated Earnings (Deficit)	Total Shareholders’ Equity

Balance at August 31, 2012	604,000	$15,100,000	$2,240,138	$17,340,138
Creation of shares	40,000	1,116,104	—	1,116,104
Net loss:
Net investment loss	—	—	(32,167)	(32,167)
Net realized gain on U.S. treasury obligations and futures contracts	—	—	540,288	540,288
Net change in unrealized loss on U.S. treasury obligations and futures contracts	—	—	(978,982)	(978,982)

Net loss	—	—	(470,861)	(470,861)

Balance at November 30, 2012	644,000	$16,216,104	$1,769,277	$17,985,381

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Cash Flows (unaudited)

For the Three Months Ended November 30, 2012

Cash flow from operating activities:
Net Loss	$(470,861)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Purchases of U.S. treasury obligations	(17,296,512)
Maturities/Sales of U.S. treasury obligations	16,199,939
Net accretion of discount	(3,238)
Net realized gain on U.S. treasury obligations	4
Net change in unrealized depreciation (appreciation) on U.S. treasury obligations and futures contracts	978,982
Increase in collateral, due from broker	(630,160)
Decrease in other assets	2,493
Decrease in due from managing owner	58,494
Increase in due to managing owner	87,857
Increase in other liabilities	32,621

Net cash provided by (used for) operating activities	(1,040,381)

Cash flows from financing activities:
Proceeds from creation of shares	1,116,104

Net cash provided by financing activities	1,116,104

Net change in cash	75,723
Cash held at beginning of period	132,989

Cash held at end of period	$208,712

See accompanying notes to financial statements

STREAM Enhanced Volatility Fund

Statement of Financial Condition (unaudited)

November 30, 2012

	November 30, 2012	August 31, 2012
	(unaudited)
Assets

Cash	$100,000	$100,000

Total assets	$100,000	$100,000

Liabilities and shareholders’ equity

Shareholders’ equity - 4,000 redeemable shares issued and outstanding	$100,000	$100,000

Total shareholders’ equity	$100,000	$100,000

Total liabilities and shareholders’ equity	$100,000	$100,000

Net asset value per share	$25.00	$25.00

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Combined Statement of Financial Condition

November 30, 2012

	November 30, 2012	August 31, 2012
	(unaudited)
Assets
Equity in broker trading accounts:
Collateral, due from broker	$1,032,661	$402,501
Net unrealized appreciation (depreciation) on futures contracts	359,977	1,339,462

	1,392,638	1,741,963
Cash	308,712	232,989
U.S. treasury obligations (cost $16,696,995 and $15,597,188 as of November 30, 2012 and August 31, 2012, respectively)	16,697,513	15,597,203
Due from managing owner	-	58,494
Other assets	833	3,326

Total assets	$18,399,696	$17,633,975

Liabilities and shareholders’ equity
Other liabilities	226,458	193,837
Due to managing owner	87,857	-

Total liabilities	314,315	193,837

Shareholders’ equity
Paid in capital - 644,000 and 604,000 redeemable shares issued and outstanding as of November 30, 2012 and August 31, 2012, respectively	16,316,104	15,200,000
Accumulated earnings	1,769,277	2,240,138

Total shareholders’ equity	18,085,381	17,440,138

Total liabilities and shareholders’ equity	$18,399,696	$17,633,975

Shares Outstanding:

STREAM Enhanced Volatility Fund Series	4,000	4,000

STREAM S&P Dynamic Roll Global Commodities Fund Series	644,000	604,000

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Combined Statement of Operations (unaudited)

For the Three Months Ended November 30, 2012

Income
Interest income	$3,509

Expenses
Management fees	27,509
Professional fees	63,003
Broker commissions and fees	1,818
Other expenses	7,112

Total expenses	99,442
Expense reimbursement from managing owner	(63,766)

Net Expenses	35,676

Net Investment Loss	(32,167)

Realized and Net Change in Unrealized Gain (Loss) on U.S. Treasury Obligations and Futures Contracts
Realized Gain (Loss) on
U.S. treasury obligations	(4)
Futures contracts	540,292

Net Realized Gain	540,288

Net Change in Unrealized Gain (Loss) on
U.S. treasury obligations	503
Futures contracts	(979,485)

Net Change in Unrealized Loss	(978,982)

Net Realized and Net Change in Unrealized Loss on U.S. Treasury Obligations and Futures Contracts	(438,694)

Net Loss	$(470,861)

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Combined Statement of Changes in Shareholders’ Equity (unaudited)

For The Three Months Ended November 30, 2012

	Shares	Paid in Capital	Accumulated Earnings (Deficit)	Total Shareholders’ Equity

Balance at August 31, 2012	608,000	$15,200,000	$2,240,138	$17,440,138
Creation of shares	40,000	1,116,104	—	1,116,104
Net loss:
Net investment loss	—	—	(32,167)	(32,167)
Net realized gain on U.S. treasury obligations and futures contracts	—	—	540,288	540,288
Net change in unrealized loss on U.S. treasury obligations and futures contracts	—	—	(978,982)	(978,982)

Net loss	—	—	(470,861)	(470,861)

Balance at November 30, 2012	648,000	$16,316,104	$1,769,277	$18,085,381

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Statement of Cash Flows (unaudited)

For the Three Months Ended November 30, 2012

Cash flow from operating activities:
Net Loss	$(470,861)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Purchases of U.S. treasury obligations	(17,296,512)
Maturities/Sales of U.S. treasury obligations	16,199,939
Net accretion of discount	(3,238)
Net realized gain on U.S. treasury obligations	4
Net change in unrealized depreciation (appreciation) on U.S. treasury obligations and futures contracts	978,982
Increase in collateral, due from broker	(630,160)
Decrease in other assets	2,493
Decrease in due from managing owner	58,494
Increase in due to managing owner	87,857
Increase in other liabilities	32,621

Net cash provided by (used for) operating activities	(1,040,381)

Cash flows from financing activities:
Proceeds from creation of shares	1,116,104

Net cash provided by financing activities	1,116,104

Net change in cash	75,723
Cash held at beginning of period	232,989

Cash held at end of period	$308,712

See accompanying notes to financial statements

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

STREAM Exchange Traded Trust

Notes to Financial Statements (unaudited)

November 30, 2012

Note 1 – Organization and Operation

STREAM Exchange Traded Trust (the “Trust” or “SETT”) was formed as a Delaware statutory trust on April 30, 2010. The initial Certificate of Trust was in the name of WisdomTree-BNP Paribas L/S Commodities Trust and was subsequently changed to BNP Paribas L/S Commodities Trust on November 3, 2010, to BNP Paribas Exchange Traded Trust on May 13, 2011, and then to the abovementioned STREAM Exchange Traded Trust on April 5, 2012. On May 13, 2011, the Trust was also amended to become a series trust.

The Trust currently consists of two series, STREAM S&P Dynamic Roll Global Commodities Fund (“SDRG”) and STREAM Enhanced Volatility Fund (“SEVF” and together with the SDRG, the “Funds”). SDRG currently issues and SEVF plans to issue common units of beneficial interest (the “Shares”) which represent units of fractional undivided beneficial interest in and ownership of each Fund. Neither the Trust nor SDRG had operations prior to June 1, 2012, other than the matters relating to their formations. Both SDRG and SEVF were initially funded with $100,000 of equity contributions from BNP Paribas Securities Corp (“BNPPSC”), acting as agent for BNP Paribas Arbitrage SNC (“Arbitrage”) which is a related party, in exchange for 4,000 Shares of each fund on September 22, 2011.

SDRG issues Shares representing fractional undivided beneficial interests in SDRG. SDRG continuously offers Creation Baskets consisting of 40,000 Shares at their Net Asset Value (“NAV”) to “Authorized Participants” through ALPS Distributors, Inc., which is the distributor for SDRG (the “Marketing Agent”). Authorized Participants sell such Shares, which are listed on the New York Stock Exchange (“NYSE”) Arca under the symbol “BNPC,” to the public at per-Share offering prices that reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of SDRG at the time the Authorized Participant purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets. SDRG’s Shares trade in the secondary market on the NYSE Arca at prices that are lower or higher than their NAV per Share.

SDRG invests in exchange-traded futures on the commodities comprising the S&P GSCI Dynamic Roll Excess Return Index (the “Index”) with a view to tracking changes in the level of the Index, whether positive or negative, over time. The Index aims to reflect the return of an investment in a world production-weighted portfolio comprised of the principal physical commodities that are the subject of active, liquid futures markets.

SDRG is a commodity pool and commenced investment operations on June 1, 2012 and has a fiscal year ending on August 31 of each year. SEVF has not yet commenced investment operations. SDRG’s managing owner is BNP Paribas Quantitative Strategies, LLC (the “Managing Owner”). The Managing Owner is responsible for the management of SDRG. The Managing Owner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator and commodity trading advisor registered with the Commodity Futures Trading Commission (the “CFTC”) effective August 19, 2011 and June 11, 2012, respectively.

On June 1, 2012, SDRG’s initial registration of 25,000,000 Shares on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (“SEC”). SDRG also commenced investment operations on June 1, 2012 by purchasing Index commodity futures on the exchanges which they are traded. On June 4, 2012, SDRG issued 600,000 Shares to Arbitrage in exchange for $15,000,000 at SDRG’s initial NAV of $25 per share. On June 6, 2012, SDRG listed its Shares on the NYSE Arca under the ticker symbol “BNPC.”

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

At November 30, 2012, Arbitrage continued to be a majority shareholder and owned approximately 98% of the outstanding Shares of SRDG. If it decided to redeem, it would substantially impact SDRG’s ability to operate.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

Pursuant to rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), financial statements are presented for the Trust as a whole, as the SEC registrant, and for each Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable only against the assets of each Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of one Fund of the Trust include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchases of Shares in that Fund.

In our opinion, all adjustments, consisting solely of normal recurring adjustments, necessary in order to make the interim financial statements not misleading have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

Revenue Recognition

Commodity futures contracts are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the Statement of Financial Condition as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the Statement of Operations. Interest is earned on cash equivalents and deposits with the Futures Commission Merchants (“FCM”), BNP Paribas Prime Brokerage, Inc., a Delaware corporation (“PBI”) and BNP Paribas Commodity Futures Ltd. (“CFL”). Both PBI and CFL are affiliates of the Trust. SDRG earns interest on its assets denominated in U.S. dollars on deposit with the FCMs at a prevailing market rate. In addition, SDRG earns interest on funds held at the custodian, The Bank of New York Mellon (see Note 3), at prevailing market rates for such investments.

Interest income is recognized on an accrual basis when earned. Premiums and discounts are amortized or accreted over the life of the U.S. treasury obligations.

Brokerage Commissions

Brokerage commissions on commodity futures contracts are accrued as incurred.

Income Taxes

For tax purposes, SDRG will be treated as a partnership with a December 31 tax year. SDRG does not record a provision for income taxes because the partners report their share of SDRG’s income or loss on their income tax returns. The financial statements reflect SDRG’s transactions without adjustment, if any, required for income tax purposes.

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

In accordance with applicable accounting guidance, SDRG is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. SDRG files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. SDRG is subject to income tax examinations by major taxing authorities for all tax years since inception, although SDRG has not yet made any tax filings. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in SDRG recording a tax liability that reduces net assets. Based on its analysis, SDRG has determined that it has not incurred any liability for unrecognized tax benefits as of the date of these financial statements. However, SDRG’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.

SDRG recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of the date of these financial statements.

SDRG may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws. SDRG’s management does not expect that the total amount, if any, of unrecognized tax benefits will become material over the next twelve months.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets consisting of 40,000 Shares from SDRG. The amount of the proceeds required to purchase a Creation Basket will be equal to the net asset value of the Shares in the Creation Basket determined as of 4:00 p.m. New York time on the day the order to create the basket is properly received.

Authorized Participants may redeem Shares from SDRG only in blocks of 40,000 Shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Shares in the Redemption Basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

SDRG receives or pays the proceeds from Shares sold or redeemed on the business day after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in SDRG’s Statement of Financial Condition as receivable for Shares sold. Amounts payable to Authorized Participants upon redemption are reflected in SDRG’s Statement of Financial Condition as payable for Shares redeemed.

Cash Equivalents

Cash equivalents are highly-liquid investments with original maturity dates of three months or less at inception. SDRG reported its cash equivalents in the Statement of Financial Condition at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. SDRG has a substantial portion of its assets on deposit with banks. Assets deposited with a bank may, at times, exceed federally insured limits. SDRG held $16,697,513 and $15,597,203 in United States Treasury Bills with a maturity date of three months or less at November 30, 2012 and August 31, 2012 respectively.

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

Collateral, Due from/to Broker

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as SDRG’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within the required time, the broker may close out the trader’s position. With respect to SDRG’s trading, SDRG (and not its shareholders personally) is subject to margin calls.

Calculation of Net Asset Value

SDRG’s NAV is calculated by taking the current market value of its total assets and subtracting any liabilities. The administrator, the Bank of New York Mellon, calculates the NAV once each trading day. The NAV is calculated as of the close of the NYSE Arca Core Trading Session, or the last to close of the Futures Exchanges on which SDRG’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later. The NAV for a particular trading day is released after 4:15 p.m. New York time.

Management Fee and Allocation of Expenses

The Managing Owner is responsible for investing the assets of SDRG in accordance with the objectives and policies of SDRG. In addition, the Managing Owner arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to SDRG. For these services, SDRG is contractually obligated to pay a monthly management fee to the Managing Owner, based on average daily net assets, at a rate equal to 0.65% per annum. For the three months ended November 30, 2012, SDRG recorded $27,509 in management fees to the Managing Owner. SDRG pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. SDRG also pays the fees and expenses associated with SDRG’s tax accounting and reporting requirements. Certain aggregate expenses common to all funds managed by the Managing Owner are allocated to each fund based on activity drivers deemed most appropriate by the Managing Owner for such expenses. All asset-based fees and expenses are calculated on prior day’s net assets.

The Managing Owner has agreed to reimburse SDRG the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares) in excess of 0.15% per annum of SDRG’s NAV. For the three months ended November 30, 2012, SDRG recorded $63,766 in such reimbursements from the Managing Owner.

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

Fair Value - Definition and Hierarchy

In accordance with U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, SDRG uses various valuation approaches. In accordance with U.S. GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of SDRG. Unobservable inputs reflect SDRG’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that SDRG has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 securities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by SDRG in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, SDRG’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. SDRG uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many securities. This condition could cause a security to be reclassified to a lower level within the fair value hierarchy. For instance, when Corn Futures Contracts on the Chicago Board of Trade (“CBOT”) are not actively trading due to a “limit-up” or limit-down” condition, meaning that the change in the Corn Futures Contracts has exceeded the limits established, the Trust and SDRG will revert to alternative verifiable sources of valuation of its assets. When such a situation exists on a quarter close, the Managing Owner will calculate the NAV on a particular day using the Level 1 valuation, but will later recalculate the NAV based upon the valuation inputs from these alternative verifiable sources (Level 2 or Level 3) and will report such NAV in its applicable financial statements and reports.

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

SDRG records its derivative activities at fair value. Profits and losses from derivative contracts are included in the Statement of Operations. Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or the New York Mercantile Exchange (“NYMEX”), or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy. SDRG also trades futures contracts on the London Metals Exchange (LME). The valuation pricing for LME contracts is based on action of a committee that incorporates prices from the most liquid trading sessions of the day and can also rely on other inputs such as supply and demand factors and bid and asks from open outcry sessions. These are considered to be level 2 positions. Over-the-counter (OTC) derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy. United States Treasury Bills are valued using over the counter prices which are provided by reputable pricing services; such instruments are categorized within Level 2 of the fair value hierarchy.

Net Income (Loss) per Share

Net income (loss) per share is the difference between the NAV per share at the beginning of each period and at the end of each period. The weighted average number of Shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average Shares are equal to the number of Shares outstanding at the end of the period, adjusted proportionately for Shares created or redeemed based on the amount of time the Shares were outstanding during such period.

New Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”), which requires entities to provide enhanced disclosures about financial instruments and derivative instruments that either are presented on a net basis in the statement of financial condition or subject to an enforceable master netting arrangement or similar agreement including (i) a description of the rights of offset associated with relevant agreements and (ii) both net and gross information, including amounts of financial collateral, for relevant assets and liabilities. The purpose of the update is to enhance comparability between those companies that prepare their financial statements on the basis of U.S. GAAP and those that prepare their financial statements in accordance with IFRS and enables users of the financial statements to understand the effect or potential effect of the offsetting arrangements on the balance sheet. ASU 2011-11 is effective for fiscal years beginning on or after January 1, 2013, and for interim periods within those years. Disclosures are required retrospectively for all comparative periods presented in an entity’s financial statements. The Managing Owner is currently evaluating the impact on the financial statement disclosures for SDRG.

Note 3 – Service Providers and Related Party Agreements

The Managing Owner

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, was formed on April 30, 2010 and serves as Managing Owner of the Trust and SDRG. The Managing Owner will also manage SEVF. The Managing Owner is a subsidiary of Paribas North America, Inc., which is a subsidiary of BNP Paribas (“BNPP”). As a registered commodity pool operator of the Trust and SDRG, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act (the “CEAct”) and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of SDRG. Such executing brokers will give-up all such transactions to both PBI and CFL, serving as SDRG’s executing and clearing brokers, which are referred to as the Commodity Brokers. The Commodity Brokers are affiliates of the Managing Owner and are BNPP affiliated entities. In its capacity as executing and clearing brokers, the Commodity Brokers will execute and clear each of SDRG’s futures transactions and will perform certain administrative services for SDRG.

The Trustee

Under the Trust Agreement, Wilmington Trust Company, the trustee of SDRG (the “Trustee”) has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust and SDRG. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Administrator

The Bank of New York Mellon (the “Administrator”) has been appointed by the Managing Owner as the administrator, custodian and transfer agent of SDRG, and has entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the “Administration Agreement”) with the Managing Owner.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of SDRG (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details, and trading and related documents received from futures commission merchants.

The Marketing Agent

Through a marketing agreement between the Managing Owner and ALPS Distributors, Inc., the Managing Owner, on behalf of SDRG, has appointed ALPS Distributors, Inc. as a marketing agent. ALPS Distributors, Inc. assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding SDRG, primarily in the secondary trading market, which activities include, but are not limited to, communicating SDRG’s name, characteristics, uses, benefits, and risks, consistent with the prospectus. ALPS Distributors, Inc. will not open or maintain customer accounts or handle orders for SDRG. ALPS Distributors, Inc. engages in public seminars, road shows, conferences, media interviews, and distributes sales literature and other communications (including electronic media) regarding SDRG.

Licensor

Under the License Agreement between Standard & Poor’s Financial Services LLC (the “Licensor”) and the Managing Owner in its own capacity and in its capacity as managing owner of SDRG (SDRG and the Managing Owner, collectively, the “Licensees”), the Licensor granted to each Licensee a non-exclusive license to use the “Standard & Poor’s Financial Services LLC” trademark (the “Trademark”) anywhere in the world, solely in connection with the marketing and promotion of SDRG and to use or refer to the Trademark in connection with the issuance and trading of SDRG as necessary.

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

Note 4 – Fair Value Measurements

SDRG’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in SDRG’s significant accounting policies in Note 2. The following table presents information about SDRG’s assets and liabilities measured at fair value as of November 30, 2012:

	Level 1	Level 2	Level 3	Balance as of November 30, 2012
Assets:
U.S. Treasury obligations	$—	$16,697,513	$—	$16,697,513
Net unrealized appreciation on futures contracts	362,759	74,357	—	437,116

Total	$362,759	$16,771,870	$—	$17,134,629

	Level 1	Level 2	Level 3	Balance as of November 30, 2012
Liabilities:
Net unrealized depreciation on futures contracts	$75,291	$1,848	$—	$77,139

The following table presents information about SDRG’s assets and liabilities measured at fair value as of August 31, 2012:

	Level 1	Level 2	Level 3	Balance as of August 31, 2012
Assets:
U.S. Treasury obligations	$—	$15,597,203	$—	$15,597,203
Net unrealized appreciation on futures contracts	1,384,692	8,831	—	1,393,523

Total	$1,384,692	$15,606,034	$—	$16,990,726

	Level 1	Level 2	Level 3	Balance as of August 31, 2012
Liabilities:
Net unrealized depreciation on futures contracts	$51,567	$2,494	$—	$54,061

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

There were no transfers between any levels during the three months ended November 30, 2012 and August 31, 2012 respectively.

Note 5 – Derivative Instruments and Hedging Activities

In the normal course of business, SDRG utilizes derivative contracts in connection with its proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. SDRG’s derivative activities and exposure to derivative contracts are considered to have commodity price risk. During the three months ended November 30, 2012, SDRG had investments only in commodity futures contracts.

Futures Contracts

SDRG is subject to commodity price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a FCM. Subsequent payments (variation margin) are made or received by SDRG each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized profits or losses by SDRG. Futures contracts may reduce SDRG’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The CEAct requires a FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other equity deposited with a FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of a FCM’s insolvency, recovery may be limited to SDRG’s pro rata share of segregated customer funds available. It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following tables identify the fair value amounts of derivative instruments included in the Statement of Financial Condition as derivative contracts, categorized by primary underlying risk, at November 30, 2012 and August 31, 2012. Balances are presented on a gross basis, prior to the application of the impact of counterparty and collateral netting. The following tables also identify the net gain and loss amounts included in the Statement of Operations as realized and unrealized profits and losses on trading of commodity futures contracts, categorized by primary underlying risk, for the three months ended November 30, 2012.

The fair value of derivative instruments was as follows:

At November 30, 2012

Primary Underlying Risk	Asset derivatives	Liability derivatives	Net derivatives
Commodity price
Net unrealized appreciation/(depreciation) on futures contracts	$437,116	$(77,139)	$359,977

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

At August 31, 2012

Primary Underlying Risk	Asset derivatives	Liability derivatives	Net derivatives
Commodity price
Net unrealized appreciation/(depreciation) on futures contracts	$1,393,523	$(54,061)	$1,339,462

The following is a summary of realized and unrealized gains and losses of the derivative instruments utilized by SDRG:

For the period from September 1, 2012 to November 30, 2012

Primary Underlying Risk	Realized gain on derivative instruments	Net change in unrealized gain (loss) on derivative instruments
Commodity Price
Net unrealized appreciation/(depreciation) on futures contracts	$540,292	$(979,485)

Volume of Derivative Activities

The average notional amounts and number of contracts, categorized by primary underlying risk, were as follows:

For the period from September 1, 2012 to November 30, 2012

	Long exposure
Primary underlying risk	Notional amounts	Number of contracts
Commodity price
Net unrealized appreciation/(depreciation) on futures contracts	$17,279,006	233

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

Note 6 – Financial Highlights

The following table presents per share performance data and other supplemental financial data for the period from September 1, 2012 to November 30, 2012. This information has been derived from information presented in the financial statements.

Net asset value, beginning of period	$28.71
Net realized and change in unrealized gain (loss) from investments	(.73)
Net investment income (loss)	(.05)

Net increase (decrease) in net assets from operations	(.78)

Net asset value, end of period	$27.93
Market value per share, beginning of period	$28.72
Market value per share, end of period	$28.16 [1]

Ratios to Average Net Assets (Annualized)
Net investment income (loss)	(.76)%
Gross expenses	2.35%
Expense reimbursement	(1.51)%
Net expenses	.84%
Total Return, at net asset value	(2.72)%
Total Return, at market value	(1.95)%

[1]

This represents the closing price on November 30, 2012. If the average of the bid and ask as of the close of trading were used as of November 30, 2012 ($27.96), the total return would be a loss of 2.65%.

Total return is calculated based on the change in value during the period. An individual shareholder’s total return and ratios may vary from the above total returns and ratios based on the timing of purchase to redemption from SDRG. The ratios for the three months ended November 30, 2012, excluding non-recurring expenses, have been annualized.

The financial highlights per share data are calculated using the average of the daily Shares outstanding for the reporting period, which is inclusive of the last day of the period under report.

Note 7 – Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares of SDRG, including applicable SEC registration fees were borne directly by the Managing Owner. SDRG will not be obligated to reimburse the Managing Owner.

Note 8 – Financial Instrument Risk

In the normal course of its business, SDRG is a party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The financial instruments used by SDRG are commodity futures, whose values are based upon an underlying asset and generally represent future commitments that have a reasonable possibility of being settled in cash or through physical delivery. The financial instruments are traded on an exchange and are standardized contracts.

STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

Notes to Financial Statements

November 30, 2012

Market risk is the potential for changes in the value of the financial instruments traded by SDRG due to market changes, including fluctuations in commodity prices. In entering into these futures contracts, there exists a market risk that such futures contracts may be significantly influenced by adverse conditions, resulting in such futures contracts being less valuable. If the markets should move against all of the futures contracts at the same time, SDRG could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of an exchange clearinghouse to perform according to the terms of the futures contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. SDRG’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the futures contract or notional amounts of the instruments.

SDRG has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind, other than agreements entered into in the normal course of business noted above.

Note 9 – Commitments and Contingencies

The Managing Owner, either in its own capacity or in its capacity as the Managing Owner on behalf of SDRG, has entered into various service agreements that contain a variety of representations, or provide indemnification provisions related to certain risks service providers undertake in performing services which are in the best interest of SDRG. During the three months ended November 30, 2012 no claims were received by SDRG and it is therefore not possible to estimate SDRG’s potential future exposure under such indemnification provisions.

Note 10 – Subsequent Events

The Managing Owner evaluates subsequent events through the date when financial statements are filed with the SEC. This evaluation did not result in any subsequent changes that necessitated disclosure and/or adjustments.

*******

STREAM Exchange Traded Trust

STREAM S&P Market Neutral Commodity Fund

(previously STREAM Enhanced Volatility Fund)

STREAM S&P Dynamic Roll Global Commodities Fund

FINANCIAL STATEMENTS AS OF

August 31, 2012

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

* * * * * * *

Report of Independent Registered Public Accounting Firm

To the Board of Managers of BNP Paribas Quantitative Strategies, LLC and the Shareholders of STREAM Exchange Traded Trust:

In our opinion, the accompanying individual and combined statements of financial condition of STREAM S&P Dynamic Roll Global Commodities Fund (including its schedule of investments), STREAM Enhanced Volatility Fund and STREAM Exchange Traded Trust (the “Trust”), and the related individual and combined statements of operations, of changes in shareholders’ equity and of cash flows of STREAM S&P Dynamic Roll Global Commodities Fund and the Trust, present fairly, in all material respects, the financial position of each respective entity at August 31, 2012, and the results of each of their relevant operations, changes in shareholders’ equity and cash flows for the period from June 1, 2012 (commencement of operations) to August 31, 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, NY

November 28, 2012

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Financial Condition

August 31, 2012

2012
Assets
Equity in broker trading accounts:
Collateral, due from broker	$402,501
Net unrealized appreciation (depreciation) on futures contracts	1,339,462

1,741,963
Cash	132,989
U.S. treasury obligations (cost $15,597,188)	15,597,203
Due from managing owner	58,494
Other assets	3,326

Total assets	$17,533,975

Liabilities and shareholders’ equity
Other liabilities	193,837

Total liabilities	193,837

Shareholders’ equity
Paid in capital - 604,000 redeemable shares issued and outstanding	15,100,000
Accumulated earnings	2,240,138

Total shareholders’ equity	17,340,138

Total liabilities and shareholders’ equity	$17,533,975

Net asset value per share	$28.71

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Schedule of Investments

August 31, 2012

Description	Percentage of Net Assets	Fair Value	Face Value
U.S. Treasury Obligations
U.S. Treasury Bill, 0.08% due October 11, 2012	2.88%	$499,960	$500,000
U.S. Treasury Bill, 0.08% due October 18, 2012	3.46	599,945	600,000
U.S. Treasury Bill, 0.10% due November 15, 2012	5.77	999,850	1,000,000
U.S. Treasury Bill, 0.08% due November 23, 2012	77.84	13,497,448	13,500,000

Total U.S. Treasury Obligations (cost $15,597,188)	89.95%	$15,597,203	$15,600,000

Description	Percentage of Net Assets	Fair Value	Notional Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Brent Crude Oil (28 contracts, settlement date October 2012)	.61%	$105,200	$3,193,400
Cattle Feeder (1 contract, settlement date October 2012)	(.01)	(1,563)	73,338
Cocoa (2 contracts, settlement date March 2013)	.02	3,090	52,340
Coffee (2 contracts, settlement date December 2012)	(.03)	(5,044)	123,563
Copper (3 contracts, settlement date December 2014)	.04	7,731	569,662
Corn (24 contracts, settlement date December 2013)	.03	5,813	780,000
Cotton (4 contracts, settlement date December 2012)	.11	19,340	154,520
Gas Oil (14 contracts, settlement date March 2013)	.24	41,100	1,355,550
Gasoline (7 contracts, settlement date September 2012)	.98	169,357	874,003
Gold (3 contracts, settlement date April 2013)	.11	18,420	507,540
Heating Oil (7 contracts, settlement date February 2013)	.64	111,535	920,102
Lean Hogs (7 contracts, settlement date October 2012)	(.14)	(24,570)	207,690
Light, Sweet Crude Oil (55 contracts, settlement date November 2013)	3.37	584,570	5,303,100
Live Cattle (9 contracts, settlement date December 2012)	.05	9,420	463,140
Natural Gas (12 contracts, settlement date February 2013)	(.10)	(16,740)	403,680
Primary Aluminum (7 contracts, settlement date January 2013)	— (1)	(94)	334,906
Primary Nickel (1 contract, settlement date October 2012)	(.01)	(1,200)	95,580
Refined Pig Lead (1 contract, settlement date December 2012)	.01	1,100	49,188
Silver (1 contract, settlement date December 2013)	.10	16,510	158,125
Soybean (6 contracts, settlement date November 2012)	.86	149,775	526,950
Sugar (12 contracts, settlement date September 2013)	(.02)	(3,651)	279,418
Wheat (CBT) (15 contracts, settlement date July 2013)	.62	107,588	643,312
Wheat (KCB) (4 contracts, settlement date December 2012)	.25	42,975	181,200
Zinc (1 contract, settlement date December 2012)	(.01)	(1,200)	46,125

Net Unrealized Appreciation/(Depreciation) on Futures Contracts	7.72%	$1,339,462	$17,296,432

(1)	Greater than (.005)%

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Operations

From the commencement of operations (June 1, 2012) through August 31, 2012

Income
Interest income	$2,054

Expenses
Management fees	24,947
Professional fees	187,902
Broker commissions and fees	3,780
Other expenses	8,319

Total expenses	224,948
Expense reimbursement from managing owner	(190,464)

Net Expenses	34,484

Net Investment Loss	(32,430)

Realized and Net Change in Unrealized Gain (Loss) on U.S. Treasury Obligations and Futures Contracts
Realized Gain (Loss) on
Futures contracts	933,091

Net Realized Gain	933,091

Net Change in Unrealized Gain (Loss) on
U.S. treasury obligations	15
Futures contracts	1,339,462

Net Change in Unrealized Gain	1,339,477

Net Realized and Net Change in Unrealized Gain on U.S. Treasury Obligations and Futures Contracts	2,272,568

Net Income	$2,240,138

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Changes in Shareholders’ Equity

From the commencement of operations (June 1, 2012) through August 31, 2012

	Shares	Paid in Capital	Accumulated Earnings (Deficit)	Total Shareholders’ Equity

Balance at June 1, 2012	4,000	$100,000	$—	$100,000
Creation of shares	600,000	15,000,000	—	15,000,000
Net income:
Net investment loss	—	—	(32,430)	(32,430)
Net realized gain on U.S. treasury obligations and futures contracts	—	—	933,091	933,091
Net change in unrealized gain on U.S. treasury obligations and futures contracts	—	—	1,339,477	1,339,477

Net income	—	—	2,240,138	2,240,138

Balance at August 31, 2012	604,000	$15,100,000	$2,240,138	$17,340,138

See accompanying notes to financial statements

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Cash Flows

From the commencement of operations (June 1, 2012) through August 31, 2012

Cash flow from operating activities:
Net Income	$2,240,138
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Purchases of U.S. treasury obligations	(29,095,260)
Maturities of U.S. treasury obligations	13,500,000
Net accretion of discount	(1,928)
Unrealized depreciation (appreciation) on U.S. treasury obligations and futures contracts	(1,339,477)
Increase in collateral, due from broker	(402,501)
Increase in other assets	(3,326)
Increase in due from managing owner	(58,494)
Increase in other liabilities	193,837

Net cash provided by (used for) operating activities	(14,967,011)

Cash flows from financing activities:
Proceeds from creation of shares	15,000,000

Net cash provided by financing activities	15,000,000

Net change in cash	32,989
Cash held at beginning of period	100,000

Cash held at end of period	$132,989

See accompanying notes to financial statements

STREAM Enhanced Volatility Fund

Statement of Financial Condition

August 31, 2012

2012
Assets

Cash	$100,000

Total assets	$100,000

Liabilities and shareholders’ equity

Shareholders’ equity - 4,000 redeemable shares issued and outstanding	$100,000

Total shareholders’ equity	$100,000

Total liabilities and shareholders’ equity	$100,000

Net asset value per share	$25.00

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Combined Statement of Financial Condition

August 31, 2012

2012
Assets
Equity in broker trading accounts:
Collateral, due from broker	$402,501
Net unrealized appreciation (depreciation) on futures contracts	1,339,462

1,741,963
Cash	232,989
U.S. treasury obligations (cost $15,597,188)	15,597,203
Due from managing owner	58,494
Other assets	3,326

Total assets	$17,633,975

Liabilities and shareholders’ equity
Other liabilities	193,837

Total liabilities	193,837

Shareholders’ equity
Paid in capital	15,200,000
Accumulated earnings	2,240,138

Total shareholders’ equity	17,440,138

Total liabilities and shareholders’ equity	$17,633,975

Shares outstanding
STREAM Enhanced Volatility Fund Series	4,000

STREAM S&P Dynamic Roll Global Commodities Fund Series	604,000

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Combined Statement of Operations

From the commencement of operations (June 1, 2012) through August 31, 2012

Income
Interest income	$2,054

Expenses
Management fees	24,947
Professional fees	187,902
Broker commissions and fees	3,780
Other expenses	8,319

Total expenses	224,948
Expense reimbursement from managing owner	(190,464)

Net Expenses	34,484

Net Investment Loss	(32,430)

Realized and Net Change in Unrealized Gain (Loss) on U.S. Treasury Obligations and Futures Contracts
Realized Gain (Loss) on
Futures contracts	933,091

Net Realized Gain	933,091

Net Change in Unrealized Gain (Loss) on
U.S. treasury obligations	15
Futures contracts	1,339,462

Net Change in Unrealized Gain	1,339,477

Net Realized and Net Change in Unrealized Gain on U.S. Treasury Obligations and Futures Contracts	2,272,568

Net Income	$2,240,138

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Combined Statement of Changes in Shareholders’ Equity

From the commencement of operations (June 1, 2012) through August 31, 2012

	Shares	Paid in Capital	Accumulated Earnings (Deficit)	Total Shareholders’ Equity

Balance at June 1, 2012	8,000	$200,000	$—	$200,000
Creation of shares	600,000	15,000,000	—	15,000,000
Net gain:
Net investment loss	—	—	(32,430)	(32,430)
Net realized gain on U.S. treasury obligations and futures contracts	—	—	933,091	933,091
Net change in unrealized gain on U.S. treasury obligations and futures contracts	—	—	1,339,477	1,339,477

Net income	—	—	2,240,138	2,240,138

Balance at August 31, 2012	608,000	$15,200,000	$2,240,138	$17,440,138

See accompanying notes to financial statements

STREAM Exchange Traded Trust

Combined Statement of Cash Flows

From the commencement of operations (June 1, 2012) through August 31, 2012

Cash flow from operating activities:
Net Income	$2,240,138
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Purchases of U.S. treasury obligations	(29,095,260)
Maturities of U.S. treasury obligations	13,500,000
Net accretion of discount	(1,928)
Unrealized depreciation (appreciation) on U.S. treasury obligations and futures contracts	(1,339,477)
Increase in collateral, due from broker	(402,501)
Increase in other assets	(3,326)
Increase in due from managing owner	(58,494)
Increase in other liabilities	193,837

Net cash provided by (used for) operating activities	(14,967,011)

Cash flows from financing activities:
Proceeds from creation of shares	15,000,000

Net cash provided by financing activities	15,000,000

Net change in cash	32,989
Cash held at beginning of period	200,000

Cash held at end of period	$232,989

See accompanying notes to financial statements

Notes to Financial Statements

August 31, 2012

Note 1 – Organization and Operation

STREAM Exchange Traded Trust (the “Trust” or “SETT”) was formed as a Delaware statutory trust on April 30, 2010. The initial Certificate of Trust was in the name of WisdomTree-BNP Paribas L/S Commodities Trust and was subsequently changed to BNP Paribas L/S Commodities Trust on November 3, 2010, to BNP Paribas Exchange Traded Trust on May 13, 2011, and then to the abovementioned STREAM Exchange Traded Trust on April 5, 2012. On May 13, 2011, the Trust was also amended to become a series trust.

The Trust currently consists of two series, STREAM S&P Dynamic Roll Global Commodities Fund (“SDRG”) and STREAM Enhanced Volatility Fund (“SEVF” and together with the SDRG, the “Funds”). SDRG currently issues and SEVF will issue common units of beneficial interest (the “Shares”) which represent units of fractional undivided beneficial interest in and ownership of each Fund. Neither the Trust nor SDRG had operations prior to June 1, 2012, other than the matters relating to their formations. Both SDRG and SEVF were initially funded with $100,000 of equity contributions from BNP Paribas Securities Corp (“BNPPSC”), acting as agent for BNP Paribas Arbitrage SNC (“Arbitrage”) which is a related party, in exchange for 4,000 Shares of each fund on September 22, 2011.

SDRG issues Shares representing fractional undivided beneficial interests in SDRG. SDRG continuously offers Creation Baskets consisting of 40,000 Shares at their Net Asset Value (“NAV”) to “Authorized Participants” through ALPS Distributors, Inc., which is the distributor for SDRG (the “Marketing Agent”). Authorized Participants sell such Shares, which are listed on the New York Stock Exchange (“NYSE”) Arca under the symbol “BNPC,” to the public at per-Share offering prices that reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of SDRG at the time the Authorized Participant purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets. SDRG’s Shares trade in the secondary market on the NYSE Arca at prices that are lower or higher than their NAV per Share.

SDRG invests in exchange-traded futures on the commodities comprising the S&P GSCI Dynamic Roll Excess Return Index (the “Index”) with a view to tracking changes in the level of the Index, whether positive or negative, over time. The Index aims to reflect the return of an investment in a world production-weighted portfolio comprised of the principal physical commodities that are the subject of active, liquid futures markets.

SDRG is a commodity pool which commenced investment operations on June 1, 2012 and has a fiscal year ending on August 31. SEVF has not yet commenced investment operations. SDRG’s managing owner is BNP Paribas Quantitative Strategies, LLC (the “Managing Owner”). The Managing Owner is responsible for the management of SDRG. The Managing Owner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator and commodity trading advisor registered with the Commodity Futures Trading Commission (the “CFTC”) effective August 19, 2011 and June 11, 2012, respectively.

On June 1, 2012, SDRG’s initial registration of 25,000,000 Shares on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (“SEC”). SDRG also commenced investment operations on June 1, 2012 by purchasing Index commodity futures on the exchanges which they are traded. On June 4, 2012, SDRG issued 600,000 Shares to Arbitrage in exchange for $15,000,000 at SDRG’s initial NAV of $25 per share. On June 6, 2012, SDRG listed its Shares on the NYSE Arca under the ticker symbol “BNPC.”

At August 31, 2012, Arbitrage, which is a related party, continued to be a majority shareholder and owned approximately 99% of the outstanding Shares. If it decided to redeem, it would substantially impact SDRG’s ability to operate.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

Pursuant to rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), audited financial statements are presented for the Trust as a whole, as the SEC registrant, and for each Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable only against the assets of each Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of one Fund of the Trust include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchases of Shares in that Fund.

Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

Revenue Recognition

Commodity futures contracts are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the Statement of Operations as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the Statement of Operations. Interest on cash equivalents and deposits with the Futures Commission Merchants (“FCM”), BNP Paribas Prime Brokerage, Inc. (“PBI”) and BNP Paribas Commodity Futures Ltd. (“CFL”), are recognized on the accrual basis. Both PBI and CFL are affiliates of the Trust. SDRG earns interest on its assets denominated in U.S. dollars on deposit with the FCMs at a prevailing market rate. In addition, SDRG earns interest on funds held at the custodian, The Bank of New York Mellon (see Note 3), at prevailing market rates for such investments.

Interest income is recognized on an accrual basis when earned. Premiums and discounts are amortized or accreted over the life of the U.S. treasury obligations.

Brokerage Commissions

Brokerage commissions on commodity futures contracts are accrued as incurred.

Income Taxes

For tax purposes, SDRG will be treated as a partnership with a December 31 tax year. SDRG does not record a provision for income taxes because the partners report their share of SDRG’s income or loss on their income tax returns. The financial statements reflect SDRG’s transactions without adjustment, if any, required for income tax purposes.

In accordance with applicable accounting guidance, SDRG is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. SDRG files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. SDRG is subject to income tax examinations by major taxing authorities for all tax years since inception, although SDRG has not yet made any tax filings. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in SDRG recording a tax liability that reduces net assets. Based on its analysis, SDRG has determined that it has not incurred any liability for unrecognized tax benefits as of August 31, 2012. However, SDRG’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.

SDRG recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended August 31, 2012.

SDRG may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws. SDRG’s management does not expect that the total amount, if any, of unrecognized tax benefits will become material over the next twelve months.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets consisting of 40,000 Shares from SDRG. The amount of the proceeds required to purchase a Creation Basket will be equal to the net asset value of the Shares in the Creation Basket determined as of 4:00 p.m. New York time on the day the order to create the basket is properly received.

Authorized Participants may redeem Shares from SDRG only in blocks of 40,000 Shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Shares in the Redemption Basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

SDRG receives or pays the proceeds from Shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in SDRG’s Statement of Financial Condition as receivable for Shares sold. Amounts payable to Authorized Participants upon redemption are reflected in SDRG’s Statement of Financial Condition as payable for Shares redeemed.

Cash Equivalents

Cash equivalents are highly-liquid investments with original maturity dates of three months or less at inception. SDRG reported its cash equivalents in the Statement of Financial Condition at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. SDRG has a substantial portion of its assets on deposit with banks. Assets deposited with a bank may, at times, exceed federally insured limits. SDRG held $15,597,203 in United States Treasury Bills with a maturity date of three months or less at August 31, 2012.

Collateral, Due from/to Broker

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as SDRG’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within the required time, the broker may close out the trader’s position. With respect to SDRG’s trading, SDRG (and not its shareholders personally) is subject to margin calls.

Calculation of Net Asset Value

SDRG’s NAV is calculated by taking the current market value of its total assets and subtracting any liabilities.

The administrator, the Bank of New York Mellon, calculates the NAV of SDRG once each trading day. SDRG’s NAV is calculated as of the close of the NYSE Arca Core Trading Session, or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later. The NAV for a particular trading day is released after 4:15 p.m. New York time.

Management Fee and Allocation of Expenses

The Managing Owner is responsible for investing the assets of SDRG in accordance with the objectives and policies of SDRG. In addition, the Managing Owner arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to SDRG. For these services, SDRG is contractually obligated to pay a monthly management fee to the Managing Owner, based on average daily net assets, at a rate equal to 0.65% per annum. From the commencement of operations (June 1, 2012) through August 31, 2012, SDRG recorded $24,947 in management fees to the Managing Owner. SDRG pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. SDRG also pays the fees and expenses associated with SDRG’s tax accounting and reporting requirements. Certain aggregate expenses common to all funds managed by the Managing Owner are allocated to each fund based on activity drivers deemed most appropriate by the Managing Owner for such expenses. All asset-based fees and expenses are calculated on prior day’s net assets.

The Managing Owner has agreed to reimburse SDRG the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares) in excess of 0.15% per annum of SDRG’s NAV. From the commencement of operations (June 1, 2012) through August 31, 2012, SDRG recorded $190,464 in such reimbursements from the Managing Owner.

Fair Value – Definition and Hierarchy

In accordance with U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, SDRG uses various valuation approaches. In accordance with U.S. GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of SDRG. Unobservable inputs reflect SDRG’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that SDRG has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 securities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by SDRG in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, SDRG’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. SDRG uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many securities. This condition could cause a security to be reclassified to a lower level within the fair value hierarchy. For instance, when Corn Futures Contracts on the Chicago Board of Trade (“CBOT”) are not actively trading due to a “limit-up” or limit-down” condition, meaning that the change in the Corn Futures Contracts has exceeded the limits established, the Trust and SDRG will revert to alternative verifiable sources of valuation of its assets. When such a situation exists on a quarter close, the Managing Owner will calculate the NAV on a particular day using the Level 1 valuation, but will later recalculate the NAV for the impacted Fund based upon the valuation inputs from these alternative verifiable sources (Level 2 or Level 3) and will report such NAV in its applicable financial statements and reports.

SDRG records its derivative activities at fair value. Profits and losses from derivative contracts are included in the Statement of Operations. Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or the New York Mercantile Exchange (“NYMEX”), or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy. SDRG also trades futures contracts on the London Metals Exchange (LME). The valuation pricing for LME contracts is based on action of a committee that incorporates prices from the most liquid trading sessions of the day and can also rely on other inputs such as supply and demand factors and bid and asks from open outcry sessions. These are considered to be level 2 positions. OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

Net Income (Loss) per Share

Net income (loss) per share is the difference between the NAV per share at the beginning of each period and at the end of each period. The weighted average number of Shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average Shares are equal to the number of Shares outstanding at the end of the period, adjusted proportionately for Shares created or redeemed based on the amount of time the Shares were outstanding during such period.

New Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”), which requires entities to provide enhanced disclosures about financial instruments and derivative instruments that either are presented on a net basis in the statement of financial condition or subject to an enforceable master netting arrangement or similar agreement including (i) a description of the rights of offset associated with relevant agreements and (ii) both net and gross information, including amounts of financial collateral, for relevant assets and liabilities. The purpose of the update is to enhance comparability between those companies that prepare their financial statements on the basis of U.S. GAAP and those that prepare their financial statements in accordance with IFRS and enables users of the financial statements to understand the effect or potential effect of the offsetting arrangements on the balance sheet. ASU 2011-11 is effective for fiscal years beginning on or after January 1, 2013, and for interim periods within those years. Disclosures are required retrospectively for all comparative periods presented in an entity’s financial statements. The Managing Owner is currently evaluating the impact on the financial statement disclosures for SDRG.

Note 3 – Service Providers and Related Party Agreements

The Managing Owner

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, was formed on April 30, 2010 and serves as Managing Owner of the Trust and SDRG. The Managing Owner will also manage SEVF. The Managing Owner is a subsidiary of Paribas North America, Inc., which is a subsidiary of BNP Paribas. The Managing Owner has been registered as a commodity pool operator with the CFTC and has been a member of the NFA since July 27, 2010. The Managing Owner has been registered as a commodity trading advisor since June 11, 2012. During the period from April-July, 2010, the Managing Owner was engaged in fund structuring activities in connection with futures-based exchange traded funds. As a registered commodity pool operator of the Trust and SDRG, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act, which is referred to as the CEAct, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of SDRG. Such executing brokers will give-up all such transactions to both PBI, a Delaware corporation, and CFL, serving as SDRG’s executing and clearing brokers, which are referred to as the Commodity Brokers. The Commodity Brokers are affiliates of the Managing Owner and are BNPP affiliated entities. In its capacity as executing and clearing brokers, the Commodity Brokers will execute and clear each of SDRG’s futures transactions and will perform certain administrative services for SDRG.

The Trustee

Under the Trust Agreement, Wilmington Trust Company, the trustee of SDRG (the “Trustee”) has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust and SDRG. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Administrator

The Bank of New York Mellon (the “Administrator”) has been appointed by the Managing Owner as the administrator, custodian and transfer agent of SDRG, and has entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the “Administration Agreement”).

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of SDRG (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details, and trading and related documents received from futures commission merchants.

The Marketing Agent

Through a marketing agreement between the Managing Owner and ALPS Distributors, Inc., the Managing Owner, on behalf of SDRG, has appointed ALPS Distributors, Inc. as a marketing agent. ALPS Distributors, Inc. assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding SDRG, primarily in the secondary trading market, which activities include, but are not limited to, communicating SDRG’s name, characteristics, uses, benefits, and risks, consistent with the prospectus. ALPS Distributors, Inc. will not open or maintain customer accounts or handle orders for SDRG. ALPS Distributors, Inc. engages in public seminars, road shows, conferences, media interviews, and distributes sales literature and other communications (including electronic media) regarding SDRG.

Licensor

Under the License Agreement among Standard & Poor’s Financial Services LLC (the “Licensor”) and the Managing Owner in its own capacity and in its capacity as managing owner of SDRG (SDRG and the Managing Owner, collectively, the “Licensees”), the Licensor granted to each Licensee a non-exclusive license to use the “Standard & Poor’s Financial Services LLC” trademark (the “Trademark”) anywhere in the world, solely in connection with the marketing and promotion of SDRG and to use or refer to the Trademark in connection with the issuance and trading of SDRG as necessary.

Note 4 – Fair Value Measurements

SDRG’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in SDRG’s significant accounting policies in Note 2. The following table presents information about SDRG’s assets and liabilities measured at fair value as of August 31, 2012:

Assets:	Level 1	Level 2	Level 3	Balance as of August 31, 2012
U.S. Treasury obligations	$-	$15,597,203	$-	$15,597,203
Net unrealized appreciation on futures contracts	1,384,692	8,831	-	1,393,523

Total	$1,384,692	$15,606,034	$-	$16,990,726

Liabilities:	Level 1	Level 2	Level 3	Balance as of August 31, 2012
Net unrealized depreciation on futures contracts	$51,567	$2,494	$-	$54,061

There were no transfers between any levels during the period beginning from commencement of operations on June 1, 2012 to August 31, 2012.

Note 5 – Derivative Instruments and Hedging Activities

In the normal course of business, SDRG utilizes derivative contracts in connection with its proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. SDRG’s derivative activities and exposure to derivative contracts are considered to have commodity price risk. As of August 31, 2012, SDRG had investments only in commodity futures contracts.

Futures Contracts

SDRG is subject to commodity price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a FCM. Subsequent payments (variation margin) are made or received by SDRG each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized profits or losses by SDRG. Futures contracts may reduce SDRG’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The CEAct requires a FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other equity deposited with a FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of a FCM’s insolvency, recovery may be limited to SDRG’s pro rata share of segregated customer funds available. It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following tables identify the fair value amounts of derivative instruments included in the Statement of Financial Condition as derivative contracts, categorized by primary underlying risk, at August 31, 2012. Balances are presented on a gross basis, prior to the application of the impact of counterparty and collateral netting. The following tables also identify the net gain and loss amounts included in the Statement of Operations as realized and unrealized profits and losses on trading of commodity futures contracts, categorized by primary underlying risk, from the commencement of operations through August 31, 2012.

The fair value of derivative instruments was as follows:

At August 31, 2012

Primary Underlying Risk	Asset derivatives	Liability derivatives	Net derivatives
Commodity price
Net unrealized appreciation/(depreciation) on futures contracts	$1,393,523	$(54,061)	$1,339,462

The following is a summary of realized and unrealized gains and losses of the derivative instruments utilized by SDRG:

From the commencement of operations (June 1, 2012) through August 31, 2012

Primary Underlying Risk	Realized gain on derivative instruments	Net change in unrealized gain (loss) on derivative instruments
Commodity Price
Net unrealized appreciation/(depreciation) on futures contracts	$933,091	$1,339,462

Volume of Derivative Activities

The average notional amounts and number of contracts, categorized by primary underlying risk, were as follows:

At August 31, 2012

	Long exposure
Primary underlying risk	Notional amounts	Number of contracts
Commodity price
Net unrealized appreciation/(depreciation) on futures contracts	$16,441,162	225

Note 6 – Financial Highlights

The following table presents per share performance data and other supplemental financial data from the commencement of operations (June 1, 2012) through August 31, 2012. This information has been derived from information presented in the financial statements.

Per Share Operating Performance from the Commencement of Operations (June 1, 2012) through August 31, 2012

Net asset value, beginning of period	$25.00 [1]

Net realized and change in unrealized gain (loss) from investments	3.76
Net investment income (loss)	(.05)
Net increase (decrease) in net assets from operations	3.71

Net asset value, end of period	$28.71

Market value per share, beginning of period[1]	$25.00

Market value per share, end of period	$28.72

Ratios to Average Net Assets (Annualized)

Net investment income (loss)	(0.85)%
Gross expenses	5.88%

Expense reimbursement	(4.98)%
Net expenses	0.90%

Total Return, at net asset value	14.84%

Total Return, at market value (based on $25.00 beginning of period value per share)	14.88%

[1]

The beginning of period net asset value represents the price as of June 1, 2012. The initial price of Shares traded on June 6, 2012 was $25.44. The total return for the period from June 6, 2012 through August 31, 2012 was 12.89%.

Total return is calculated based on the change in value during the period. An individual shareholder’s total return and ratios may vary from the above total returns and ratios based on the timing of purchase to redemption from SDRG. The ratios from the commencement of operations (June 1, 2012) through August 31, 2012, excluding non-recurring expenses, have been annualized.

The financial highlights per share data are calculated using the average of the daily Shares outstanding for the reporting period, which is inclusive of the last day of the period under report. The asset-based per share data in the financial highlights are calculated using the prior day’s net assets consistent with the methodology used to calculate asset-based fees and expenses.

Note 7 – Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares of SDRG, including applicable SEC registration fees, were borne directly by the Managing Owner. SDRG will not be obligated to reimburse the Managing Owner.

Note 8 – Financial Instrument Risk

In the normal course of its business, SDRG is a party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The financial instruments used by SDRG are commodity futures, whose values are based upon an underlying asset and generally represent future commitments that have a reasonable possibility of being settled in cash or through physical delivery. The financial instruments are traded on an exchange and are standardized contracts.

Market risk is the potential for changes in the value of the financial instruments traded by SDRG due to market changes, including fluctuations in commodity prices. In entering into these futures contracts, there exists a market risk that such futures contracts may be significantly influenced by adverse conditions, resulting in such futures contracts being less valuable. If the markets should move against all of the futures contracts at the same time, SDRG could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of an exchange clearinghouse to perform according to the terms of the futures contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. SDRG’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the futures contract or notional amounts of the instruments.

SDRG has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind, other than agreements entered into in the normal course of business noted above.

Note 9 – Commitments and Contingencies

The Managing Owner, either in its own capacity or in its capacity as the Managing Owner and on behalf of SDRG, has entered into various service agreements that contain a variety of representations, or provide indemnification provisions related to certain risks service providers undertake in performing services which are in the best interest of SDRG. As of August 31, 2012, no claims had been received by SDRG and it was therefore not possible to estimate SDRG’s potential future exposure under such indemnification provisions.

Note 10 – Subsequent Events

The Managing Owner evaluates subsequent events through the date when financial statements are filed with the SEC. This evaluation did not result in any subsequent changes that necessitated disclosure and/or adjustments.

BNP Paribas Quantitative Strategies, LLC

FINANCIAL STATEMENTS*

*	To be filed by amendment.

* * * * * * *

BNP Paribas Quantitative Strategies, LLC

(An indirectly wholly owned subsidiary of BNP PARIBAS)

*	To be filed by amendment.

INDEPENDENT AUDITORS’ REPORT*

*	To be filed by amendment.

BNP Paribas Quantitative Strategies, LLC

(An indirectly wholly owned subsidiary of BNP PARIBAS)

Statement of Financial Position*

*	To be filed by amendment.

BNP Paribas Quantitative Strategies, LLC

(An indirectly wholly owned subsidiary of BNP PARIBAS)

Statement of Operations*

*	To be filed by amendment.

BNP Paribas Quantitative Strategies, LLC

(An indirectly wholly owned subsidiary of BNP PARIBAS)

Statement of Changes in Member’s Capital*

*	To be filed by amendment.

BNP Paribas Quantitative Strategies, LLC

(An indirectly wholly owned subsidiary of BNP PARIBAS)

Statement of Cash Flows*

*	To be filed by amendment.

BNP Paribas Quantitative Strategies, LLC

(An indirectly wholly owned subsidiary of BNP PARIBAS)

Notes to Financial Statements*

*	To be filed by amendment.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

STREAM EXCHANGE TRADED TRUST

STREAM S&P MARKET NEUTRAL COMMODITY FUND

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See the section “The Risks You Face” beginning at page 21 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

[-], 2013

BNP Paribas Quantitative Strategies, LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO BNP PARIBAS

BNP Paribas (together with its consolidated subsidiaries, the “Group”), a French incorporated company (société anonyme) is a European leader in banking and financial services. It has one of the largest international banking networks, a presence in over 80 countries and more than 200,000 employees, including 159,800 in Europe. BNP Paribas enjoys key positions in its three activities: Retail Banking, Corporate and Investment Banking and Investment Solutions. At December 31, 2009, the Group had consolidated assets of €2,057.7 billion and shareholders’ equity (Group share including income for the 2009 fiscal year) of €69,501 million.

BNP Paribas’ principal office is located at 16, boulevard des Italiens, 75009 Paris, France, and its telephone number is 33 1 40 14 45 46.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts trading on U.S. or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the U.S. has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See the section “The Risks You Face — (46) Trading On Commodity Exchanges Outside The U.S., Such As The London Metal Exchange And ICE Europe, Is Not Subject To U.S. Regulation. Shareholders Could Incur Substantial Losses From Trading On Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had The Fund’s Trading Been Limited To U.S. Markets.”

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. See the section “The Risks You Face — (5) Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits And Other Position Limitation Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The

Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.”

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See the section “The Risks You Face — (19) Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Fund And, In Turn, The Value Of Your Shares.”

Regulations

Futures exchanges in the U.S. are subject to regulation under the CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The Trust is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as PBI, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, retail foreign exchange dealers, and their respective associated persons and floor brokers. PBI and the Managing Owner are members of the NFA (the Trust is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Any protections that Shareholders may, or may not, have with respect to CFL is determined pursuant to the rules and regulations of the Financial Services Authority.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, for its own account, if any, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by STREAM S&P Market Neutral Commodity Fund (the “Fund”) and BNP Paribas Quantitative Strategies, LLC (the “Managing Owner”). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participants, the Commodity Brokers, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Fund.

P-1

[Page left blank intentionally]

Until [-], 2013 (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STREAM EXCHANGE TRADED TRUST

STREAM S&P MARKET NEUTRAL COMMODITY FUND

.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee*	$72,562.50
Financial Industry Regulatory Authority Filing Fee*	63,000
Printing Expenses	50,000
Fees of Certified Public Accountants	26,000
Fees of Counsel	200,000

Total	$411,562.50

*	Already paid in connection with the filing of the Registration Statement.

Item 14. Indemnification of Directors and Officers.

Section 4.7 of the Fourth Amended and Restated Declaration of Trust and Trust Agreement filed as an exhibit to this Registration Statement and, as amended from time-to-time (the “Declaration of Trust”), provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Declaration of Trust) shall be indemnified by the Trust (or, in furtherance of Section [3.7] of the Declaration of Trust, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust, and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Declaration of Trust on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Declaration of Trust) or Fund Estates. All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Declaration of Trust shall be from assets of the applicable Fund.

Item 15. Recent Sales of Unregistered Securities.

(a) Securities Sold.

Upon inception of STREAM S&P Market Neutral Commodity Fund (the “Fund”), 40 Units of the Fund were issued to BNP Paribas Quantitative Strategies, LLC in exchange for a capital contribution of $1,000 to the Fund funded by BNP Paribas Quantitative Strategies, LLC, an indirect wholly owned subsidiary of BNP Paribas.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*

4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger as to legality*

8.1	Form of Opinion of Sidley Austin LLP as to income tax matters*

10.1	Form of Customer Agreement*

10.2	Form of Fund Administration and Accounting Agreement*

10.3	Form of Global Custody Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Marketing Agent Agreement*

23.1	Form of Consent of Sidley Austin LLP

23.2	Form of Consent of Richards, Layton & Finger is included as part of Exhibit 5.1*

23.3	Form of Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1*

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement

23.5	Consent of [ ]*

*	To be filed by amendment.

(b) The following financial statements are included in the Prospectus:

STREAM EXCHANGE TRADED TRUST

STREAM S&P MARKET NEUTRAL COMMODITY FUND (PREVIOUSLY STREAM ENHANCED VOLATILITY FUND)

STREAM S&P DYNAMIC ROLL GLOBAL COMMODITIES FUND

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Financial Condition (unaudited)

Schedule of Investments (unaudited) November 30, 2012

Schedule of Investments August 31, 2012

Statement of Operations (unaudited) For the Three Months Ended November 30, 2012

Statement of Changes in Shareholders’ Equity (unaudited) For the Three Months Ended November 30, 2012

Statement of Cash Flows (unaudited) For the Three Months Ended November 30, 2012

STREAM Enhanced Volatility Fund

Statement of Financial Condition (unaudited)

STREAM Exchange Traded Trust

Combined Statement of Financial Condition (unaudited)

Combined Statement of Operations (unaudited) For the Three Months Ended November 30, 2012

Combined Statement of Changes in Shareholders’ Equity (unaudited) For The Three Months Ended November 30, 2012

Statement of Cash Flows (unaudited) For the Three Months Ended November 30, 2012

Notes to Financial Statements (unaudited) November 30, 2012

STREAM EXCHANGE TRADED TRUST

STREAM S&P MARKET NEUTRAL COMMODITY FUND (PREVIOUSLY STREAM ENHANCED VOLATILITY FUND)

STREAM S&P DYNAMIC ROLL GLOBAL COMMODITIES FUND

Report of Independent Registered Public Accounting Firm

STREAM S&P Dynamic Roll Global Commodities Fund

Statement of Financial Condition August 31, 2012

Schedule of Investments August 31, 2012

Statement of Operations From the commencement of operations (June 1, 2012) through August 31, 2012

Statement of Changes in Shareholders’ Equity From the commencement of operations (June 1, 2012) through August 31, 2012

Statement of Cash Flows From the commencement of operations (June 1, 2012) through August 31, 2012

STREAM Enhanced Volatility Fund

Statement of Financial Condition August 31, 2012

STREAM Exchange Traded Trust

Combined Statement of Financial Condition August 31, 2012

Combined Statement of Operations From the commencement of operations (June 1, 2012) through August 31, 2012

Combined Statement of Changes in Shareholders’ Equity From the commencement of operations (June 1, 2012) through August 31, 2012

Combined Statement of Cash Flows From the commencement of operations (June 1, 2012) through August 31, 2012

Notes to Financial Statements August 31, 2012

BNP Paribas Quantitative Strategies, LLC (An indirectly wholly owned subsidiary of BNP PARIBAS)*

Independent	Auditors’ Report*

Statement of Financial Position*

Statement of Operations*

Statement of Changes in Member’s Capital*

Statement	of Cash Flows*

Notes to Financial Statements*

*	To be filed by amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and STREAM S&P Market Neutral Commodity, a series of the Registrant, has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 13th day of March, 2013.

STREAM Exchange Traded Trust
STREAM S&P Market Neutral Commodity Fund, a series of STREAM Exchange Traded Trust

By:	BNP Paribas Quantitative Strategies, LLC
its Managing Owner

By:	/s/ Bruno d’Illiers
Name: Bruno d’Illiers
Title: Director

By:	/s/ M. Andrews Yeo
Name: M. Andrews Yeo
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and STREAM S&P Market Neutral Commodity Fund, a series of the Registrant, in the capacities and on the date indicated.

BNP Paribas Quantitative Strategies, LLC Managing Owner of the Registrant and STREAM S&P Market Neutral Commodity Fund, a series of STREAM Exchange Traded Trust

/s/ M. Andrews Yeo	Director
Name: M. Andrews Yeo	Chief Executive Officer (Principal Executive Officer)	March 13, 2013

/s/ George L. Parry	Chief Financial Officer
Name: George L. Parry	(Principal Financial Officer and Principal Accounting Officer)	March 13, 2013

(Being principal executive officer, the principal financial and accounting officer and all of the directors of the Board of Directors of BNP Paribas Quantitative Strategies, LLC)

BNP Paribas Quantitative Strategies, LLC, Managing Owner of the Registrant and STREAM S&P Market Neutral Commodity Fund, a series of STREAM Exchange Traded Trust

/s/ M. Andrews Yeo	Director
Name: M. Andrews Yeo	Chief Executive Officer (Principal Executive Officer)	March 13, 2013

/s/ George L. Parry	Chief Financial Officer
Name: George L. Parry	(Principal Financial Officer and Principal Accounting Officer)	March 13, 2013

/s/ Bruno d’Illiers
Name: Bruno d’Illiers	Director	March 13, 2013

/s/ Raphael Masgnaux
Name: Raphael Masgnaux	Director	March 13, 2013